SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SALEM COMMUNICATIONS CORPORATION
SALEM COMMUNICATIONS HOLDING CORPORATION

Additional C0-registrants are listed on the following page.
(Exact name of Registrant as specified in its charter)

Delaware Delaware (State or jurisdiction of incorporation or organization)	77-0121400 52-2253737 (I.R.S. Employer Identification No.)

4880 Santa Rosa Road
Suite 300
Camarillo, California 93012
(805) 987-0400
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Jonathan L. Block, Esq.
Salem Communications Corporation
Salem Communications Holding Corporation
4880 Santa Rosa Road
Suite 300
Camarillo, California 93012
(805) 987-0400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Thomas D. Magill, Esq.
Gibson, Dunn & Crutcher LLP
4 Park Plaza, Suite 1400
Irvine, California 92614
(949) 451-3800

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [   ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [   ]
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

(The Facing Page is continued
on the following page)

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities of Salem Holding Corporation	(2), (3)	(2)	(2)	see below

Preferred Stock of Salem Communications Corporation	(2), (4)	(2)	(2)	see below

Class A Common Stock of Salem Communications Corporation	(2), (5)	(2)	(2)	see below

Class A Common Stock of Salem Communications Corporation	(2), (6)	(7)	(7)	see below

Warrants of Salem Communications Corporation	(2), (8)	(2)	(2)	see below

Guarantees of the Debt Securities by direct and indirect subsidiaries of Salem Communications Holding Corporation and Salem Communications Corporation	(2)	(2)	(2)	see below

Total	$240,000,000(2)	(2)	$240,000,000(2)	$22,080(9)

(1)     Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)     In no event will the aggregate maximum offering price of all securities issued, from time to time, pursuant to this Registration Statement exceed $240,000,000. The proposed maximum offering price per unit will be determined from time to time, by the Registrant or other selling security holders in connection with the sale by the Registrant or other selling security holders of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)     Subject to footnote (2), there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, for the account of the Registrant. If any debt securities are being issued at an original issue discount, then the offering price may be in such greater principal amount as shall result in the aggregate initial offering price not to exceed $240,000,000, less the dollar amount of any securities previously issued hereunder.

(4)     Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant's preferred stock as may be sold, from time to time, for the account the Registrant, including sales upon exercise of warrants.

(5)     Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant's Class A Common Stock as may be sold from time to time, by the Registrant, including shares of other classes or series of the Registrant's stock that may be issued upon reclassification of unissued, authorized stock of the Registrant. There is also being registered hereunder an indeterminate number of shares of the Registrant's Class A Common Stock, including shares of other classes or series of the Registrant's stock that may be issued upon reclassification of unissued, authorized stock of the Registrant, as shall be issuable upon conversion of the preferred stock or debt securities or exercise of warrants registered hereby.

(6)     Subject to footnote (2), there is being registered hereunder 1,250,000 shares of the Registrant's Class A Common Stock that may be sold from time to time by the selling security holders.

(7)     The offering price of the shares of Class A Common Stock to be sold from time to time by the selling security holders and the applicable registration fee were computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Registrant's Class A Common Stock on April 17, 2002. The maximum aggregate offering price listed is for fee computation purposes only and does not reflect the actual sale price of the shares registered.

(8)     Subject to footnote (2), there is being registered hereunder an indeterminate number of warrants representing rights to purchase shares of preferred stock or Class A Common Stock of the Registrant, including shares of other classes or series of the Registrant's stock that may be issued upon reclassification of unissued, authorized stock of the Registrant registered pursuant to this Registration Statement.

(9)     Pursuant to rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

     The following direct and indirect subsidiaries of the Registrant may guarantee certain of the debt securities and are co-registrants under this registration statement:

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number

ATEP Radio, Inc.	California	4832	77-0132973
Bison Media, Inc.	Colorado	4832	77-0434654
Caron Broadcasting, Inc.	Ohio	4832	77-0439370
CCM Communications, Inc.	Tennessee	2721	95-3394730
Common Ground Broadcasting, Inc.	Oregon	4832	93-1079989
Golden Gate Broadcasting Company, Inc.	California	4832	94-3082936
Inland Radio, Inc.	California	4832	77-0114987
Inspiration Media of Pennsylvania, L.P.	Pennsylvania	4832	52-2295353
Inspiration Media of Texas, LLC	Texas	4832	75-2615876
Inspiration Media, Inc.	Washington	4832	77-0132974
Kingdom Direct, Inc.	California	2761	77-0498022
New England Continental Media, Inc.	Massachusetts	4832	04-2625658
New Inspiration Broadcasting Company, Inc.	California	4832	95-3356921
OnePlace, LLC	Delaware	4899	52-2141739
Pennsylvania Media Associates, Inc.	Pennsylvania	4832	94-3134636
Radio 1210, Inc.	California	4832	77-0052616
Reach Satellite Network, Inc.	Tennessee	4832	62-1499223
Salem Communications Acquisition Corporation	Delaware	4832	52-2251145
Salem Media Corporation	New York	4832	95-3482072
Salem Media of Colorado, Inc.	Colorado	4832	84-1239646
Salem Media of Georgia, Inc.	Delaware	4832	52-2194729
Salem Media of Hawaii, Inc.	Delaware	4832	91-1973005
Salem Media of Illinois, LLC	Delaware	4832	52-2295222
Salem Media of Kentucky, Inc.	Kentucky	4832	61-1346985
Salem Media of New York, LLC	Delaware	4832	52-2293254
Salem Media of Ohio, Inc.	Ohio	4832	95-3690954
Salem Media of Oregon, Inc.	Oregon	4832	77-0114986
Salem Media of Pennsylvania, Inc.	Pennsylvania	4832	77-0237182
Salem Media of Texas, Inc.	Texas	4832	77-0379125
Salem Media of Virginia, Inc.	Virginia	4832	54-1927897
Salem Music Network, Inc.	Texas	4899	77-0434655
Salem Radio Network Incorporated	Delaware	4899	77-0305542
Salem Radio Operations-Pennsylvania, Inc.	Delaware	4832	52-2295223
Salem Radio Operations, LLC	Delaware	4832	77-0581097
Salem Radio Properties, Inc.	Delaware	6531	52-2194731
Salem Radio Representatives, Inc.	Texas	4899	77-0281576
SCA License Corporation	Delaware	4832	52-2255733
South Texas Broadcasting, Inc.	Texas	4832	77-0388924
SRN News Network, Inc.	Texas	4899	77-0426090
Vista Broadcasting, Inc.	California	4832	77-0389639

Subject to Completion, Dated April 19, 2002

PROSPECTUS

$240,000,000

SALEM COMMUNICATIONS CORPORATION
SALEM COMMUNICATIONS HOLDING CORPORATION

Debt Securities, Preferred Stock,
Class A Common Stock, and Warrants

     This prospectus provides a general description of the debt securities that may be offered from time to time by Salem Communications Holding Corporation and the preferred stock, Class A Common Stock and warrants that may be offered from time to time by Salem Communications Corporation. Salem Communications Holding Corporation is referred to throughout this prospectus as “Salem Holding” and Salem Communications Corporation is referred to as “Salem Communications”. Unless the context indicates otherwise, all references to “we,” “our,” “ours,” and “us” refer to Salem Communications and its consolidated subsidiaries, including Salem Holding. Each time Salem Holding or Salem Communications sells securities, it will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

     The aggregate initial offering price of all securities sold under this prospectus will not exceed $240,000,000. Of these securities, the selling security holders named in this prospectus may sell up to 1,250,000 shares of Salem Communications Class A Common Stock.

     Salem Communications Class A Common Stock is listed on the Nasdaq Stock Market's National Market under the symbol “SALM.”

     Investing in our securities involves a high degree of risk. See “Certain Factors Affecting Salem” contained in the “Business” section of our filings with the SEC and the applicable prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2002.

     Neither Salem Communications nor Salem Holdings has authorized anyone to give any information or make any representation about Salem Communications or Salem Holding that is different from or in addition to, that contained in this prospectus or in any of the materials that are incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement filed with the SEC using a “shelf” registration process. Under this shelf process, Salem Communications and Salem Holding, or under certain circumstances, selling security holders, may sell any combination of the securities described in this prospectus from time to time up to a total dollar amount of $240,000,000.

     The types of securities that may be offered and sold from time to time by this prospectus are:

•	debt securities of Salem Holding, which may include guarantees of the debt securities by some or all of Salem Holding's direct or indirect subsidiaries and by Salem Communications and its direct or indirect subsidiaries;
•	Salem Communications preferred stock;
•	Salem Communications Class A Common Stock; and
•	Salem Communications warrants entitling the holders to purchase Salem Communications Class A Common Stock, Salem Communications preferred stock or other securities.

      These securities may be sold either separately or in units. Salem Holding may issue debt securities convertible into other securities and Salem Communications may issue preferred stock that may be convertible into shares of Salem Communications Class A Common Stock or another series of preferred stock.

      The selling security holders named in this prospectus may sell up to 1,250,000 shares of Salem Communications Class A Common Stock.

      This prospectus provides a general description of the securities that may be offered by Salem Communications and Salem Holding. Each time securities are sold, a prospectus supplement will be delivered with this prospectus which will describe specific information about the offering and the terms of the particular securities offered. Each prospectus supplement will include the following information:

•	the type and amount of securities that Salem Communications, Salem Holding or any selling security holders propose to sell;
•	the initial public offering price of the securities;
•	the names of any underwriters or agents through or to which the securities are sold;
•	any compensation of those underwriters or agents; and
•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

      In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY

      We believe that we are the largest U.S. radio broadcasting company, measured by number of stations and audience coverage, providing programming targeted at audiences interested in religious and family issues. Our core business is the ownership and operation of radio stations in large metropolitan markets. We own and operate 82 radio stations, including 57 stations in 22 of the top 25 markets. This makes us the sixth largest operator measured by number of stations overall and the third largest operator measured by number of stations in the top 25 markets. In addition, management believes that we are the thirteenth largest radio broadcaster measured by net broadcasting revenues for the year ended December 31, 2001. We also own Salem Radio Network,® which we believe to be a leading developer, producer and syndicator of religious and family issues oriented talk, news and music programming with over 1,600 affiliated radio stations. In addition, we own complementary Internet and publishing businesses.

      Our business strategy is to expand and improve our national radio platform in order to deliver compelling content to audiences interested in religious and family issues. We primarily program our stations with our Christian teaching and talk format which is talk programming with religious and family themes. We also feature conservative news/talk and contemporary Christian music formats. Salem Radio Network® supports our strategy by enabling us to offer a variety of program content on our radio stations.

      Both our chief executive officer and our chairman are career radio broadcasters who have owned and operated radio stations for over 25 years. Our management team has successfully executed a strategy of identifying, acquiring and operating radio stations.

      We continue to seek new ways to expand and integrate our distribution and content capabilities. We have acquired magazine, Internet and software businesses that direct their content to persons with interests that are similar to those of our primary radio audience. We will continue to pursue acquisitions of new media and other businesses that serve our audience. We plan to use these businesses, together with our radio stations and network, to attract, grow and retain a larger audience and customer base.

      Our principal executive offices are located at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012, and our telephone number is (805) 987-0400.

Organizational Structure

      Salem Communications was formed in 1986 as a California corporation and was reincorporated in Delaware in 1999. Salem Holding was formed as a wholly-owned subsidiary of Salem Communications in May 2000. In May 2000, Salem Communications formed an additional wholly owned subsidiary, Salem Communications Acquisition Corporation, which has since acquired nine radio stations through its wholly-owned subsidiary SCA License Corporation. In August, 2000, Salem Communications assigned substantially all of its assets and liabilities (other than stock of Salem Holding and Salem Acquisition) to Salem Holding.

      On June 15, 2001, Salem Holding effected a dividend to Salem Communications of Salem Holding’s publishing and Internet business. This transaction was effected as a dividend of the capital stock and membership interests, respectively, of Salem Holding's wholly-owned subsidiaries CCM Communications, Inc. and OnePlace, LLC. As a result, CCM and OnePlace became direct subsidiaries of Salem Communications. CCM and OnePlace continue to be guarantors of borrowings under Salem Holding’s credit facility and of Salem Holding’s existing 9-l/2% notes and 9% notes. Salem Communications and all of its subsidiaries (other than Salem Holding) are guarantors of the borrowings under Salem Holding’s credit facility, Salem Holding’s existing 9-1/2% notes and 9% notes.

      The chart below sets forth our organizational structure.

USE OF PROCEEDS

      We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of additional radio stations, the repayment of existing indebtedness, or for any other purposes that may be described in an accompanying prospectus supplement. We will not receive any of the proceeds from the sale of Salem Communications Class A Common Stock by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended
	December 31,

	2001	2000	1999	1998	1997

Ratio of earnings to fixed charges	1.2x	1.9x	0.6x	0.9x	0.9x

     For purposes of calculating this ratio:

•	fixed charges consist of interest expense plus an allocation of a portion of rent expense representing interest; and
•	earnings consist of income (loss) before extraordinary items plus fixed charges.

DESCRIPTION OF DEBT SECURITIES

     Salem Holding may issue debt securities under one or more indentures between Salem Holding and a trustee that is qualified to act as such under the Trust Indenture Act. Salem Communications or any of its direct or indirect subsidiaries that guarantee the debt securities will also enter into the applicable indenture. The indentures may be amended or supplemented from time to time and are governed by the Trust Indenture Act. Unless otherwise stated in an accompanying prospectus supplement, the trustee under the indentures will be The Bank of New York.

      The following is a summary of the material provisions of each indenture. It does not restate the indentures entirely and is qualified by reference to the indentures. You are urged to read the indentures. The indentures are filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading “Where You Can Find More Information” at page 55. References below to an “indenture” are references to the applicable indenture under which a particular series of debt securities is issued. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

Terms of the 9% Senior Subordinated Notes

      You can find the definitions of certain terms used in this description under “Certain Definitions.” For purposes of this description, references to the “Notes” include the $150.0 Million in aggregate principal amount of 9% Senior Subordinated Notes due 2011 of Salem Holding issued under an indenture between Salem Holding, the Guarantors and The Bank of New York, as Trustee, dated as of June 25, 2001 (referred to in this description as the “Indenture”), and any additional Notes subsequently issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. If Salem Holding decides to issue additional Notes pursuant to the terms of the Indenture, a prospectus supplement relating to the additional Notes will state the price at which the additional Notes will be offered.

      The following description is a summary of the material provision of the Indenture. It does not restate the Indenture in its entirety. You are urged to read the Indenture and the applicable prospectus supplement because they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture are available as set forth below under the heading “Where You Can Find More Information” at page 55. The defined terms used in this description but not defined below under the heading “Certain Definitions” have the meanings assigned to them in the Indenture. The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

     Brief Description of the Notes and the Guarantees

      The Indenture permits Salem Holding to issue Notes up to the maximum aggregate principal amount approved by Salem Holding. $150 million of 9% Senior Subordinated Notes were initially issued in a private transaction that was not subject to the registration requirements of the Securities Act. In accordance with the provisions of the Indenture and related documents, Salem Holding completed an exchange offer pursuant to which all of the Notes issued in the initial private transaction were exchanged for a like principal amount of substantially identical Notes registered under the Securities Act. Subject to the limitations set forth under “-Certain Covenants - Limitation on Indebtedness,” Salem Holding may issue additional Notes under the Indenture from time to time. The Notes and any additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture.

      The Notes will mature on July 1, 2011 and are unsecured senior subordinated obligations of Salem Holding. Each Note bears interest at the rate of 9% from the issue date or from the most recent interest payment date to which interest has been paid, payable semiannually on January 1 and July 1 each year, to the person in whose name the Note is registered at the close of business on the December 15 or June 15 next preceding such interest payment date. Payment of the Notes is fully and unconditionally guaranteed by the Guarantors, jointly and severally, on a senior subordinated basis. Salem Communications and all of its Subsidiaries (other than Salem Holding) on the date of the Indenture comprise the Guarantors. See “- Guarantees.”

      Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable (subject to compliance with transfer restrictions imposed by applicable securities laws) at the office or agency of Salem Holding maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of Salem Holding by check mailed to the person entitled thereto as shown on the security register. The notes have been registered and any additional Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Optional Redemption

      The Notes will be subject to redemption at any time on or after July 1, 2006, at the option of Salem Holding, in whole or in part, on not less than 30 nor more than 60 days' prior notice by first-class mail in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

Redemption
Year	Price

2006	104.500%
2007	103.000%
2008	101.500%
2009 and thereafter	100.000%

      in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

      In addition, at any time on or prior to July 1, 2004, Salem Holding may redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of a Public Equity Offering at a redemption price equal to 109% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date); provided that

(i)	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption, and

(ii)	such redemption must occur within 60 days of the date of the closing of such Public Equity Offering.

      If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

SINKING FUND

      There will be no sinking fund.

SUBORDINATION

      The payment of the principal of, premium, if any, and interest on, the Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness. The Notes will be senior subordinated indebtedness of Salem Holding ranking pari passu with all other existing and future senior subordinated indebtedness of Salem Holding and senior to all existing and future Subordinated Indebtedness of Salem Holding.

      During the continuance of any default in the payment of any Designated Senior Indebtedness, no payment (other than payments previously made pursuant to the provisions described under “- Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of Salem Holding of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of such Designated Senior Indebtedness.

      During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a “Non-payment Default”) and after the receipt by the Trustee from a representative of the holder of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under “- Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of Salem Holding of any kind or character (excluding certain permitted equity or subordinated securities) may be made by Salem Holding on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes for the period specified below (the “Payment Blockage Period”).

      The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of

(i)	the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated),

(ii)	the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Indebtedness or
(iii)	the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of any of the three foregoing events, Salem Holding shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”).

      Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days.

      No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

      If Salem Holding fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See “- Events of Default.”

      The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Salem Holding or to its creditors, as such, or its assets, or any liquidation, dissolution or other winding up of Salem Holding, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of Salem Holding, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes.

      By reason of such subordination, in the event of liquidation or insolvency, creditors of Salem Holding who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and Salem Holding may be unable to meet its obligations fully with respect to the Notes.

      Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu in right of payment with all existing and future senior subordinated indebtedness of such Guarantor and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Indebtedness evidenced by the Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees will be similarly blocked.

      “Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of Salem Holding (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or on a contingent basis, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Indebtedness” shall include:

(i)	the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of Salem Holding from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinated in right of payment to any other Indebtedness of Salem Holding, and

(ii)	Indebtedness under Interest Rate Agreements.

      Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(i)	Indebtedness evidenced by the Notes or the Existing Notes,

(ii)	Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of Salem Holding,

(iii)	Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to Salem Holding,

(iv)	Indebtedness which is represented by Disqualified Equity Interests,

(v)	any liability for foreign, federal, state, local or other taxes owed or owing by Salem Holding to the extent such liability constitutes Indebtedness,

(vi)	Indebtedness of Salem Holding to a Subsidiary or any other Affiliate of Salem Holding or any of such Affiliate’s subsidiaries,

(vii)	that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture (but, for purposes of this clause, no such Indebtedness shall be deemed to be issued in violation of the Indenture if the holders of such obligation or their representative shall have received an officers’ certificate of Salem Holding to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

(viii)	Indebtedness evidenced by a guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness and

(ix)	Indebtedness owed by Salem Holding for compensation to employees or for services rendered by employees.

      “Guarantor Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall include:

(i)	the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor and

(ii)	Indebtedness under Interest Rate Agreements.

      Notwithstanding the foregoing, “Guarantor Senior Indebtedness” shall not include

(i)	Indebtedness evidenced by the Guarantees or the Existing Notes Guarantees,

(ii)	Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of any Guarantor,

(iii)	Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor,

(iv)	Indebtedness which is represented by Disqualified Equity Interests,

(v)	any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness,

(vi)	Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of Salem Holding or any of such Affiliate’s subsidiaries,

(vii)	that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture (but, for purposes of this clause, no such Indebtedness shall be deemed to be issued in violation of the Indenture if the holders of such obligation or their representative shall have received an officers’ certificate of Salem Holding to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

(viii)	Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, and

(ix)	Indebtedness owed by any Guarantor for compensation to employees or for services rendered by employees.

      “Designated Senior Indebtedness” is defined as (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25.0 million at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by Salem Holding.

      As of December 31, 2001, on a pro forma basis, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes was $61.6 million, and the aggregate amount of Pari Passu Indebtedness of Salem Holding was $100.0 million. Salem Holding's and its Subsidiaries' ability to incur additional Indebtedness is restricted as set forth under “- Certain Covenants - Limitation on Indebtedness.” Any Indebtedness which can be incurred may constitute additional Senior Indebtedness or Guarantor Senior Indebtedness.

Guarantees

      The Guarantors will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the Notes. Such guarantees will be subordinated in right of payment to Guarantor Senior Indebtedness. See “- Subordination.” As of December 31, 2001, on a pro forma basis, the aggregate amount of Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees was $61.6 million, all of which constitutes outstanding indebtedness representing guarantees of Senior Indebtedness, and the aggregate amount of Pari Passu Indebtedness of the Guarantors was $100.0 million. In addition, under certain circumstances, Salem Holding and Parent are required to cause the execution and delivery of additional Guarantees by their Subsidiaries. A Guarantor shall be released from all of its obligations under its Guarantee under certain circumstances. See “- Certain Covenants - Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

      The Guarantors consist of Parent and all of Parent’s existing Subsidiaries (other than Salem Holding) on the date of the Indenture. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

      Parent and the Parent Subsidiary Guarantors will not be subject to any of the restrictive covenants contained in the Indenture other than those described under “- Certain Covenants - Limitation on Senior Subordinated Indebtedness,” “- Certain Covenants - Limitations on Issuances of Guarantees of and Pledges for Indebtedness” and “- Consolidation, Merger, Sale of Assets.”

Certain Covenants

      The Indenture will contain, among others, the following covenants:

      Limitation on Indebtedness. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Indebtedness), except that Salem Holding may incur Indebtedness and a Restricted Subsidiary Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of Salem Holding and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7.0 to 1 or less.

      The foregoing limitation will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

          (i)     Indebtedness of Salem Holding incurred pursuant to the Bank Credit Agreement in an aggregate principal amount which, when taken together with the amount of all Indebtedness incurred by Salem Holding pursuant to this clause (i) and then outstanding, does not exceed $75.0 million;

          (ii)     Indebtedness of Salem Holding pursuant to the Notes (other than additional Notes issued pursuant to the Indenture) and Indebtedness of any Restricted Subsidiary Guarantor pursuant to a Guarantee;

          (iii)     Indebtedness of any Restricted Subsidiary Guarantor consisting of a guarantee of Salem Holding’s Indebtedness under the Bank Credit Agreement;

          (iv)     Indebtedness of Salem Holding or any of its Restricted Subsidiaries outstanding on the date of the Indenture and listed on Schedule I thereto;

          (v)     Indebtedness of Salem Holding owing to a Restricted Subsidiary of Salem Holding, provided that any Indebtedness of Salem Holding owing to a Restricted Subsidiary of Salem Holding that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of Salem Holding’s obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary of Salem Holding or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

          (vi)     Indebtedness of a Wholly Owned Restricted Subsidiary of Salem Holding owing to Salem Holding or another Wholly Owned Restricted Subsidiary of Salem Holding; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary of Salem Holding that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee, if any, by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary’s obligations under its Guarantee; provided further that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary of Salem Holding, which has Indebtedness owing to Salem Holding or any other Wholly Owned Restricted Subsidiary of Salem Holding, ceases to be a Wholly Owned Restricted Subsidiary of Salem Holding shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

          (vii)     guarantees of any Restricted Subsidiary made in accordance with the provisions of “- Limitation on Issuances of Guarantees of and Pledges for Indebtedness”;

          (viii)     obligations of Salem Holding entered into in the ordinary course of business pursuant to Interest Rate Agreements in respect of Indebtedness of Salem Holding as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

          (ix)     any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing (except, in the case of Guarantees under clause (iii), which Guarantees do not exceed the aggregate principal amount of the Bank Credit Agreement) plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Salem Holding incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

          (x)     the guarantee by Salem Holding or any Restricted Subsidiary Guarantor of Indebtedness of Salem Holding or a Restricted Subsidiary of Salem Holding that was permitted to be incurred pursuant to another provision of this covenant; and

          (xi)     Indebtedness of Salem Holding in addition to that described in clauses (i) through (x) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $5.0 million.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Salem Holding shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

      Limitation on Restricted Payments. (a) Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i)      declare or pay any dividend on, or make any distribution to holders of, any of Salem Holding’s Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

          (ii)      purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of Salem Holding or any Affiliate thereof (except Equity Interests held by Salem Holding or any of its Wholly Owned Restricted Subsidiaries);

          (iii)      make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness of Salem Holding or such Restricted Subsidiary;

          (iv)      declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than Salem Holding or any of its Wholly Owned Restricted Subsidiaries);

          (v)      incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of Salem Holding); or

          (vi)      make any Investment in any Person (other than any Permitted Investments)

     (any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of Salem Holding, whose determination shall be conclusive and evidenced by a board resolution):

          (1)      no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of Salem Holding or its Restricted Subsidiaries; and

          (2)      the aggregate amount of all such Restricted Payments declared or made (x) by Parent after the date of the Existing Indenture to but not including the Succession Date (references to “Salem Holding” in the foregoing clauses (i) through (vi) being deemed to refer to Parent for purposes of calculating the amount of such payments declared or made during such period by Parent) and (y) by Salem Holding from and including the Succession Date, does not exceed the sum of:

               (A)     an amount equal to Cumulative Operating Cash Flow less 1.4 times Cumulative Consolidated Interest Expense and

               (B)     the aggregate amount of (x) Parent Equity Sale Proceeds plus (y) the aggregate amount of Net Cash Proceeds received by Salem Holding after the Succession Date from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below).

      (b)     Notwithstanding the foregoing, and in the case of clauses (ii) through (v) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (v) being referred to as “Permitted Payments”):

          (i)     the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of the preceding paragraph (a) and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the preceding paragraph (a);

          (ii)     any transaction with an officer or director of Salem Holding entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Salem Holding);

          (iii)     the repurchase, redemption, or other acquisition or retirement of any Equity Interests of Salem Holding in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege pursuant to which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of Salem Holding; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of the preceding paragraph (a);

          (iv)     any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of Salem Holding) of any Qualified Equity Interests of Salem Holding; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Equity Interests are excluded from clause (2)(B) of the preceding paragraph (a); and

          (v)     the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of Salem Holding, as the case may be; provided that any such new Indebtedness

               (1)     shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Salem Holding incurred in connection with such refinancing;

               (2)      has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes;

               (3)     has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and

                (4)     is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced.

      Limitation on Transactions with Affiliates. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Salem Holding (other than Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding) unless

(A)	such transaction or series of transactions is in writing on terms that are no less favorable to Salem Holding or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and

(B)	(a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million Salem Holding delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with the provisions of the immediately preceding bullet item and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of Salem Holding (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to Salem Holding or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

      Notwithstanding the foregoing, this provision will not apply to

          (1)     any transaction with an officer or director of Salem Holding entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Salem Holding),

          (2)     any transaction entered into by Salem Holding or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of Salem Holding,

          (3)     transactions in existence on the date of the Indenture and any renewal, replacement or extension thereof on substantially similar terms, and

          (4)     any Permitted Payment.

      Limitation on Senior Subordinated Indebtedness. Salem Holding and Parent will not, and will not permit any Restricted Subsidiary Guarantor or any Parent Subsidiary Guarantor, as the case may be, to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinated in right of payment, by contract or otherwise, to any Indebtedness of Salem Holding, Parent, or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor, or subordinated in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in the Indenture.

      Limitation on Liens. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

          (a)     any Lien existing as of the date of the Indenture;

          (b)      any Lien arising by reason of

                    (1)     any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                     (2)     taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith;

                    (3)     security for payment of workers’ compensation or other insurance;

                    (4)     good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money);

                    (5)     zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of Salem Holding or any of its Subsidiaries or the value of such property for the purpose of such business;

                    (6)     deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

                    (7)     certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of Salem Holding or any of its Subsidiaries; or

                    (8)     operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

               (c)     any Lien now or hereafter existing on property of Salem Holding or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of “- Limitation on Indebtedness” and provided that the provisions described under “- Limitation on Issuances of Guarantees of and Pledges for Indebtedness” are complied with;

               (d)     any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by Salem Holding or any of its Subsidiaries, in each case which Indebtedness is permitted under the provisions of “- Limitation on Indebtedness”; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by Salem Holding or its Subsidiaries;

               (e)     any Lien securing Permitted Subsidiary Indebtedness; and

               (f)     any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby.

      Limitation on Sale of Assets.

     (a)      Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless: (i) at least 80% of the consideration from such Asset Sale is received in cash, provided that (x) the amount of liabilities (excluding any contingent liabilities) assumed by the transferee or (y) any notes or other obligations received by Salem Holding or such Restricted Subsidiary and converted into cash within 90 days following the receipt thereof shall be deemed to be “cash,” and (ii) Salem Holding or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of Salem Holding and evidenced in a board resolution).

     (b)     If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or Salem Holding determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then Salem Holding may, within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Salem Holding or its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes “Excess Proceeds.”

      (c)      When the aggregate amount of Excess Proceeds equals $5.0 million or more, Salem Holding shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:

(1)	Salem Holding shall make an offer to purchase (an “Offer”) from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds (less any amounts used to pay reasonable fees and expenses connected with such Offer and any Pari Passu Offer) multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and

(2)	to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, Salem Holding shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds (less any amounts used to pay reasonable fees and expenses connected with such Offer and any Pari Passu Offer) over the Note Amount, provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

     The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture.

      To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), Salem Holding shall use such Deficiency in the business of Salem Holding and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

      (d)      Pending the final application of any Net Cash Proceeds, Salem Holding may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

      (e)      If Salem Holding becomes obligated to make an Offer as described above, the Notes shall be purchased by Salem Holding, at the option of the holder thereof, in whole or in part, in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

      (f)      Salem Holding shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Salem Holding shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      (g)      Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Indenture listed on a schedule thereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the Notes than those existing on the date of the Indenture or (ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of Salem Holding to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

      Limitation on Asset Swaps. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, engage in Asset Swaps, unless:

(a)	at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(b)	Salem Holding or such Restricted Subsidiary receives consideration at the time of such Asset Swap at least equal to the Fair Market Value of the properties or assets exchanged as determined in writing by a nationally recognized investment banking or appraisal firm.

      Limitation on Issuances of Guarantees of and Pledges for Indebtedness.

      (a)      Salem Holding will not permit any of its Restricted Subsidiaries, other than the Restricted Subsidiary Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of Salem Holding and will not, and will not permit any of its Restricted Subsidiaries to, pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries (other than the Restricted Subsidiary Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of Salem Holding under the Indenture.

      (b)      Salem Holding will not permit any of its Restricted Subsidiaries, other than the Restricted Subsidiary Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Salem Holding (other than guarantees in existence on the date of the Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that, if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

      (c)      Parent will not, and will not permit any of its Subsidiaries (other than Salem Holding and Salem Holding’s Restricted Subsidiaries, which shall be subject to the foregoing clauses (a) and (b)), other than the Parent Subsidiary Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Salem Holding (other than guarantees in existence on the date of the Indenture) unless Parent or such Subsidiary, as the case may be, simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

      (d)      Any Guarantee by any Restricted Subsidiary of Salem Holding or by any Parent Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

          (i)      any sale, exchange or transfer to any Person not an Affiliate of Parent, of all of Salem Holding’s or Parent’s direct or indirect Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary or such Parent Subsidiary Guarantor, as the case may be, which is in compliance with the Indenture or

          (ii)      the release by the holders of the Indebtedness of Salem Holding described in clauses (a), (b) and (c) above of their security interest or their guarantee by such Restricted Subsidiary of Salem Holding or by such Parent Subsidiary Guarantor, as the case may be, including any deemed release upon payment in full of all obligations under such Indebtedness, at a time when (A) no other Indebtedness of Salem Holding has been secured or guaranteed by such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be, also release their security interest in, or guarantee by, such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be (including any deemed release upon payment in full of all obligations under such Indebtedness.

      Restriction on Transfer of Assets. Salem Holding and the Restricted Subsidiary Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or property to any of Salem Holding’s Restricted Subsidiaries (other than any Restricted Subsidiary Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of:

(i)	$1.0 million for any sale, conveyance, transfer, leases or dispositions or series of related sales, conveyances, transfers, leases and dispositions and

(ii)	$5.0 million in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of Salem Holding shall not be considered “in the ordinary course of business”; provided that sales by Salem Holding of block program time and spot advertising time shall not be deemed not to be “in the ordinary course of business” solely because of the dollar volume of such sales.

      Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that Salem Holding purchase such holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in the Indenture.

      Within 30 days following any Change of Control, Salem Holding shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless Salem Holding defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

      If a Change of Control Offer is made, there can be no assurance that Salem Holding will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. See “Description of Existing Indebtedness - Credit Facility.” A Change of Control will also require Salem Holding to offer to repurchase the Existing Notes pursuant to the Existing Indenture. The failure of Salem Holding to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture which could, in turn, constitute a default under other Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes.

      The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and Salem

Holding elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

      The existence of a holder’s right to require Salem Holding to repurchase such holder’s Notes upon a Change of Control may deter a third party from acquiring Salem Holding in a transaction which constitutes a Change of Control.

      “Change of Control” means the occurrence of any of the following events:

          (i)     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of Salem Holding or Parent, provided that the Permitted Holders “beneficially own” (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Salem Holding or Parent, as the case may be;

          (ii)     during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Salem Holding or Parent (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of Salem Holding or Parent, as the case may be, was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

          (iii)     Salem Holding or Parent consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with Salem Holding or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is changed into or exchanged for cash, securities or other property, other than any such transaction in which the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Salem Holding or Parent, as the case may be) or in which (A) the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by Salem Holding as a Restricted Payment in accordance with the provisions described under “- Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions described under “- Limitation on Restricted Payments”) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction directly or indirectly, more than the greater of (1) 40% of the 110 total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or

          (iv)     Salem Holding or Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution other than (in the case of Salem Holding) in a transaction which complies with the provisions described under “- Consolidation, Merger, Sale of Assets.”

      “Permitted Holders” means as of the date of determination

          (i)     any of Stuart W. Epperson and Edward G. Atsinger III;

          (ii)     family members or the relatives of the Persons described in clause (i);

          (iii)     any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; or

          (iv)     in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Salem Holding.

      Salem Holding will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Salem Holding shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of Salem Holding to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

      Limitation on Subsidiary Equity Interests. Salem Holding will not permit any of its Restricted Subsidiaries to issue any Equity Interests, except for:

          (i)     Equity Interests issued to and held by Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding, and

          (ii)     Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary of Salem Holding, (B) such Person merges with or into a Restricted Subsidiary of Salem Holding or (C) a Restricted Subsidiary of Salem Holding merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

      Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Salem Holding to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to Salem Holding or a Restricted Subsidiary of Salem Holding, (iii) make any Investment in Salem Holding or a Restricted Subsidiary of Salem Holding or (iv) transfer any of its properties or assets to Salem Holding or any Restricted Subsidiary of Salem Holding; except

               (a)     any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture;

               (b)     any encumbrance or restriction, with respect to a Restricted Subsidiary of Salem Holding that is not a Subsidiary of Salem Holding on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of Salem Holding and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

               (c)     any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture;

               (d)     any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under “- Limitations on Sale of Assets” is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery;

               (e)     any such encumbrance or restriction consisting of customary contractual non-assignment provisions in a contract entered into in the ordinary course of business, to the extent such provisions restrict the transfer of rights, duties or obligations under such contract;

               (f)     in the case of clause (iv) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted to be incurred pursuant to the covenant “Limitation on Indebtedness” to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

               (g)     any restriction imposed by applicable law.

     Limitation on Unrestricted Subsidiaries. Salem Holding will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the “Limitation on Restricted Payments” covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant:

               (i)     will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by Salem Holding and

               (ii)     may be made in cash or property.

     Provision of Financial Statements. The Indenture will provide that, whether or not Salem Holding is subject to Section 13(a) or 15(d) of the Exchange Act, Salem Holding will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Salem Holding would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if Salem Holding were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Salem Holding would have been required so to file such documents if Salem Holding were so subject. Salem Holding will be deemed to have satisfied such requirements if Parent files and provides reports, documents and information of the types otherwise so required within the applicable time periods and Salem Holding is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by Parent as long as Parent’s quarterly and annual reports contain separate audited consolidated financial statements for Salem Holding and its Subsidiaries or consolidating financial information which includes separate condensed consolidated financial information of Salem Holding and its Subsidiaries.

          Salem Holding will also in any event:

          (x)     within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Note register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports, information and other documents which Salem Holding would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Salem Holding were subject to such Sections (unless such documents are filed by Parent as provided above and such documents are then so mailed to the holders and filed with the Trustee), and

          (y)     if filing such documents by Salem Holding (or Parent, as the case may be) with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at Salem Holding’s cost.

     Additional Covenants. The Indenture will also contain covenants with respect to the following matters:

          (i)     payment of principal, premium and interest;

          (ii)     maintenance of an office or agency;

          (iii)     arrangements regarding the handling of money held in trust;

          (iv)     maintenance of corporate existence;

          (v)     payment of taxes and other claims;

          (vi)     maintenance of properties; and

          (vii)     maintenance of insurance.

Consolidation, Merger, Sale Of Assets

      Salem Holding shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Salem Holding and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

          (i)     either (1) Salem Holding shall be the continuing corporation or (2) the Person (if other than Salem Holding) formed by such consolidation or into which Salem Holding is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Salem Holding and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of Salem Holding under the Notes and the Indenture, and the Indenture shall remain in full force and effect;

          (ii)     immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii)     immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of Salem Holding (or the Surviving Entity if Salem Holding is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of Salem Holding immediately prior to such transaction;

          (iv)     immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Salem Holding (or the Surviving Entity if Salem Holding is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the first paragraph of “- Certain Covenants - Limitation on Indebtedness”;

          (v)     each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

          (vi)     if any of the property or assets of Salem Holding or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of “- Certain Covenants - Limitation on Liens” are complied with; and

          (vii)     Salem Holding or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

      Each Guarantor (including Parent) will not, and Salem Holding and Parent will not permit a Restricted Subsidiary Guarantor or a Parent Subsidiary Guarantor, as the case may be, to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than Salem Holding or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than Salem Holding or any other Guarantor) unless at the time and after giving effect thereto:

          (i)     either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and the Indenture;

          (ii)     immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and

          (iii)     such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with “- Certain Covenants - Limitations on Sale of Assets”) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (d) of “- Certain Covenants - Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

      In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which Salem Holding or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Salem Holding or such Guarantor, as the case may be, and Salem Holding or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be.

Events Of Default

      An Event of Default will occur under the Indenture if:

          (i)     there shall be a default in the payment of any interest on any Note (including any Additional Interest) when it becomes due and payable, and such default shall continue for a period of 30 days;

          (ii)     there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

          (iii)     (a) there shall be a default in the performance, or breach, of any covenant or agreement of Salem Holding or Parent or any other Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to Salem Holding by the Trustee or (y) to Salem Holding and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in “- Consolidation, Merger, Sale of Assets”; (c) Salem Holding shall have failed to make or consummate an Offer in accordance with the provisions of “- Certain Covenants - Limitation on Sale of Assets”; or (d) Salem Holding shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “- Certain Covenants - Purchase of Notes Upon a Change of Control”;

          (iv)     one or more defaults shall have occurred under any agreements, indentures or instruments under which Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

          (v)     any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or Salem Holding not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

          (vi)     one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (vii)     any holder or holders of at least $5.0 million in aggregate principal amount of Indebtedness of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of Salem Holding or any Restricted Subsidiary of Salem Holding (including funds on deposit or held pursuant to lock-box and other similar arrangements);

          (viii)     there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (ix)     (a)     Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

               (b)     Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding consents to the entry of a decree or order for relief in respect of Salem Holding, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

               (c)     Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

               (d)     Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official, of Salem Holding, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or

               (e)     Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding takes any corporate action in furtherance of any such actions in this paragraph (ix).

      If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Notes to be due and payable immediately by a notice in writing to Salem Holding (and to the Trustee if given by the holders of the Notes), provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of:

          (a)     five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or

          (b)     acceleration of the Indebtedness under the Bank Credit Agreement.

Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

      If an Event of Default specified in clause (viii) or (ix) of the first paragraph of this description of “Events of Default” occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Notes, the holders of the Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

      After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to Salem Holding and the Trustee, may rescind and annul such declaration if:

          (a)     Salem Holding has paid or deposited with the Trustee a sum sufficient to pay

               (i)     all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (ii)     all overdue interest on all Notes,

               (iii)     the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and

               (iv)     to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

          (b)     all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

      The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

      Salem Holding is also required to notify the Trustee within five business days of the occurrence of any Default. Salem Holding is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

      The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of Salem Holding or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance Or Covenant Defeasance Of Indenture

      Salem Holding may, at its option, at any time, elect to have the obligations of Salem Holding, each of the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that Salem Holding, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

          (i)     the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

          (ii)     Salem Holding’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (iii)     the rights, powers, trusts, duties and immunities of the Trustee, and

          (iv)     the defeasance provisions of the Indenture.

In addition, Salem Holding may, at its option and at any time, elect to have the obligations of Salem Holding and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under “- Events of Default” will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either defeasance or covenant defeasance,

          (i)     Salem Holding must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the

Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after July 1, 2006 (such date being referred to as the “Defeasance Redemption Date”), if when exercising either defeasance or covenant defeasance, Salem Holding has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

          (ii)     in the case of defeasance, Salem Holding shall have delivered to the Trustee an opinion of independent counsel in the United States stating that

               (A)     Salem Holding has received from, or there has been published by, the Internal Revenue Service a ruling or

               (B)     since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (iii)     in the case of covenant defeasance, Salem Holding shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (viii) or (ix) under the first paragraph under “- Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

          (v)     such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of Salem Holding or any Guarantor;

          (vi)     such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which Salem Holding or any Guarantor is a party or by which it is bound,

          (vii)     Salem Holding shall have delivered to the Trustee an opinion of independent counsel to the effect that

               (A)     the trust funds will not be subject to any rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under the Indenture and

               (B)     after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

          (viii)     Salem Holding shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by Salem Holding with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of Salem Holding or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of Salem Holding, any Guarantor or others;

          (ix)     no event or condition shall exist that would prevent Salem Holding from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

          (x)     Salem Holding shall have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction And Discharge

     The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, and certain other rights as expressly provided for in the Indenture) as to all outstanding Notes when

          (a)     either

               (i)     all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or

               (ii)     all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Salem Holding and Salem Holding or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date,

          (c)     Salem Holding or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by Salem Holding or any Guarantor, and

          (d)     Salem Holding has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that

               (A)     all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and

               (B)     such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Salem Holding or any Guarantor is a party or by which Salem Holding or any Guarantor is bound.

Modifications And Amendments

      From time to time, Salem Holding, the Guarantors and the Trustee, without the consent of the holders of Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies. Other modifications and amendments of the Indenture may be made by Salem Holding, the Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

          (i)     change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date);

          (ii)     amend, change or modify the obligation of Salem Holding to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with “- Certain Covenants - Limitation on Sale of Assets” or the obligation of Salem Holding to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with “- Certain Covenants - Purchase of Notes Upon a Change of Control,” including amending, changing or modifying any definitions with respect thereto;

          (iii)     reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee;

          (iv)     modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

          (v)     except as otherwise permitted under “- Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by Salem Holding or any Guarantor of any of its rights and obligations under the Indenture; or

          (vi)     amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee.

     The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

     The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with the laws of the State of New York.

Certain Definitions

     “Acquired Indebtedness” means Indebtedness of a Person

               (i)     existing at the time such Person becomes a Subsidiary or

               (ii)     assumed in connection with the acquisition of assets from such Person,

     in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

     “Affiliate” means, with respect to any specified Person,

          (i)     any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person,

          (ii)     any other Person that owns, directly or indirectly, 5% or more of such Person’s Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or

          (iii)     any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of

          (i)     any Equity Interest of any Restricted Subsidiary of Salem Holding (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

          (ii)     all or substantially all of the properties and assets of any division or line of business of Salem Holding or its Restricted Subsidiaries; or

          (iii)     any other properties or assets of Salem Holding or any of its Restricted Subsidiaries, other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets

               (A)     that is governed by the provisions described under “- Consolidation, Merger, Sale of Assets” or “Limitations on Asset Swaps,”

               (B)     that is by Salem Holding to any Wholly Owned Restricted Subsidiary of Salem Holding, or by any Restricted Subsidiary of Salem Holding to Salem Holding or any Wholly Owned Restricted Subsidiary of Salem Holding, in accordance with the terms of the Indenture,

               (C)     that aggregates not more than $1.0 million in gross proceeds, or

               (D)     any Restricted Payments permitted under the covenant described in “Limitation on Restricted Payments” or any Permitted Investment.

     “Asset Swap” means an Asset Sale by Salem Holding or any Restricted Subsidiary of Salem Holding in exchange for properties or assets that will be used in the business of Salem Holding and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

     “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     “Bank Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of June 15, 2001, among Salem Holding, the lenders named therein and The Bank of New York as administrative agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, “Bank Credit Agreement” shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with “- Certain Covenants - Limitation on Indebtedness”; provided that, for purposes of the definition of “Permitted Indebtedness” in the covenant entitled “Limitation on Indebtedness,” no such increase may result in the principal amount of Indebtedness of Salem Holding under the Bank Credit Agreement that is permitted to be incurred pursuant to clause (i) of the definition of “Permitted Indebtedness” to exceed the amount specified in such clause (i).

     “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     “Capital Lease Obligation” means, with respect to any Person, any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of

          (a)     the interest expense of such Person and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

               (i)     amortization of debt discount,

               (ii)     the net cost under Interest Rate Agreements (including amortization of discounts),

               (iii)     the interest portion of any deferred payment obligation

               (iv)     and accrued interest, plus

          (b)     the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period, and all capitalized interest of such Person and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

     “Consolidated Net Income” means, with respect to any Person for any period, the Consolidated net income (or loss) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

          (i)     all extraordinary gains but not losses (less all fees and expenses relating thereto),

          (ii)     the portion of net income (or loss) of such Person and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to such Person or its Consolidated Restricted Subsidiaries by such other Person during such period,

          (iii)     net income (or loss) of any other Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

          (iv)     any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

          (v)     net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or

          (vi)     the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders.

     “Consolidated Net Worth” means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of Salem Holding and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

     “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

     “Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense of (x) Parent from the date of the Existing Indenture to but not including the Succession Date and (y) Salem Holding from and including the Succession Date to the end of Salem Holding’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     “Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow of (x) Parent from the date of the Existing Indenture to but not including the Succession Date and (y) Salem Holding from and including the Succession Date to the end of Salem Holding’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     “Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of Salem Holding and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of Salem Holding (excluding any such Disqualified Equity Interests held by Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding), to (b) Operating Cash Flow of Salem Holding and its Restricted Subsidiaries on a Consolidated basis for the four most recent full quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to:

          (i)     the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

          (ii)     the incurrence, repayment or retirement of any other Indebtedness by Salem Holding and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);

          (iii)     in the case of Acquired Indebtedness, the related acquisition, as if such acquisition had occurred at the beginning of such four-quarter period; and

          (iv)     any acquisition or disposition by Salem Holding and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition, disposition or repayment had been consummated on the first day of such four-quarter period).

     “Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

     “Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     “Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and limited liability company interests of such Person, including any Preferred Equity Interests.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Existing Indenture” means the Indenture, dated September 25, 1997, among Parent, the guarantors party thereto and The Bank of New York as trustee, as supplemented by Supplemental Indenture No. 1, dated as of March 31, 1999, by and between Parent, the guarantors party thereto and The Bank of New York as trustee and by Supplemental Indenture No. 2, dated as of August 24, 2000, by and between Parent, Salem Holding, the guarantors party thereto and The Bank of New York as trustee, pursuant to which the Existing Notes were issued.

     “Existing Notes” means the 9 1/2% Senior Subordinated Notes of Salem Holding (as successor issuer to Parent) due October 1, 2007 issued pursuant to the Existing Indenture and outstanding as of the date of the Indenture.

     “Existing Notes Guarantee” means the guarantee by Parent or any of its Subsidiaries of the obligations of Salem Holding and any other obligor under the Existing Indenture or under the Existing Notes, pursuant to a guarantee given in accordance with the Existing Indenture.

     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

     “Guarantee” means the guarantee by any Guarantor of Salem Holding’s Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

     “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

          (i)     to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

          (ii)     to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

          (iii)     to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

          (iv)     to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or

          (v)     otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     “Guarantor” means each Person listed as a guarantor in the Indenture or any other guarantor of the Indenture Obligations. As of the date of the Indenture, the Guarantors consist of Parent and all of Parent’s Subsidiaries (other than Salem Holding).

     “Indebtedness” means, with respect to any Person, without duplication,

          (i)     all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding,

          (ii)     all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

          (iii)     all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

          (iv)     all obligations under Interest Rate Agreements of such Person,

          (v)     all Capital Lease Obligations of such Person,

          (vi)     all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

          (vii)     all Guaranteed Debt of such Person,

          (viii)     all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

          (ix)     any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above.

     The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The Indebtedness of Salem Holding and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to Salem Holding and its Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

     “Indenture Obligations” means the obligations of Salem Holding and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

     “Independent Director” means a director of Salem Holding other than a director

          (i)     who (apart from being a director of Parent, Salem Holding or any Subsidiary) is an employee, insider, associate or Affiliate of Parent, Salem Holding or a Subsidiary or has held any such position during the previous five years or

          (ii)     who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

     “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

     “Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     “Lien” means any mortgage, charge, pledge, lien (statutory or otherwise),privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

     “Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated Maturity, the purchase date, or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

     “Net Cash Proceeds” means

          (a)     with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to Salem Holding or any Restricted Subsidiary of Salem Holding) net of

          (i)     brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

          (ii)     provisions for all taxes payable as a result of such Asset Sale,

          (iii)     payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale or would cause a required repayment under the Bank Credit Agreement,

          (iv)     amounts required to be paid to any Person (other than Salem Holding or any Restricted Subsidiary of Salem Holding) owning a beneficial interest in the assets subject to the Asset Sale and

          (v)     appropriate amounts to be provided by Salem Holding or any Restricted Subsidiary of Salem Holding, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Salem Holding or any Restricted Subsidiary of Salem Holding, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee

and

          (b)      with respect to any issuance or sale of Equity Interests by any Person, or debt securities or Equity Interests of such Person that have been converted into or exchanged for Equity Interests, as referred to under “- Certain Covenants - Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to such Person or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     “Operating Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus

          (a)     extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus

          (b)      provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under the immediately preceding clause hereof, plus

          (c)     Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus

          (d)     depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

     “Parent” means Salem Communications Corporation, a Delaware corporation, the parent of Salem Holding, and any successor Person succeeding to the direct or indirect ownership of Salem Holding.

     “Parent Equity Sale Proceeds” means the aggregate amount of Net Cash Proceeds received by Parent after the date of the Existing Indenture to but not including the Succession Date from capital contributions (other than from any of its Subsidiaries) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds were used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness).

     “Parent Subsidiary Guarantor” means any Subsidiary of Parent that is a Guarantor of the Notes other than a Restricted Subsidiary Guarantor. “Pari Passu Indebtedness” means the Existing Notes or any Existing Notes Guarantee, as the case may be, and any other Indebtedness of Salem Holding or any Guarantor that is pari passu in right of payment to the Notes or any Guarantee, as the case may be.

     “Permitted Investments” means any of the following:

          (i)     Temporary Cash Investments;

          (ii)     Investments by Salem Holding or any of its Restricted Subsidiaries in a Restricted Subsidiary Guarantor and Investments by any Restricted Subsidiary in Salem Holding;

          (iii)     Investments by Salem Holding or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary of Salem Holding that is or would be a Guarantor or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Salem Holding or a Restricted Subsidiary of Salem Holding that is or would be a Guarantor;

          (iv)     Promissory notes received as a result of Asset Sales permitted under the provisions of “Limitation on Sales of Assets”;

          (v)     Investments in existence on the date of the Indenture; - Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of Salem Holding or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1.0 million;

          (vi)     Permitted Non-Commercial Educational Station Investments; provided that immediately after giving effect to any such Investment, Salem Holding could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “- Certain Covenants - Limitation on Indebtedness” covenant;

          (vii)     Interest Rate Agreements entered into in the ordinary course of Salem Holding’s or a Restricted Subsidiary’s business in compliance with the covenant described in “Limitation on Indebtedness”; and

          (viii)     Other Investments that do not exceed $5.0 million at any one time outstanding.

     “Permitted Non-Commercial Educational Station Investment” means a loan made by Salem Holding or a Restricted Subsidiary of Salem Holding to a non-profit entity, the proceeds of which are used to acquire assets used in the operation of a radio station; provided that so long as any such Investment remains outstanding

          (i)     such loan shall be evidenced by a promissory note and shall not be subordinated to any other Indebtedness of such non-profit entity;

          (ii)     at least 40% of the board seats (or other comparable governing body) of such non-profit entity shall be held by executive officers of Salem Holding; and

          (iii)     a technical and professional services agreement shall be in full force and effect between such non-profit entity and Salem Holding pursuant to which Salem Holding shall be compensated for providing engineering, accounting, legal and other assistance in connection with the operation of the station licensed to such non-profit entity (which agreement shall contain customary terms and conditions for technical and professional services agreements in the radio broadcasting industry generally).

     “Permitted Subsidiary Indebtedness” means:

          (i)     Indebtedness of any Restricted Subsidiary Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

          (ii)     Indebtedness of any Restricted Subsidiary Guarantor

          (a)     issued to finance or refinance the purchase or construction of any assets of such Restricted Subsidiary Guarantor or

          (b)     secured by a Lien on any assets of such Restricted Subsidiary Guarantor where the lender’s sole recourse is to the assets so encumbered,

in either case (x) to the extent the purchase or construction prices for such assets are or should be included in “property and equipment” in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     “Preferred Equity Interest” means, as applied to the Equity Interest of any Person, an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

     “Public Equity Offering” means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) (x) to Salem Holding or (y) received by Salem Holding as a capital contribution from Parent, as the case may be, exceed $10.0 million.

     “Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

     “Restricted Subsidiary” of a Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

     “Restricted Subsidiary Guarantor” means any Guarantor of the Notes that is a Restricted Subsidiary of Salem Holding.

     “Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which Salem Holding or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

     “Salem Holding” means Salem Communications Holding Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Salem Holding” shall mean such successor Person.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     “Subordinated Indebtedness” means Indebtedness of Salem Holding or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be and, with respect to Parent for the period from the date of the Existing Indenture to but not including the Succession Date, Indebtedness subordinated in right of payment to the Existing Notes.

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association or other business entity a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more of its other Subsidiaries.

     “Succession Date” means August 24, 2000, the date that Salem Holding became the successor obligor to Parent with respect to the Existing Notes pursuant to the Existing Indenture.

     “Temporary Cash Investments” means

          (i)     any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

          (ii)     any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Corporation (“S&P”) or any successor rating agency;

          (iii)     commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Salem Holding, but including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

          (iv)     any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500.0 million;

          (v)     marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

          (vi)     repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; and

          (vii)     investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

     “Unrestricted Subsidiary” means

          (i)     any Subsidiary of Salem Holding that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Salem Holding, as provided below) and

          (ii)     any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Salem Holding may designate any Subsidiary of Salem Holding (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply:

          (i)     such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and

          (ii)     any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the “- Certain Covenants - Limitation on Unrestricted Subsidiaries” covenant.

Any such designation by the Board of Directors of Salem Holding shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers’ certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of Salem Holding may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, Salem Holding could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “- Certain Covenants - Limitation on Indebtedness” covenant.

     “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

          (i)     as to which neither Salem Holding nor any Restricted Subsidiary is directly or indirectly liable (by virtue of Salem Holding or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of Salem Holding or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) Salem Holding shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

          (ii)     which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of Salem Holding or any Restricted Subsidiary to declare, a default on such Indebtedness of Salem Holding or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     “Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     “Wholly Owned Restricted Subsidiary” means, with respect to any Person, a Restricted Subsidiary of such Person all the Equity Interests of which are owned by such Person or another Wholly Owned Restricted Subsidiary of such Person. As of the date of the Indenture, the Wholly Owned Restricted Subsidiaries of Salem Holding will consist of all of Salem Holding’s Subsidiaries.

DESCRIPTION OF OTHER DEBT SECURITIES

     Subject to compliance with Salem Holding's bank credit agreement and the applicable indenture, Salem Holding may issue senior or subordinated debt securities. The senior debt securities will constitute part of Salem Holding's senior debt, will be issued under a senior debt indenture, and will rank on a parity with all of Salem Holding's other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of Salem Holding's senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will indicate the approximate amount of Salem Holding's senior indebtedness outstanding as of the end of the most recent fiscal quarter. The senior debt indenture and subordinated debt indenture are referred to in this description individually as an “indenture” and collectively as the “indentures.”

The forms of the indentures are exhibits to the registration statement filed with the SEC, of which this prospectus is a part.

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

     The debt securities that Salem Holding may offer under the indentures are not limited in aggregate principal amount. Salem Holding may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of Salem Holding's board of directors or in a supplement to the indenture relating to that series.

     The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that Salem Holding may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

•	the title of the series of debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;
•	the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which principal and premium, if any, on the debt securities will be payable;
•	the terms and conditions, if any, under which the debt securities may be converted into or exchanged for other securities;
•	the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, whether the interest on the debt securities will be paid in the form of additional debt securities and if so, the terms and provisions for the payment of those additional debt securities, including the method for calculating the amount of additional debt securities so payable, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;
•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
•	any covenants to which Salem Holding may be subject with respect to the debt securities;
•	the place or places where the debt securities may be exchanged or transferred;
•	the terms and conditions upon which Salem Holding may redeem the debt securities, in whole or in part, at its option;
•	the terms and conditions upon which Salem Holding may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;
•	if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;
•	if Salem Holding or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;
•	if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;
•	if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;
•	the applicability of the provisions described in “-Defeasance and Covenant Defeasance” below;
•	whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;
•	the events of default;
•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;
•	any provisions relating to the satisfaction and discharge of the debt securities;
•	if Salem Holding will issue the debt securities in whole or in part in the form of global securities; and
•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

     The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be “original issue discount securities.” “Original issue discount securities” will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. Any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

     Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at Salem Holding's office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. Salem Holding will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but Salem Holding may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

     All money paid by Salem Holding to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to Salem Holding, and thereafter the holder of the debt security may look only to Salem Holding for payment of those amounts.

     In the event of any redemption, Salem Holding will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities and Book-Entry System

     The following provisions will apply to the debt securities of any series, including the 9% Senior Subordinated Notes due 2011, if the prospectus supplement relating to such series so indicates.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that Salem Holding will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

     Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

     The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

     DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Salem Holding will wire payments of principal, premium, if any, and interest to DTC’s nominee. Salem Holding and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes.

Accordingly, Salem Holding, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

     It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or Salem Holding.

     So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. Salem Holding will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

•	DTC notifies Salem Holding that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Salem Holding within 90 days; or
•	Salem Holding determines not to require all of the debt securities of a series to be represented by a global security.

     If Salem Holding issues debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

Indentures

     Debt securities that will be senior debt will be issued under a senior indenture between Salem Holding and The Bank of New York, as trustee. That indenture, as it may be supplemented from time to time, is referred to below as the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a subordinated indenture between Salem Holding and The Bank of New York, as trustee. That indenture, as it may be supplemented from time to time, is referred to below as the Subordinated Debt Indenture. The Bank of New York is referred to as the “senior debt indenture trustee” or as the “subordinated debt indenture trustee” as the context may require.

Subordination of Subordinated Debt Securities

     Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit Salem Holding from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of Salem Holding's senior indebtedness.

     Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the Subordinated Debt Indenture will apply to subordinated debt securities. The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving Salem Holding or a substantial part of its property;
•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or
•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.

Consolidation, Merger and Sale of Assets

     Salem Holding may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

•	Salem Holding is the continuing corporation or the person, if other than Salem Holding, formed by such consolidation or with which or into which Salem Holding is merged or the person to which all or substantially all Salem Holding's properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes Salem Holding's obligations under the debt securities and each indenture; and
•	immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

     If Salem Holding consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for Salem Holding, and may exercise Salem Holding's rights and powers under the indenture, and thereafter, except in the case of a lease, Salem Holding will be relieved of all obligations and covenants under the indenture and all outstanding debt securities.

Events of Default

     Unless otherwise specified in the applicable prospectus supplement, “events of default” under each indenture with respect to debt securities of any series will include:

•	default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;
•	default in the payment of principal of or premium on any debt security of that series when due;
•	default in the deposit of any sinking fund payment on that series for five days after it becomes due;
•	failure to comply with any of the other agreements contained in the indenture for a period of 60 days after written notice to Salem Holding in accordance with the terms of the indenture;
•	failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Salem Holding in excess of the amount specified in the indenture, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Salem Holding's receiving written notice of the failure in accordance with the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and
•	any other events of default specified in the applicable prospectus supplement.

     No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to Salem Holding, necessarily constitutes an event of default with respect to any other series of debt securities.

     In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

     If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require Salem Holding to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind Salem Holding's obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

     Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

     Each indenture requires Salem Holding to furnish to the trustee annually a certificate as to its compliance with such indenture.

Satisfaction and Discharge

     Salem Holding can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, Salem Holding may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. Salem Holding may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

     Each indenture permits Salem Holding and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

•	to evidence the succession of another corporation and the assumption of Salem Holding's covenants under such indenture and the debt securities;
•	to add to Salem Holding's covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;
•	to cure any ambiguity, defect or inconsistency; and
•	for other purposes as described in each indenture.

     Each indenture also permits Salem Holding and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

•	change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;
•	reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;
•	reduce the amount of principal payable upon acceleration of maturity;
•	change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;
•	reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or
•	modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

     The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, Salem Holding's compliance with some restrictive provisions of the indentures.

     Salem Holding may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

     Except as provided in the applicable prospectus supplement, Salem Holding may elect either:

•	to be discharged from all its obligations in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (this discharge is referred to as “defeasance”) , or

•	to be released from its obligations to comply with some restrictive covenants applicable to the debt securities of any series (this release is referred to as “covenant defeasance”);

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. Salem Holding may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

     Salem Holding may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If Salem Holding exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If Salem Holding exercises the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Conversion Rights

     The terms and conditions, if any, on which debt securities being offered are convertible into other securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Salem Holding, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Regarding The Trustee

     The Bank of New York will serve as the senior debt indenture trustee and as the subordinated debt indenture trustee.

     Each indenture contains limitations on the rights of the trustee, should the trustee become Salem Holding's creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates engage in, and will be permitted to continue to engage in, other transactions with Salem Holding and its affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

DESCRIPTION OF GUARANTEES

     Salem Communications and certain of its direct and indirect wholly-owned subsidiaries may guarantee the obligations of Salem Holding relating to its debt securities issued under this prospectus.

     The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

DESCRIPTION OF CAPITAL STOCK

     Salem Communication’s authorized capital stock consists of 80,000,000 shares of Class A Common Stock, $.01 par value, 20,000,000 shares of Class B Common Stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value. Together, the Class A Common Stock and the Class B Common Stock comprise all of the authorized Common Stock.

PREFERRED STOCK

     Salem Communication's board of directors, without further action by its stockholders, is authorized to issue an aggregate of 10,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. Salem Communication's board of directors may, without stockholder approval, issue preferred stock in one or more series with dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences deemed advisable by the board. Information regarding shares of preferred stock to be sold by Salem Communications will be set forth in one or more prospectus supplements.

     Each prospectus supplement relating to the sale of preferred stock will describe:

•	the series of preferred stock;
•	the price per share at which the preferred stock will be sold;
•	if applicable, the voting rights of the preferred stock
•	if applicable, the dividend rate per share of the preferred stock;
•	if applicable, the redemption price per share of the preferred stock;
•	if applicable, the liquidation preference of the preferred stock upon liquidation or dissolution;
•	if applicable, the conversion features of the preferred stock;
•	if applicable, any provisions for adjustment of the number or amount of shares of Salem Communications Class A Common Stock or other securities receivable upon conversion of the preferred stock; and
•	any other material terms of the preferred stock.

COMMON STOCK

     As of April 15, 2002 there were 17,907,567 shares of Salem Communications Class A Common Stock and 5,553,696 shares of Salem Communications Class B Common Stock outstanding. All of the outstanding Class B Common Stock is beneficially owned by Edward G. Atsinger III, Stuart W. Epperson and Nancy A. Epperson.

•	Voting. Holders of Salem Communications Class A Common Stock are entitled to one vote for each share held of record, and holders of Salem Communications Class B Common Stock are entitled to 10 votes for each share held of record, except that:

°	in the case of a proposed acquisition of a company where any director, officer, holder of 10% or more of any class of Common Stock or any of their affiliates has an interest in the company, the assets to be acquired or in the proceeds from the transaction, holders of both classes of Common Stock are entitled to one vote for each share held of record; and
°	in the case of a proposed going private transaction involving Salem or Edward G. Atsinger III, Stuart W. Epperson or Nancy A. Epperson or any of their affiliates,

holders of both classes of Common Stock are entitled to one vote for each share held of record.

     The Salem Communications Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors by proxy, except as required by law and except as follows. The holders of Class A Common Stock vote as a separate class for two independent directors, in addition to voting together with holders of Class B Common Stock for the remaining directors. Shares of Common Stock do not have cumulative voting rights with respect to the election of directors.

     The percentage of the voting power of the outstanding Salem Communications Common Stock controlled by Messrs. Atsinger and Epperson and Mrs. Epperson is approximately 88% which means that they control all actions to be taken by the stockholders, including the election of all directors to the board of directors other than the two independent directors elected by the holders of Class A Common Stock.

     •     Dividends.      Holders of the Salem Communications Common Stock are entitled to receive, as when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from Salem Communication’s assets or funds legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized. Each share of Class A Common Stock and Class B Common Stock is equal in respect of dividends and other distributions in cash, stock or property, including distributions upon liquidation of Salem Communications and consideration to be received upon a merger or consolidation of Salem Communications or a sale of all or substantially all of Salem Communication’s assets, except that in the case of stock dividends, only shares of Class A Common Stock will be distributed with respect to the Class A Common Stock and only shares of Class B Common Stock will be distributed with respect to Class B Common Stock. In no event will either Class A Common Stock or Class B Common Stock be split, divided or combined unless the other class is proportionately split, divided or combined.

     •     Conversions.     The shares of Salem Communications Class A Common Stock are not convertible into any other series or class of securities. Each share of Salem Communications Class B Common Stock, however, is freely convertible into one share of Class A Common Stock at the option of the Class B stockholder. Shares of Class B Common Stock may not be transferred to third parties. Except for transfers to certain family members and for estate planning purposes, any such attempt to transfer Class B Common Stock will result in the automatic conversion of such shares into Class A common shares. All conversions of Class B Common Stock are subject to any necessary FCC approval.

     •     Liquidation.     Upon liquidation, dissolution or winding up of Salem Communications, the holders of Salem Communications Common Stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and holders of the preferred stock of Salem Communications, if any.

DESCRIPTION OF WARRANTS

     Salem Communications may issue warrants for the purchase of debt securities, preferred stock, Class A Common Stock, or other securities issued by Salem Communications or another issuer or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or Class A Common Stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. A prospectus supplement will be issued with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

     Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;
•	the aggregate number of the debt warrants;
•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;
•	if applicable, the number of the warrants issued with each share of Salem Communication's preferred stock, Class A Common Stock or other securities or that of another issuer;
•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;
•	the maximum or minimum number of the debt warrants which may be exercised at any time;
•	if applicable, a discussion of any material federal income tax considerations; and
•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

     Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Salem Communications Preferred Stock, Class A Common Stock and Other Securities>

     Each prospectus supplement for warrants to purchase Salem Communications preferred stock, Class A Common Stock, and other securities will describe:

•	the title of the warrants;
•	the securities for which the warrants are exercisable;
•	the price or prices at which the warrants will be issued;
•	if applicable, the number of the warrants issued with each share of Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer;
•	any provisions for adjustment of the number or amount of shares of Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the date on and after which such warrants and related Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer will be separately transferable;
•	if applicable, a discussion of material federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

     Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities, shares of Salem Communications preferred stock or Class A Common Stock, or amounts of other securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Salem Communications will, as soon as practicable, forward the debt securities, shares of preferred stock or Class A Common Stock or other securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

     Prior to the exercise of any warrants to purchase debt securities, Salem Communications preferred stock or Class A Common Stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or Class A Common Stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants for the purchase of Salem Communications preferred stock or Class A Common Stock, the right to vote or to receive any payments of dividends on the preferred stock or Class A Common Stock purchasable upon exercise.

SELLING SECURITY HOLDERS

     All or any of the security holders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of the number of shares of Salem Communications Class A Common Stock indicated below. Each of the potential selling security holders listed immediately below is a current director of Salem Communications. The following table sets forth, as of April 15, 2002, the number of shares of Salem Communications Class A and Class B Common Stock that each security holder beneficially owns. The term “selling security holders,” as used in this prospectus, includes the holder listed below and his transferees, pledgees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling security holders may sell, transfer or otherwise dispose of some or all of their shares of the Salem Communications Class A Common Stock owned by such security holder in transactions exempt from the registration requirements of the Securities Act.

							Percent of	Beneficial Ownership if
							Votes of All	all Salem
		Number of Class	Salem Communications		Salem Communications		Classes of	Communications Class		Percent of Votes
		A Shares Being	Class A Beneficial		Class B Beneficial		Common	A Shares Being		of all Classes of
		Registered	Ownership		Ownership		Stock	Registered Are Sold		Common Stock

Name of Beneficial	Positions with Salem		Number of	%Vote(2)	Number of	%Vote(2)	%Vote(2)	Number of	%Vote(2)	%Vote(2)
Owner(1)	Communications		Shares	(Class A)	Shares	(Class A)	(All)	Shares	(Class A)	(All)

Stuart W. Epperson	Chairman of the Board	625,000	4,317,029(3)	24.11%	2,776,848(4)	50.00%	43.69%	3,692,029	20.62%	47.84%
Edward G. Atsinger III	President, Chief Executive Officer and Director	625,000	4,545,530(5)	25.38%	2,776,848(5)	50.00%	44.00%	3,920,530	21.89%	43.15%

*     Less than 1%.

(1)     Except as otherwise indicated, the address for each person is c/o Salem Communications Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares of Salem Communications Class A Common Stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of April 15, 2002 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)     Percentage voting power is based upon 17,907,567 shares of Salem Communications Class A Common Stock and 5,553,696 shares of Salem Communications Class B Common Stock, all of which were outstanding as of April 15, 2002, and the general voting power of one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock.

(3)     Includes shares of Salem Communications Class A Common Stock held by a trust of which Mr. Epperson is trustee and shares held directly by Mr. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other, and therefore, their combined beneficial ownership in the table.

(4)     Includes shares of Salem Communications Class B Common Stock held directly by Mr. Epperson and shares held directly by Mrs. Epperson.

(5)     These shares of Salem Communications Class A and Class B Common Stock are held by trusts of which Mr. Atsinger is trustee.

     Information regarding the shares of Salem Communications Class A Common Stock to be sold by each selling stockholder will be set forth in one or more prospectus supplements.

PLAN OF DISTRIBUTION

     The securities being offered by this prospectus may be sold:

•	through agents,
•	to or through underwriters,
•	through broker-dealers (acting as agent or principal),
•	directly to purchasers, through a specific bidding or auction process or otherwise; or
•	through a combination of any such methods of sale.

     The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ National Market or any other organized market where the shares may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from Salem Communications, Salem Holding or the selling security holders, or from the purchasers of the securities. Selling security holders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

     Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described in, the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

     If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

     If a dealer is used in the sale of the securities, Salem Communications, Salem Holding, the selling security holder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

     Salem Communications and Salem Holding may directly solicit offers to purchase the securities and Salem Communications, Salem Holding or the selling security holders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

     Agents, underwriters and dealers may be entitled under agreements which may be entered into with Salem Communications, Salem Holding or the selling security holders to indemnification by Salem Communications, Salem Holding or the selling security holders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by Salem Communications, Salem Holding or the selling security holders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for Salem Communications, Salem Holding or their subsidiaries in the ordinary course of business.

     Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

     Salem Communications may permit certain of its security holders or their pledgees or donees to sell Salem Communications Class A Common Stock pursuant to this prospectus in conjunction with an offering by Salem Communications. The selling security holders may only sell pursuant to this prospectus with Salem Communication's consent, which consent may be withheld in our sole discretion. If selling security holders sell Salem Communication's Class A Common Stock pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling holders. These transactions may involve transfer of the securities upon exercise or settlement of put or call options, or delivery of the securities to replace securities that were previously borrowed from another security holder or a combination of such methods. Selling security holders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule.

     Because selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market pursuant to Rule 153 under the Securities Act.

     Any person participating in the distribution of Salem Communications Class A Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of Salem Communications Class A Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Salem Communications Class A Common Stock to engage in market-making activities with respect to Salem Communications Class A Common Stock. These restrictions may affect the marketability of Salem Communications Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to Salem Communications Class A Common Stock.

     Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

     Salem Communications files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room	Citicorp Center
Room 1024	500 West Madison Street
450 Fifth Street, N.W.	Suite 1400
Washington, D.C. 20549	Chicago, Illinois 60661

     You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like Salem Communications, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Salem Communications and Salem Holdings and the securities offered that, as permitted by the rules and regulations of the SEC, have not been included in this prospectus. You should read the registration statement for further information about Salem Communications, Salem Holding and Salem Communication's Class A Common Stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows the “incorporation by reference” of information into this prospectus. This means that important information about Salem Communications, Salem Holding and their financial condition may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

a.	Salem Communication's Annual Report on Form 10-K for the year ended December 31, 2001; and

b.	The description of our Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 0000-26497), filed June 25, 1999, and any amendments or reports filed for the purpose of updating that description.

     Also incorporated by reference are additional documents that Salem Communications may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents filed by Salem Communications pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing such documents.

     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling Salem Communications at the following address or telephone number:

Salem Communications Corporation
4880 Santa Rosa Road
Suite 300
Camarillo, California 93012
Telephone: (805) 987-0400
Attn: Jonathan L. Block, Esq.

     Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated into it by reference contain forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that have been made in light of experience as well as perceptions of historical trends, current conditions, expected future developments and other factors Salem Communications and Salem Holding believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	operations and prospects,
•	acquisition and integration of new radio stations,
•	business and financing plans,
•	funding needs and financing sources,
•	future growth of the religious and family issues format segment of the radio broadcasting industry,
•	characteristics of competition,
•	actions of third parties such as government regulatory agencies, and
•	various other factors beyond Salem Communication's and Salem Holding control.

     All future written and oral forward-looking statements by Salem Communications or Salem Holding or persons acting on their behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and in any document incorporated herein by reference. Salem Communications and Salem Holding do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. YOU SHOULD READ CAREFULLY THE FACTORS DESCRIBED IN THE “CERTAIN FACTORS AFFECTING SALEM” CONTAINED IN THE “BUSINESS” SECTION OF SALEM COMMUNICATION'S FILINGS WITH THE SEC AND THE APPLICABLE PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF CERTAIN RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THESE FORWARD-LOOKING STATEMENTS.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual report on form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

     Gibson, Dunn & Crutcher LLP of Irvine, California will issue an opinion with respect to the validity of the securities being offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the accompanying prospectus supplement relating to that offering.

$240,000,000

SALEM COMMUNICATIONS CORPORATION
SALEM COMMUNICATIONS HOLDING CORPORATION

Salem Holding Debt Securities
Salem Communications Preferred Stock
Salem Communications Class A Common Stock
and Salem Communications Warrants

Prospectus

April 19, 2002

__________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth all expenses payable by Salem Communications and Salem Holdings in connection with the offering of our securities being registered hereby. All amounts are estimated except the SEC registration fee.

SEC Registration Fee	$ 22,080
Printing Expenses	$ 30,000
Legal Fees and Expenses	$ 60,000
Accounting Fees and Expenses	$ 10,000
Miscellaneous	$ 10,000
Total	$ 132,080

Item 15. Indemnification of Directors and Officers.

     Salem Communications is a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Further subsections of DGCL Section 145 provide that:

(1)	to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith;
(2)	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholder or disinterested directors or otherwise; and

II-1

(3)	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

     As used in this Item 15, the term “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Salem Communications, and whether civil, criminal, administrative, investigative or otherwise.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Salem Communications under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Salem Communication's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Salem Communications will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of Salem Communications or is or was serving at the request of Salem as a director or officer of another corporation or enterprise. Salem has entered into indemnification agreements with its officers and directors. Salem may, in its discretion, similarly indemnify its employees and agents. Salem's Certificate relieves its directors from monetary damages to Salem or its stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, Salem Communications may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the company.

     Salem Communications currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Salem Communications.

Item 16. Exhibits and Financial Schedule.

     See the Exhibit Index attached to this Registration Statement and incorporated by reference.

Item 17. Undertakings.

          (a)     The undersigned registrant hereby undertakes:

          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

II-2

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5)     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

III-3

EXHIBIT INDEX

Exhibit
Number	Description

1.01	Form of Underwriting Agreement*
3.01	Amended and Restated Certificate of Incorporation of Salem Communications Corporation, a Delaware corporation. (4)
3.02	Bylaws of Salem Communications Corporation, a Delaware Corporation. (4)
4.01	Indenture between Salem Communications Corporation, a California corporation, certain named guarantors and The Bank of New York, as Trustee, dated as of September 25, 1997, relating to the 9 ½% Series A and Series B Senior Subordinated Notes due 2007. (1)
4.02	Form of 9 ½% Senior Subordinated Note (filed as part of exhibit 4.01). (1)
4.03	Form of Note Guarantee (filed as part of exhibit 4.01). (1)
4.04	Credit Agreement, dated as of September 25, 1997, among Salem, the several Lenders from time to time parties thereto, and The Bank of New York, as administrative agent for the Lenders (incorporated by reference to exhibit 4.07 of the previously filed Registration Statement on Form S-4). (1)
4.05	Borrower Security Agreement, dated as of September 25, 1997, by and between Salem and The Bank of New York, as Administrative Agent of the Lenders (incorporated by reference to exhibit 4.07 of the previously filed Registration Statement on Form S-4). (1)
4.06	Subsidiary Guaranty and Security Agreement dated as of September 25, 1997, by and between Salem, certain named guarantors, and The Bank of New York, as Administrative Agent (incorporated by reference to exhibit 4.09 of the previously filed Registration Statement on Form S-4). (1)
4.07	Amendment No. 1 and Consent No. 1, dated as of August 5, 1998, to the Credit Agreement, dated as of September 25, 1997, by and among Salem, The Bank of New York, as Administrative Agent for the Lenders, Bank of America NT SA, as documentation agent, and the several Lenders (incorporated by reference to exhibit 10.02 of previously filed Current Report on Form 8-K). (2)
4.08	Amendment No. 2 and Consent No. 2, dated as of January 22, 1999, to the Credit Agreement, dated as of September 25, 1997, by and among Salem, The Bank of New York, as Administrative Agent for the Lenders, Bank of America NT SA, as documentation agent, and the Lenders. (5)
4.09	Specimen of Class A common stock certificate. (5)
4.10	Supplemental Indenture No. 1, dated as of March 31, 1999, to the Indenture, dated as of September 25, 1997, by and among Salem Communications Corporation, a California corporation, Salem Communications Corporation, a Delaware corporation, The Bank of New York, as Trustee, and the Guarantors named therein. (5)

4.10.01	Supplemental Indenture No. 2, dated as of August 24, 2000, by and among Salem Communications Corporation, a Delaware corporation, Salem Communications Holding Corporation, a Delaware corporation, the guarantors named therein and The Bank of New York, as Trustee (previously filed as Exhibit 4.11). (9)
4.10.02	Supplemental Indenture No. 3, dated as of March 9, 2001, by and among Salem Communications Corporation, a Delaware corporation, Salem Communications Holding Corporation, a Delaware corporation, the guarantors named therein and The Bank of New York, as Trustee. (13)
4.10.03	Supplemental Indenture No. 4, dated as of June 25, 2001, by and among Salem Communications Holding Corporation, a Delaware corporation, the guarantors named therein and The Bank of New York, as Trustee. (12)
4.11	Consent No. 3, dated as of March 31, 1999, to the Credit Agreement, dated as of September 25, 1997, by and among Salem, The Bank of New York, as Administrative Agent for the Lenders, Bank of America NT SA, as Documentation Agent, and the Lenders named therein. (5)
4.12	Assumption Agreement, dated as of March 31, 1999, by and between Salem Communications Corporation, a Delaware corporation, and The Bank of New York, as Administrative Agent. (5)
4.13	Amendment No. 1 to the Grant of Security Interest (Servicemarks) by Salem to The Bank of New York, as Administrative Agent, under the Borrower Security Agreement, dated as of September 25, 1997, with the Administrative Agent. (5)
4.14	Amendment No. 3 and Consent No. 4, dated as of April 23, 1999, under the Credit Agreement, dated as of September 25, 1997, by and among Salem, The Bank of New York, as Administrative Agent for the Lenders, Bank of America NT SA, as Documentation Agent, and the Lenders party thereto. (5)
4.15	First Amended and Restated Credit Agreement by and among Salem, The Bank of New York, as Administrative Agent for the Lenders, Bank of America NT SA, as Documentation Agent, and the Lenders named therein. (5)
4.16	Amendment No. 1 to First Amended and Restated Credit Agreement, by and among Salem, The Bank of New York, as Administrative Agent for the Lenders, Bank of America, N.A., as Documentation Agent and the Lenders party thereto. (6)
4.17	Amendment No. 2 to First Amended and Restated Credit Agreement, by and among Salem, The Bank of New York, as Administrative Agent for the Lenders, Bank of America, N.A., as Documentation Agent and the Lenders party thereto. (6)
4.18	Amendment No. 3 to First Amended and Restated Credit Agreement, dated as of August 17, 2000, by and among the Company, The Bank of New York, as administrative Agent for the Lender, Bank of America, N.A., and the Lenders party thereto. (9)
4.19	Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation, The Bank of New York, as Administrative Agent, Bank of America, N.A. as Syndication Agent, Fleet National Bank as Documentation Agent, Union Bank of California, N.A. and the Bank of Nova Scotia as Co-Agents and the Lenders party thereto. (9)
4.19.01	Supplement to Second Amended and Restated Subsidiary Guaranty dated November 7, 2000 by Salem Communications Acquisition Corporation and The Bank of New York. (11)

4.19.02	Supplement to Second Amended and Restated Subsidiary Guaranty dated November 7, 2000 by SCA License Corporation and The Bank of New York. (11)
4.20	Credit Agreement dated as of August 24, 2000, by and among the Company, ING (U.S.) Capital LLC as Administrative Agent, The Bank of New York as Syndication Agent, Fleet National Bank as Documentation Agent, and the Lenders party thereto. (9)
4.21	Amendment No. 1, dated as of January 15, 2001, to the Third Amended and Restated Credit Agreement, dated as of November 7, 2000, by and among Salem Communications Corporation, a Delaware Corporation; The Bank of New York, as Administrative Agent; Bank Of America, N.A., as Syndication Agent; Fleet National Bank, as Documentation Agent; Union Bank of California, N.A. and The Bank of Nova Scotia, as Co-Agents; and Lenders. (10)
4.22	Amendment No. 1, dated as of January 15, 2001, to the First Amended and Restated Parent Guaranty, dated as of November 7, 2000, by and among Salem Communications Corporation, a Delaware corporation, Salem Communications Holding Corporation, a Delaware corporation, and The Bank of New York, as Administrative Agent. (10)
4.23	Third Amended and Restated Credit Agreement dated as of November 7, 2000, by and among Salem Communications Holding Corporation, a Delaware corporation, The Bank of New York, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Fleet National Bank as Documentation Agent, Union Bank of California, N.A. and The Bank of Nova Scotia, as Co-agents and lenders. (10)
4.24	Fourth Amended and Restated Credit Agreement dated as of June 15, 2001, by and among Salem Communications Holding Corporation, a Delaware corporation, The Bank of New York, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Fleet National Bank as Documentation Agent, Union Bank of California, N.A. and The Bank of Nova Scotia, as Co-agents and lenders. (12)
4.24.01	First Amended and Restated Parent Security Agreement dated as of June 15, 2001, by and among Salem Communications Corporation, a Delaware corporation, and The Bank of New York, as Administrative Agent. (12)
4.24.02	Second Amended and Restated Parent Security Agreement dated as of June 15, 2001, by and among Salem Communications Corporation, a Delaware corporation, Salem Communications Holding Corporation, a Delaware corporation, and The Bank of New York, as Administrative Agent. (12)
4.24.03	First Amendment to the Fourth Amended and Restated Credit Agreement, dated as of December 27, 2001, by and among Salem Communications Holding Corporation, a Delaware corporation, The Bank of New York, as administrative agent, the other agents party thereto, and the Lenders party thereto.
4.25	Indenture between Salem Communications Holding Corporation, a Delaware corporation, certain named guarantors and The Bank of New York, as Trustee, dated as of June 25, 2001, relating to the 9% Series A and Series B Senior Subordinated Notes due 2011. (12)
4.26	Form of 9% Senior Subordinated Notes (filed as part of exhibit 4.25).
4.27	Form of Note Guarantee (filed as part of exhibit 4.25).
4.28	Registration Rights Agreement dated as of June 25, 2001, by and among Salem Communications Holding Corporation, the guarantors and initial purchasers named therein. (12)

4.31	Form of Senior Debt Indenture.
4.32	Form of Senior Debt Security (included in Form of Senior Debt indenture filed as Exhibit 4.31)
4.33	Form of Subordinated Debt Indenture
4.34	Form of Subordinated Debt Indenture (included in Form of Subordinated Debt indenture filed as Exhibit 4.33)
4.32	Form of Warrant Agreement*
4.33	Form of Warrant*
5.01	Opinion of Gibson, Dunn & Crutcher LLP.*
12.01	Statement of Computation of Ratios.
23.01	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)*.
23.02	Consent of Ernst & Young LLP, Independent Auditors.*
24.01	Powers of Attorney (included on signature page of this registration statement).
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the Bank of New York, as trustee under the Indenture. (14)
25.02	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the Bank of New York, as trustee under the Senior Debt Indenture.
25.03	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the Bank of New York, as trustee under the Subordinated Debt Indenture.
*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
(1)	Incorporated by reference to the exhibit of the same number, unless otherwise noted, of Salem Communications’ Registration Statement on Form S-4 (No. 333-41733), as amended, as declared effective by the Commission on February 9, 1998.
(2)	Incorporated by reference to the exhibit of the same number, unless otherwise noted, of Salem Communications' Current Report on Form 8-K, filed with the Commission on September 4, 1998.
(3)	Incorporated by reference to the exhibit of the same number, unless otherwise noted, of Salem Communications’Annual Report on Form 10-K, filed with the Commission on March 31, 1999.
(4)	Incorporated by reference to the exhibit of the same number, unless otherwise noted, of Salem Communications’Current Report on Form 8-K, filed with the Commission on April 14, 1999.
(5)	Incorporated by reference to the exhibit of the same number to the Company's Registration Statement on Form S-1 (No. 333-76649) as amended, as declared, effective by the Commission on June 30, 1999.

(6)	Incorporated by reference to the exhibit of the same number to Salem Communications’Annual Report on Form 10-K, filed with the Commission on March 30, 2000.
(7)	Incorporated by reference to the exhibit of the same number to Salem Communications’Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2000.
(8)	Incorporated by reference to the exhibit of the same number to Salem Communications’Quarterly Report on Form 10-Q, filed with the Commission on August 15, 2000.
(9)	Incorporated by reference to the exhibit of the same number, unless otherwise noted, to Salem Communications’Current Report on Form 8-K; filed with the Commission on September 8, 2000.
(10)	Incorporated by reference to the exhibit of the same number to Salem Communications’Annual Report on Form 10-K, filed with the Commission on April 2, 2001.
(11)	Incorporated by reference to the exhibit of the same number to Salem Communications’Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2001.
(12)	Incorporated by reference to the exhibit of the same number to Salem Communications’Quarterly Report on Form 10-Q, filed with the Commission on August 14, 2001.
(13)	Incorporated by reference to the exhibit of the same number to Salem Communications’Annual Report on Form 10-K, filed with the Commission on April 1, 2002.
(14)	Incororated by reference to the exhibit of the same number to Salem Communications’ Registration Statement Form S-4, filed with the Commission on September 7, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California on April ___, 2002.

SALEM COMMUNICATIONS CORPORATION

By: /s/ EDWARD G. ATSINGER III

Edward G. Atsinger III
President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David R. Evans and Jonathan L. Block, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April ___, 2002.

Name	Title

/s/ EDWARD G. ATSINGER III	President, Chief Executive Officer and Director
(Principal Executive Officer)
Edward G. Atsinger III

/s/ DAVID A.R. EVANS	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
David A.R. Evans

/s/ EILEEN E. HILL	Vice President, Finance and Accounting
(Principal Accounting Officer)
Eileen E. Hill

/s/ STUART W. EPPERSON	Director

Stuart W. Epperson

/s/ ERIC H. HALVORSON	Director

Eric H. Halvorson

/s/ RICHARD A. RIDDLE	Director

Richard A. Riddle

/s/ ROLAND S. HINZ	Director

Roland S. Hinz

/s/ DONALD P. HODEL	Director

Donald P. Hodel

/s/ DAVID DAVENPORT	Director

David Davenport

/s/ PAUL PRESSLER	Director

Paul Pressler

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California on April 19, 2002.

SALEM COMMUNICATIONS HOLDING CORPORATION

By: /s/ EDWARD G. ATSINGER III

Edward G. Atsinger III
President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David R. Evans and Jonathan L. Block, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April ___, 2002.

Name	Title

/s/ EDWARD G. ATSINGER III	President, Chief Executive Officer and Director
(Principal Executive Officer)
Edward G. Atsinger III

/s/ DAVID A.R. EVANS	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
David A.R. Evans

/s/ EILEEN E. HILL	Vice President, Finance and Accounting
(Principal Accounting Officer)
Eileen E. Hill

/s/ STUART W. EPPERSON	Director

Stuart W. Epperson

/s/ ERIC H. HALVORSON	Director

Eric H. Halvorson

/s/ RICHARD A. RIDDLE	Director

Richard A. Riddle

/s/ ROLAND S. HINZ	Director

Roland S. Hinz

/s/ DONALD P. HODEL	Director

Donald P. Hodel

/s/ DAVID DAVENPORT	Director

David Davenport

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Camarillo, California on April ___, 2002.

ATEP RADIO, INC.
BISON MEDIA, INC.
CARON BROADCASTING, INC.
CCM COMMUNICATIONS, INC.
COMMON GROUND BROADCASTING, INC.
GOLDEN GATE BROADCASTING COMPANY, INC.
INLAND RADIO, INC.
INSPIRATION MEDIA, INC.
KINGDOM DIRECT, INC.
NEW ENGLAND CONTINENTAL MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
PENNSYLVANIA MEDIA ASSOCIATES, INC.
RADIO 1210, INC.
REACH SATELLITE NETWORK, INC.
SALEM MEDIA CORPORATION
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF GEORGIA, INC.
SALEM MEDIA OF KENTUCKY, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF PENNSYLVANIA, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA OF VIRGINIA, INC.
SALEM MUSIC NETWORK, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO OPERATIONS - PENNSYLVANIA, INC.
SALEM RADIO PROPERTIES, INC.
SALEM RADIO REPRESENTATIVES, INC.
SCA LICENSE CORPORATION
SOUTH TEXAS BROADCASTING, INC.
SRN NEWS NETWORK, INC.
VISTA BROADCASTING, INC.

By: /s/ EDWARD G. ATSINGER III

Edward G. Atsinger III
President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David R. Evans and Jonathan L. Block, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April ___, 2002.

Name	Title

/s/ EDWARD G. ATSINGER III	President and Chief Executive Officer
(Principal Executive Officer)
Edward G. Atsinger III

/s/ DAVID A.R. EVANS	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
David A.R. Evans

/s/ EILEEN E. HILL	Vice President, Finance and Accounting
(Principal Accounting Officer)
Eileen E. Hill

/s/ EDWARD G. ATSINGER III	Director

Edward G. Atsinger III

/s/ JONATHAN L. BLOCK	Director

Jonathan L. Block

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant named below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California on April ___, 2002.

INSPIRATION MEDIA OF PENNSYLVANIA, L.P.

By: SALEM RADIO OPERATIONS-PENNSYLVANIA, INC.
General Partner

By: /s/ EDWARD G. ATSINGER III

Edward G. Atsinger III
President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David R. Evans and Jonathan L. Block, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April ___, 2002.

Name	Title

/s/ EDWARD G. ATSINGER III	President and Chief Executive Officer of General Partner
(Principal Executive Officer)
Edward G. Atsinger III

/s/ DAVID A.R. EVANS	Senior Vice President and Chief Financial Officer of General Partner
(Principal Financial Officer)
David A.R. Evans

/s/ EILEEN E. HILL	Vice President, Finance and Accounting of General Partner
(Principal Accounting Officer)
Eileen E. Hill

/s/ EDWARD G. ATSINGER III	Director of General Partner

Edward G. Atsinger III

/s/ JONATHAN L. BLOCK	Director of General Partner

Jonathan L. Block

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant named below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California on April ___, 2002.

INSPIRATION MEDIA OF TEXAS, LLC
SALEM MEDIA OF ILLINOIS, LLC
SALEM MEDIA OF NEW YORK, LLC
SALEM RADIO OPERATIONS, LLC

By: SALEM MEDIA CORPORATION, Manager

By: /s/ EDWARD G. ATSINGER III

Edward G. Atsinger III
President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David R. Evans and Jonathan L. Block, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April ___, 2002.

Name	Title

/s/ EDWARD G. ATSINGER III	President and Chief Executive Officer of Manager
(Principal Executive Officer)
Edward G. Atsinger III

/s/ DAVID A.R. EVANS	Senior Vice President and Chief Financial Officer of Manager
(Principal Financial Officer)
David A.R. Evans

/s/ EILEEN E. HILL	Vice President, Finance and Accounting of Manager
(Principal Accounting Officer)
Eileen E. Hill

/s/ EDWARD G. ATSINGER III	Director of Manager

Edward G. Atsinger III

/s/ JONATHAN L. BLOCK	Director of Manager

Jonathan L. Block

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant named below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California on April ___, 2002.

ONEPLACE, LLC

By: SALEM COMMUNICATIONS CORPORATION, Manager

By: /s/ EDWARD G. ATSINGER III

Edward G. Atsinger III
President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David R. Evans and Jonathan L. Block, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April ___, 2002.

Name	Title

/s/ EDWARD G. ATSINGER III	President and Chief Executive Officer of Manager
(Principal Executive Officer)
Edward G. Atsinger III

/s/ DAVID A.R. EVANS	Senior Vice President and Chief Financial Officer of Manager
(Principal Financial Officer)
David A.R. Evans

/s/ EILEEN E. HILL	Vice President, Finance and Accounting of Manager
(Principal Accounting Officer)
Eileen E. Hill

/s/ DAVID DAVENPORT	Director of Manager

David Davenport

/s/ STUART W. EPPERSON	Director of Manager

Stuart W. Epperson
/s/ ERIC H. HALVORSON	Director of Manager

Eric H. Halvorson

/s/ ROLAND S. HINZ	Director of Manager

Roland S. Hinz
/s/ DONALD P. HODEL	Director of Manager

Donald P. Hodel
/s/ PAUL PRESSLER	Director of Manager

Paul Pressler
/s/ RICHARD A. RIDDLE	Director of Manager

Richard A. Riddle

EXHIBIT 4.31

                                               SALEM COMMUNICATIONS HOLDING CORPORATION

                                                                  AND

                                                         THE BANK OF NEW YORK,

                                                                TRUSTEE

                                                     FORM OF SENIOR DEBT INDENTURE

                                               GUARANTEED TO THE EXTENT SET FORTH HEREIN

                                                    BY THE GUARANTORS NAMED HEREIN

                                                    DATED AS OF ____________, 200_

===============================================================================

                                               SALEM COMMUNICATIONS HOLDING CORPORATION
                                      Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of ______________, 200_

TRUST INDENTURE ACT SECTION                                            INDENTURE SECTION
         310(a)(1)...........................................................6.09
            (a)(2)...........................................................6.09
            (a)(3)...........................................................Not Applicable
            (a)(4)...........................................................Not Applicable
            (b)..............................................................6.08, 6.10
         311(a)..............................................................6.13
            (b)..............................................................6.13
            (b)(2)...........................................................7.03(a), 7.03(b)
         312(a)..............................................................7.01, 7.02(a)
            (b)..............................................................7.02(b)
            (c)..............................................................7.02(c)
         313(a)..............................................................7.03(a)
            (b)..............................................................7.03(a)
            (c)..............................................................7.03(a), 7.03(b)
            (d)..............................................................7.03(b)
         314(a)..............................................................7.04
            (b)..............................................................Not Applicable
            (c)(1)...........................................................1.02
            (c)(2)...........................................................1.02
            (c)(3)...........................................................Not Applicable
            (d)..............................................................Not Applicable
            (e)..............................................................1.02
         315(a)..............................................................6.01(a)
            (b)..............................................................6.02, 7.03(a)
            (c)..............................................................6.01(b)
            (d)..............................................................6.01(c)
            (d)(1)...........................................................6.01(a), 6.01(c)
            (d)(2)...........................................................6.01(c)
            (d)(3)...........................................................6.01(c)
            (e)..............................................................5.14
         316(a)(1)(A)........................................................5.12
            (a)(1)(B)........................................................5.02, 5.13
            (a)(2)...........................................................Not Applicable
            (b)..............................................................5.08
            (c)..............................................................1.04(e)
         317(a)(1)...........................................................5.03
            (a)(2)...........................................................5.04
            (b)..............................................................10.05
         318(a)..............................................................1.07

                                                           TABLE OF CONTENTS
                                                                                                                                   Page
                                                                                                                                  - - -
ARTICLE 1

ARTICLE 2
         SECURITY FORMS    10

ARTICLE 3
         THE SECURITIES    16

ARTICLE 4
         SATISFACTION AND DISCHARGE...........................................................................25
         Section 4.01      Satisfaction and Discharge of Indenture ...........................................25
         Section 4.02      Application of Trust Money ........................................................25
         Section 4.03      Application to a Specific Series of Securities ....................................25

ARTICLE 5

ARTICLE 6

ARTICLE 7

ARTICLE 8

ARTICLE 9

ARTICLE 10

ARTICLE 11

ARTICLE 12
         SINKING FUNDS     46
         Section 12.01     Applicability of Article ..........................................................46
         Section 12.02     Satisfaction of Sinking Fund Payments with Securities .............................46
         Section 12.03     Redemption of Securities for Sinking Fund .........................................46

ARTICLE 13
         DEFEASANCE AND COVENANT DEFEASANCE ..................................................................46
         Section 13.01     Applicability of Article; Company's Option to

ARTICLE 14
         GUARANTEES        ...................................................................................49
         Section 14.01     Guarantee .........................................................................49

         INDENTURE, dated as of ________________, 200_, between SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation
(herein called the "COMPANY"), the GUARANTORS listed on Schedule 1 hereto (herein called the "GUARANTORS") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "TRUSTEE").

                                                        RECITALS OF THE COMPANY
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (herein called the "SECURITIES"), to be issued in one or more
series as in this Indenture provided.   All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                                              NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities, as follows:

                                                               ARTICLE 1
                                        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.01 Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1)      he terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2)      all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein, have the meanings assigned to them therein;

         (3)      al accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (4)      the word "INCLUDING" (and with correlative meaning "INCLUDE") means including, without limiting the generality of, any description preceding such term; and

         (5)      he words "HEREIN," "HEREOF" and "HEREUNDER" and other words of  similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "ACT," when used with respect to any Holder, has the meaning specified in Section 1.04.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms
"controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "AUTHENTICATING AGENT" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

         "BANKING DAY" has the meaning specified in Section 1.15.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means the board of directors of the Company; provided, however, that when the context refers to actions or resolutions of the Board of Directors, then the term "BOARD OF DIRECTORS" shall also mean any duly authorized committee of the
Board of Directors of the Company authorized to act with respect to any particular matter to exercise the power of the Board of
Directors of the Company.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY," when used with respect to any Place of Payment or any other particular location referred to in this
Indenture or in the Securities of any series, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or regulation to close.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, warrants, rights, options or other equivalents (however designated) of capital stock or any other equity interest of such Person, including each class of common stock and preferred stock.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation or other entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers, at least one of whom must be its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, its
Chief Accounting Officer, its Treasurer, an Assistant Treasurer or its Controller, and delivered to the Trustee.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at the Bnak of New York, 101 Barclay Street, 21 W, New York,
New York 10286, Attention:  Corporate Trust Administration.

         "COVENANT DEFEASANCE" has the meaning specified in Section 13.03.

         "CURRENCY UNIT" or "CURRENCY UNITS" shall mean any composite currency.

         "CUSTODIAN" means any receiver, custodian, trustee, assignee, liquidator, sequestrator or similar official under any
Bankruptcy Law.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEFAULTED INTEREST" has the meaning specified in Section 3.07.

         "DEFEASANCE" has the meaning specified in Section 13.02.

         "DEPOSITARY" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" shall mean the
Depositary with respect to the Securities of that series.

         "DOLLARS" and "$" means lawful money of the United States of America.

         "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "GAAP" means such accounting principles as are generally accepted in the United States of America which are in effect on the date hereof.

         GUARANTEE" means the guarantee by any Guarantor of the obligations under this Indenture.

         "HOLDER" or "SECURITYHOLDER" means a Person in whose name a Security is registered in the Security Register.

         "INDEBTEDNESS" means, with respect to any Person (without duplication for indebtedness or other obligations of such Person), any indebtedness of such Person for money borrowed, whether incurred, assumed or guaranteed, and including obligations under capitalized leases.

         "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated  hereunder.

         "INTEREST," when used with respect to an Original Issue Discount Security which by its terms bears interest only after
Maturity, means interest payable after Maturity.

         "INTEREST PAYMENT DATE," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         "JUDGMENT CURRENCY" has the meaning specified in Section 1.15.

         "MATURITY," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and  payable as therein or herein provided, whether at the
Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the
Chief Operating Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant
Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by any two Officers of the Company, at least one of whom must be its
Chief Executive Officer, its President, its Chief Financial Officer, its Chief Accounting Officer, its Treasurer or its Controller,
and delivered to the Trustee.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

         "ORIGINAL ISSUE DISCOUNT SECURITY" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.
         "OUTSTANDING," when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

         (i)      Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii)     Securities, or portions thereof, for whose payment or redemption  money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such
Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

         (iii)    Securities which have been paid as provided herein or in exchange for or in lieu of which other
Securities have been authenticated and  delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

         (iv)     Securities which have been defeased pursuant to Section 13.02;  provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose and for the purpose of making the calculations required by Section 313 of the Trust Indenture
Act, (a) the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon the occurrence of an Event of Default and the continuation thereof pursuant to the terms of such Original Issue Discount
Security as of the date of such determination, (b) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the dollar equivalent, determined in the manner provided as contemplated by
Section 3.01 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original
Issue Discount Security, the dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (a) above) of such Security, and (c) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be
Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "PAYING AGENT" means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any
Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued hereunder.

         "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PLACE OF PAYMENT," when used with respect to the  Securities of any series,  means the place or places where the principal of
(and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

         "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "REDEMPTION DATE," when used with respect to any Security of any series to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "REDEMPTION PRICE," when used with respect to any Security of any series to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "REGISTERED SECURITY" means any Security issued hereunder and registered in the Security Register.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

         "REQUIRED CURRENCY" has the meaning specified in Section 1.15.

         "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer of the Trustee assigned to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "SECURITIES" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 3.05.

         " SIGNIFICANT SUBSIDIARY" of a Person has the meaning ascribed to such term in Rule 1.02(w) of Regulation S-X under the
Securities Act of 1933, as amended.

         "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

         "STATED MATURITY," when used with respect to any Security or any  installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

         "SUBSIDIARY" means, with respect to any Person:

         (1)       any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or  controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2)      any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the
Securities of any series shall mean the Trustee with respect to Securities of that series.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event that such Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "U.S. GOVERNMENT OBLIGATIONS" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the full faith and credit of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment, and shall also include a depository receipt issued by a New York Clearing House bank or trust company as custodian with respect to any such U.S. Government Obligation, or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount held by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         VICE PRESIDENT," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         Section 1.02   Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                   (b)  a brief statement as to the nature and scope of the examination or  investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition  has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.03   Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer actually knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel actually knows that the certificate or opinion or representations with respect to such matters are erroneous.

         Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the
Company, unless such Officer or counsel, as the case may be, actually knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion is based are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.04  Acts of Holders.

         (a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the
Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b)      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the
Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c)      The ownership of Registered Securities shall be proved by the Security Register.

         (d)      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e)      If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the immediately following paragraph. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding
Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other
Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         (f)      The Trustee shall set a record date, which shall not be more than 15 days prior to the date of commencement of solicitation of such action contemplated by this section 1.04(f), for the purpose of determining the Holders of Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in
Section 5.02, (iii) any direction referred to in Section 5.12, (iv) any request to institute proceedings referred to in Section
5.07(2) or (v) any waiver of past defaults pursuant to Section 5.13, in each case with respect to Securities of such series. If such a record date is fixed pursuant to this paragraph, the relevant action may be taken or given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be holders of Securities of a series for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date; provided that no such action by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's reasonable expense, shall cause notice of such record date and the proposed action by Holders to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

         Section 1.05  Notices, Etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class postage prepaid, to or with the Trustee at
         The Bank of New York, 101 Barclay Street, 21 W, New York, New York 10286, Attention: Corporate Trust
         Administration; or

                  (b)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder
         (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the
         Company addressed to it at Salem Communications Holding Corporation, 4880- Santa Rosa Road, Suite 300,
         Camarillo, CA 93012, Attention:  General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

         Section 1.06  Notice to Holders; Waiver.  Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be deemed sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first- class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders or the validity of the proceedings to which such notice relates.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

         Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such

         Section 1.07  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included or deemed included in this Indenture by any of the provisions of the Trust
Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the
Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this
Indenture as so modified or shall be excluded, as the case may be.

         Section 1.08  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.09  Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.10  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.11  Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any
Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.12  Governing Law.  This Indenture and the Securities shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

         Section 1.13  Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, sinking fund payment date,
Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day or on such other day as may be set out in the
Officers' Certificate pursuant to Section 3.01 at such Place of Payment with the same force and effect as if made on the Interest
Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, if payment is made on such next succeeding Business Day or other day set out in such Officers' Certificate.

         Section 1.14  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any
Guarantor (other than a stockholder which itself is the Company or a Guarantor of the Securities) shall not have any liability for any obligations of the Company or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder, by accepting a Security, waives and releases all such liability.
Such waivers and releases are part of the consideration for the issuance of the Securities.

         Section 1.15  Judgment Currency.  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series (the "REQUIRED CURRENCY") into a currency in which a judgment will be rendered (the "JUDGMENT CURRENCY"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in Wilmington, Delaware the Required Currency with the Judgment Currency on the Banking
Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the
Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "BANKING DAY" means any day except a Saturday, Sunday or a legal holiday in New York,
New  ork, Delaware or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

         Section 1.16  Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                               ARTICLE 2
                                                            SECURITY FORMS

         Section 2.01  Forms Generally.  The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this
Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by
Section 3.03 for the authentication and delivery of such Securities.

         The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         Section 2.02  Form of Face of Security.

                                               SALEM COMMUNICATIONS HOLDING CORPORATION

No. _______                                                                             [$]____________

         Salem Communications Holding Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "COMPANY," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of _______________ {Dollars} on _______________
{if the Security is to bear interest prior to Maturity, insert -and to pay interest thereon from _______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _______________ and
_______________ in each year {if other than semi-annual payments, insert frequency of payments and payment dates}, commencing
_____________________, at {if the Security is to bear interest at a fixed rate, insert - the rate of _____% per annum}, {if the
Security is to bear interest at a variable or floating rate and if determined with reference to an index, refer to description of index below} until the principal hereof is paid or made available for payment {if applicable insert -, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of _____% per annum on any overdue principal and premium and on any overdue installment of interest}. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or __________
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the
Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record
Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture}. {If the Securities are floating or adjustable rate securities with respect to which the principal of or any premium or interest may be determined with reference to an index, insert the text of the floating or adjustable rate provision.}

         {If the Security is not to bear interest prior to Maturity, insert-The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.}

         {If the Securities are to be Payment-in-Kind Securities, insert the text of the PIK provision.}

         Payment of the principal of (and premium, if any) and {if applicable, insert -any such} interest on this Security will be made at the office or agency of the Company maintained for that purpose in _______________, in dollars {if applicable, insert -;
provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person
entitled thereto as such address shall appear in the Security Register}.   {If applicable, insert - So long as all of the Securities
of this series are represented by Securities in global form, the principal of, premium, if any, and interest, if any, on this global
Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Securities of this series are no longer represented by global Securities and are issued in definitive certificated form, then the principal of, premium, if any, and interest, if any, on each certificated Security at Maturity shall be paid in same day funds to the Holder upon surrender of such certificated Security at the Corporate Trust Office of the
Trustee, or at such other place or places as may be designated in or pursuant to the Indenture, provided that such certificated
Security is surrendered to the Trustee, or at such other place or places as may be designated in or pursuant to the Indenture, provided that such certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to such certificated
Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant
Regular or Special Record Date.}

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further
provisions shall for all purposes have the same effect as if set forth at this place.   Unless the certificate of authentication
hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    SALEM COMMUNICATIONS HOLDING CORPORATION

                                    By:_______________________________________________
                                    Name:
                                    Title:

Attest:

                                                                {SEAL}

                                                                 200_

         Section 2.03  Form of Reverse of Security.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "SECURITIES"), issued and to be issued in one or more series under an Indenture, dated as of _______________, 200_ (herein called the "INDENTURE"), between the
Company and The Bank of New York, as Trustee (herein called the "TRUSTEE," which term includes any successor trustee under the
Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of
the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof {, limited in aggregate principal amount to $ - - - - -}.

         [If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by first class mail, {if applicable, insert - (1) on __________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time (on or after __________, _____), as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

         If redeemed {on or before _______________, _____%, and if redeemed} during the 12-month period beginning _______________ of the years indicated,

                                                                       REDEMPTION
                  YEAR                                                    PRICE
                   - - - -                                              - - - - - - - - --

and thereafter at a Redemption Price equal to _____% of the principal amount, together in the case of any such redemption {if applicable, insert - (whether through operation of the sinking fund or otherwise)} with accrued and unpaid interest to the Redemption
Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such
Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.}

         {If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by first class mail, (1) on _______________ in any year commencing with the year __________ and ending with the year
__________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time {on or after
__________}, as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:

         If redeemed during a 12-month period beginning _________________ of the years indicated,

Redemption Price
For Redemption                 Redemption Price For Redemption Otherwise Than Through
Sinking Fund                   Operation of The Through Operation of The Sinking Fund                   Year
 - - - - - - - -                - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - --   - - -

and thereafter at a Redemption Price equal to _____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.}

         {Notwithstanding the foregoing, the Company may not, prior to __________, redeem any Securities of this series as contemplated by {clause (2) of} the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than _____% per annum.}

         {The sinking fund for this series provides for the redemption on ___________ in each year beginning with the year _____ and ending with the year _____ of {not less than} $_______________ {("MANDATORY SINKING FUND") and not more than $____________} aggregate principal amount of Securities of this series.} {Securities of this series acquired or redeemed by the Company otherwise than through
{mandatory} sinking fund payments may be credited against subsequent {mandatory} sinking fund payments otherwise required to be made-in the inverse order in which they become due.}

         {In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed
portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.}   {If the Security is not an Original
Issue Discount Security, insert-If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the
Indenture.}

         {If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal  -insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest
(in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.}

         {This Security is subject to defeasance and covenant defeasance as described in the Indenture {if applicable, insert  - and the supplemental indenture}.}

         {This Security is subject to satisfaction and discharge as provided in the Indenture {if applicable, insert  - and the supplemental indenture}.}

         The Indenture may be modified by the Company and the Trustee without  consent of any Holder with respect to certain matters as described in the Indenture.  In addition, the Indenture permits, with certain exceptions as  therein provided, the amendment thereof and the modification of the rights and  obligations of the Company and the rights of the Holders of the Securities of  each series to be affected under the Indenture at any time by the Company and  the Trustee with the consent of the Holders of a majority in principal amount of  the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of a majority in  principal amount of the Securities of each series at the time Outstanding, on  behalf of the
Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults  under the Indenture and their consequences. Any such consent or waiver by the  Holder of this Security shall bind such
Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or  in exchange hereof or in lieu hereof, whether or not notation of such consent or  waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or  of the Indenture shall alter or impair the obligation of the Company, which is  absolute and unconditional, to pay the principal of (and premium, if any) and  interest on this
Security at the times, place and rate, and in the coin or  currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set  forth, the transfer of this Security is registrable in the Security Register,  upon surrender of this Security for registration of transfer at the office or  agency of the
Company in any place where the principal of (and premium, if any)  and interest on this Security are payable, duly endorsed by, or accompanied by a  written instrument of transfer in form satisfactory to the Company and the  Security Registrar duly executed by the
Holder hereof or his attorney duly  authorized in writing, and thereupon one or more new Securities of this series,  of authorized denominations and for the same Stated Maturity and aggregate  principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without  coupons in denominations of {$1,000} and any integral multiple thereof. As  provided in the Indenture and subject to certain limitations therein set forth,  Securities of this series are exchangeable for a like aggregate principal amount  of Securities of this series of a different authorized denomination, as  requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or  exchange, but the Company may require payment of a sum sufficient to cover any  tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the  Company, the Trustee and any agent of the
Company or the Trustee may treat the  Person in whose name this Security is registered as the owner hereof for all  purposes, whether or not this Security be overdue, and neither the Company, the  Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture imposes certain limitations on the ability of the Company to,  among other things, merge or consolidate with any other Person or sell, assign,  transfer or lease all or substantially all of its properties or assets {If other  covenants are applicable pursuant to the provisions of Section 3.01, insert  here}. All such covenants and limitations are subject to a number of important qualifications and exceptions.  The Company must report periodically to the  Trustee on compliance with the covenants in the Indenture.

         A director, officer, employee or stockholder, as such, of the Company shall  not have any liability for any obligations of the Company under this Security or  the Indenture or for any claim based on, in respect of or by reason of, such  obligations or their creation. Each Holder, by accepting a Security, waives and  releases all such liability. The waiver and release are part of the  consideration for the issuance of this Security.

         {If applicable, insert  - A director, officer, employee or stockholder, as  such, of the Guarantor shall not have any liability for any obligations of the  Company or such Guarantor under this Security or the Indenture {if applicable,  insert  - or the supplemental indenture} or for any claim based on, in respect  of or by reason of, such obligations or their creation. Each
Holder, by  accepting a Security, waives and releases all such liability. The waiver and  release are part of the consideration for the issuance of this Security.}

         {If applicable, insert  - This Security will be entitled to the benefits of  certain Guarantees made for the benefit of the
Holders. Reference is hereby made to the Indenture and the supplemental indenture for a statement of the  respective rights, limitations of rights, duties and obligations thereunder of  the Guarantors, if any, the Trustee and the Holders.}

         {If applicable, insert - Pursuant to a recommendation promulgated by the  Committee on Uniform Security Identification
Procedures ("CUSIP"), the Company  has caused CUSIP numbers to be printed on the Securities of this series as a  convenience to the
Holders of the Securities of this series. No representation  is made as to the correctness or accuracy of such numbers as printed on the  Securities of this series and reliance may be placed only on the other  identification numbers printed hereon.}

         All terms used in this Security which are defined in the Indenture shall  have the meanings assigned to them in the
Indenture.

                                                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and  transfer this Security to
__________________________________________________________________________________
                                        (Insert assignee's social security or tax I.D. number)
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
                                         (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________ agent to transfer  this Security on the books of the Company. The agent may substitute another to  act for him.

Dated: ___________.........Your Signature: _______________________________________
                                                     (Sign exactly as your name appears on the other
                                                              side of this Security)

Signature Guaranty:        __________________________________________________________________
                           Signatures must be guaranteed by an "eligible guarantor  institution" meeting the requirements of the
                           Transfer Agent, which requirements will include membership or participation in STAMP or such other
                           "signature guarantee program" as may  be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.}

Social Security Number or Taxpayer Identification Number:  ______________________________________

          Section 2.04  Form of Trustee's Certificate of Authentication.  The Trustee's  certificate of authentication shall be in substantially the following form:

Dated: _________________

         This is one of the Securities of the series designated therein referred to  in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK

                                            __________________________________________
                                            As Trustee
                                            By  _______________________________________
                                                     Authorized Signatory

          Section 2.05  Securities in Global Form.  If Securities of or within a series are issuable in whole or in part in global form, then any such Security of such  series may provide that it shall represent the aggregate or a specified amount  of the
Outstanding Securities of such series from time to time endorsed thereon  and may also provide that the aggregate amount of
Outstanding Securities of such  series represented thereby may from time to time be reduced or increased to  reflect exchanges. Any endorsement of a Security in global form to reflect the  amount, or any increase or decrease in the amount, or changes in the rights of  Holders, of Outstanding Securities represented thereby shall be made in such  manner and upon instructions given by such Person or Persons as shall be  specified therein or in the Company Order to be delivered to the Trustee  pursuant to Section 3.03 or Section
3.04. Subject to the provisions of Section  3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver  any
Security in permanent global form in the manner and upon instructions given  by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously  is, delivered, any instructions by the Company with respect to endorsement or  delivery or redelivery of a Security in global form shall be in writing but need  not comply with Section 1.02 and need not be accompanied by an Opinion of  Counsel.

         The provisions of the last paragraph of Section 3.03 shall apply to any  Security represented by a Security in global form if such Security was never  issued and sold by the Company and the Company delivers to the Trustee the  Security in global form together with written instructions (which need not  comply with Section 1.02 and need not be accompanied by an Opinion of Counsel)
with regard to the reduction in the principal amount of Securities represented  thereby.

         Notwithstanding the provisions of Sections 2.01 and 3.07, unless otherwise  specified as contemplated by Section 3.01, payment of principal of and premium,  if any, and interest on any Security in permanent global form shall be made to  the Person or
Persons specified therein.

         Section 2.06 Form of Legend for the Securities in Global Form. Any Security  in global form authenticated and delivered hereunder shall bear a legend in  substantially the following form, or in such other form as may be necessary or  appropriate to reflect the arrangements with or to comply with the requirements  of any Depositary:

         "THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE   HEREINAFTER REFERRED TO AND IS
         REGISTERED IN THE NAME OF A DEPOSITARY  OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN
         WHOLE  OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED  CIRCUMSTANCES DESCRIBED IN THE
         INDENTURE, THIS SECURITY MAY NOT BE  TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE
         DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR  ANOTHER NOMINEE OF THE DEPOSITARY OR BY
         THE DEPOSITARY OR ANY SUCH  NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

                                                               ARTICLE 3
                                                            THE SECURITIES

          Section 3.01  Amount Unlimited; Issuable in Series.  The aggregate principal  amount of Securities which may be authenticated and delivered under this  Indenture is unlimited.

         The Securities may be issued from time to time in one or more series. Prior  to the issuance of Securities of any series, there shall be established in or  pursuant to (i) a Board Resolution, (ii) action taken pursuant to a Board  Resolution and (subject to Section 3.03) set forth, or determined in the manner  provided, in an Officers' Certificate, or (iii) one or more indentures supplemental hereto:

                  (1)  the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                  (2)  the purchase price, denomination and any limit upon the aggregate principal amount of the Securities of the series which may  be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07);

                  (3)  the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of  determination thereof;

                  (4)  the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, whether the interest on the Securities will be paid in the form of additional Securities and if so, the terms and provisions for the payment of such additional Securities,
         including, without   limitation, the method for calculating the amount of additional Securities so payable, the date or dates from which such interest  shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

                  (5)  the place or places where the principal of, premium, if any, and interest, if any, on Securities of the series shall be payable;

                  (6)  the place or places where the Securities may be exchanged or  transferred;

                  (7)  the period or periods within which, the price or prices at which, the  currency or currencies
         (including currency unit or units) in which, and the  other terms and conditions upon which Securities of the series may be redeemed,  in whole or in part, at the option of the Company, and, if other than as  provided in
         Section 11.03, the manner in which the particular Securities of such  series (if less than all Securities of such series are to be redeemed) are to be  selected for redemption;

                  (8)  the obligation, if any, of the Company to redeem or purchase Securities  of the series in whole or in part pursuant to any sinking fund or analogous  provisions or upon the happening of a specified event or at the option of a  Holder thereof and the period or periods within which, the price or prices at  which, and the other terms and conditions upon which Securities of the series  shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (9)  if other than denominations of $1,000 and any integral multiple  thereof, the denominations in which
         Securities of the series shall be issuable;

                  (10)  if other than U.S. dollars, the currency or currencies (including  currency unit or units) in which payments of principal of, premium, if any, and  interest on the Securities of the series shall or may by payable, or in which  the Securities of the series shall be denominated, and the particular provisions  applicable thereto;

                  (11)  if the payments of principal of, premium, if any, or interest on the  Securities of the series are to be made, at the election of the Company or a  Holder, in a currency or currencies (including currency unit or units) other  than that in which such Securities are denominated or designated to be payable,  the currency or currencies (including currency unit or units) in which such  payments are to be made, the terms and conditions of such payments and the  manner in which the exchange rate with respect to such payments shall be  determined, and the particular provisions applicable thereto;

                  (12)  if the amount of payments of principal of, premium, if any, and  interest on the Securities of the series shall be determined with reference to  an index, formula or other method (which index, formula or method may be based,  without limitation, on a currency or currencies (including currency unit or  units) other than that in which the Securities of the series are denominated or  designated to be payable), the index, formula or other method by which such  amounts shall be determined;

                  (13)  if other than the principal amount thereof, the portion of the  principal amount of Securities of the series which shall be payable upon  declaration of acceleration of the Maturity thereof pursuant to Section
         5.02 or  the method by which such portion shall be determined;

                  (14)  any modifications of or additions to the Events of Default or the  covenants of the Company set forth herein with respect to Securities of the  series; and whether and the conditions under which the Holders of the Securities  of the series may waive any such Event of Default or compliance with any such  covenant relating to the Securities of such series;

                  (15)  if either or both of Section 13.02 and Section 13.03 shall be  inapplicable, in whole or in part, to the Securities of the series (provided  that if no such inapplicability shall be specified, then both Section
         13.02 and  Section 13.03 shall be applicable to the Securities of the series); and any  modification to either such section as it relates to such series of Securities;

                  (16)  if other than the Trustee, the identity of the Registrar and any  Paying Agent;

                  (17)   if the Securities of the series shall be issued in whole or in part in  global form, (i) the
         Depositary for such global Securities, (ii) the form of any  legend in addition to or in lieu of that in Section
         2.06 which shall be borne by  such global Security, (iii) whether beneficial owners of interests in any
         Securities of the series in global form may exchange such interests for  certificated Securities of such series and of like tenor of any authorized form  and denomination, and (iv) if other than as provided in Section 3.05, the  circumstances under which any such exchange may occur;

                  (18)  if the Holders of the Securities of the series may convert or exchange  the Securities of the series into or for securities of the Company or of other entities or other property (or the cash value thereof), the specific terms of  and period during which such conversion or exchange may be made;

                  (19)  if the Securities of the series shall have the benefits of any  Guarantee and, if so, the identity of the Guarantor or Guarantors and the terms  and provisions applicable to any such Guarantee;

                  (20)  any provisions for the satisfaction and discharge of the Securities of  the series, including provisions in addition to or modifying the provisions of  Article 4 as they pertain to Securities of the series;

                  (21)  any addition to or change in the covenants set forth in Article 10  which applies to Securities of the series; and

                  (22)  any other terms of the series, including any terms which may be  required by or advisable under the laws of the United States of America or  regulations thereunder or advisable (as determined by the Company) in connection  with the marketing of Securities of the series.

         All Securities of any one series shall be substantially identical except as  to denomination and except as may otherwise be provided (i) by a Board  Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to  Section 3.03) set forth, or determined in the manner provided, in an Officers'  Certificate or (iii) in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise  provided, a series may be reopened, without the consent of the Holders, for  issuances of additional Securities of such series.

         If any of the terms of the Securities of any series are established by  action taken pursuant to a Board Resolution, a copy of an appropriate record of  such action shall be certified by the Secretary or an Assistant Secretary of the  Company and delivered to the Trustee at or prior to the delivery of the  Officers' Certificate setting forth, or providing the manner for determining,  the terms of the Securities of such series, and an appropriate record of any  action taken pursuant thereto in connection with the issuance of any Securities  of such series shall be delivered to the Trustee prior to the authentication and  delivery thereof.

         Section 3.02  Denominations.  The Securities of each series shall be issuable  in registered form without coupons in such denominations as shall be specified  as contemplated by Section 3.01. In the absence of any such provisions with  respect to the
Securities of any series, the Securities of such series shall be  issuable in denominations of $1,000 and any integral multiple thereof.

         Section 3.03  Execution, Authentication, Delivery and Dating.  The Securities  shall be executed on behalf of the Company by its Chairman of the Board, its  Chief Executive Officer, its President, its Chief Financial Officer, or its  Chief Accounting Officer
attested by its Secretary or one of its Assistant  Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Typographical and other minor errors or defects in any such  reproduction of the seal or any such signature shall not affect the validity or  enforceability of any Security that has been duly authenticated and delivered by  the Trustee.

         Securities bearing the manual or facsimile signatures of individuals who  were at any time the proper officers of the
Company shall bind the Company,  notwithstanding that such individuals or any of them have ceased to hold such  offices prior to the authentication and delivery of such Securities or did not  hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this  Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and make such Securities available for  delivery. If the form or terms of the Securities of the series have been  established in or pursuant to one or more
Board Resolutions as permitted by  Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities  under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to
Sections 315(a) through (d) of the Trust  Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel  stating
(subject to customary assumptions, conditions and exceptions):

                  (a)  if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this
         Indenture; and

                  (b)  that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         If such terms have been so established, the Trustee shall not be required  to authenticate such Securities if the issue of such Securities pursuant to this  Indenture will affect the Trustee's own rights, duties or immunities under the  Securities and this
Indenture or otherwise in a manner which is not reasonably  acceptable to the Trustee, or in the written opinion of counsel to the
Trustee (which counsel may be an employee of the Trustee) such authentication may not  lawfully be made or would involve the Trustee in personal liability.

         Notwithstanding the provisions of Section 3.01 and of the immediately  preceding paragraph, if all Securities of a series are not to be originally  issued at one time, it shall not be necessary to deliver the Board Resolution  and the Officers'
Certificate otherwise required pursuant to Section 3.01 or the  Company Order and Opinion of Counsel otherwise required pursuant to the second  preceding paragraph at or prior to the time of authentication of each Security  of such series if such documents are delivered at or prior to the authentication  upon original issuance of the first Security of such series to be issued.

         If the Company shall establish pursuant to Section 3.01 that the Securities  of a series are to be issued in whole or in part in the form of one or more global Securities, then the Company shall execute and the Trustee shall, in  accordance with this
Section and the Company Order with respect to the authentication and delivery of such series, authenticate and deliver one or more
Securities of such series in global form that (i) shall be in an aggregate amount equal to the aggregate principal amount of the
Outstanding Securities of  such series to be represented by such Security or Securities in global form, (ii) shall be registered in the name of the Depositary for such Security or  Securities in global form or its nominee, and (iii) shall be made available for delivery by the Trustee to such Depositary or pursuant to such Depositary's  instruction.

         The Trustee shall have no responsibility to determine if the Depositary is  so registered. Each Depositary shall enter into an agreement with the Trustee  and the Company governing the respective duties and rights of such Depositary,  the Company and the
Trustee with regard to Securities issued in global form.

         Unless otherwise provided for in the form of Security, each Security shall  be dated the date of its authentication.

         No Security shall be entitled to any benefits under this Indenture or be  valid or obligatory for any purpose unless there appears on such Security a  certificate of authentication substantially in the form provided for herein  executed by the Trustee or an Authenticating Agent by manual signature, and such  certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder  and is entitled to the benefits of this Indenture.

         Notwithstanding the foregoing, if any Security shall have been  authenticated and delivered hereunder but never issued and sold by the Company,  and the Company shall deliver such Security to the Trustee for cancellation as  provided in Section 3.09 together with a written statement (which need not  comply with Section 1.02 and need not be accompanied by an Opinion of Counsel)
stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been  authenticated and delivered hereunder and shall not be entitled to the benefits  of this Indenture.

         Section 3.04  Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities  of such series which are printed, lithographed, typewritten, mimeographed or  otherwise produced, in any authorized denomination, substantially of the tenor  of the definitive Securities in lieu of which they are issued and with such  appropriate insertions, omissions, substitutions and other variations as the  officers executing such Securities may determine, as evidenced by their  execution of such
Securities.

         In the case of Securities of any series, such temporary Securities may be  in global form, representing all or a portion of the Outstanding Securities of  such series.

         Except in the case of temporary Securities in global form (which shall be  exchanged in accordance with the provisions thereof), if temporary Securities of  any series are issued, the Company will cause definitive Securities of that  series to be prepared without unreasonable delay. After the preparation of  definitive Securities of such series, the temporary Securities of such series  shall be exchangeable for definitive Securities of such series upon surrender of  the temporary Securities of such series at the office or agency of the Company  in a Place of Payment for that series, without charge to the Holder. Upon  surrender for cancellation of any one or more temporary Securities of any  series, the Company shall execute and the Trustee shall authenticate and make  available for delivery in exchange therefor a like principal amount of  definitive Securities of the same series of authorized denominations and of like  tenor. Until so exchanged, the temporary Securities of any series shall in all  respects be entitled to the same benefits under this Indenture as definitive  Securities of such series.

         Section 3.05  Registration, Registration of Transfer and Exchange.  The  Company shall cause to be kept at the Corporate
Trust Office of the Trustee or  in any office or agency to be maintained by the Company in accordance with  Section 10.02 in a Place of Payment a register (the register maintained in such  office and in any other office or agency of the Company in a Place of
Payment  being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company  shall provide for the registration of Securities and of registration of  transfers of Securities.
The Trustee is hereby appointed “SECURITY REGISTRAR” for the purpose of registering Securities and transfers of Securities as herein provided. Upon surrender for registration of transfer of any Security of any series  at the office or agency of the Company in a
Place of Payment for that series,  the Company shall execute, and the Trustee shall authenticate and make available  for delivery, in the name of the designated transferee or transferees, one or  more new Securities of the same series, of any authorized denominations and of a  like aggregate principal amount and Stated Maturity.

         At the option of the Holder, Securities of any series (except a Security in  global form) may be exchanged for other
Securities of the same series, of any  authorized denominations and of a like aggregate principal amount and Stated  Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the
Company  shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

         Each Security issued in global form authenticated under this Indenture  shall be registered in the name of the Depositary designated for such series or  a nominee thereof and delivered to such Depositary or a nominee thereof or  custodian therefor, and each such Security issued in global form shall  constitute a single Security for all purposes of this Indenture.

         Notwithstanding any other provision of this Section, unless and until it is  exchanged in whole or in part for Securities in certificated form in the  circumstances described below, a Security in global form representing all or a  portion of the Securities of a series may not be transferred except as a whole  by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such  Depositary or by such Depositary or any such nominee to a successor Depositary  for such series or a nominee of such successor Depositary.

         If at any time the Depositary for the Securities of a series notifies the  Company that it is unwilling or unable to continue as Depositary for the  Securities of such series or defaults in the performance of its duties as  Depositary or it at any time the Depositary for the Securities of such series  shall no longer be eligible to perform such duties, the Company shall appoint a  successor Depositary with respect to the Securities of such series. If a  successor Depositary for the Securities of such series is not appointed by the  Company within 90 days after the Company receives such notice or becomes aware  of such ineligibility, the
Company's selection pursuant to Section 3.01(b)(17)  shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for  the authentication and delivery of certificated
Securities of such series of  like tenor, shall authenticate and deliver Securities of such series of like  tenor in certificated form, in authorized denominations and in an aggregate  principal amount equal to the principal amount of the Security or Securities of  such series of like tenor in global form in exchange for such Security or  Securities in global form.

         The Company may at any time in its sole discretion determine that  Securities issued in global form shall no longer be represented by such a  Security or Securities in global form. In such event the Company shall execute,  and the Trustee, upon receipt of a Company Order for the authentication and  delivery of certificated Securities of such series of like tenor, shall  authenticate and deliver, Securities of such series of like tenor in  certificated form, in authorized denominations and in an aggregate principal  amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities  in global form.

         If specified by the Company pursuant to Section 3.01 with respect to a  series of Securities, the Depositary for such series may surrender a Security in  global form of such series in exchange in whole or in part for Securities of  such series in certificated form on such terms as are acceptable to the Company  and such Depositary. Thereupon, the Company shall execute, and the
Trustee shall authenticate and deliver, without service charge,

                  (i)  to each Person specified by such Depositary a new certified Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Security in global form; and

                  (ii)  to such Depositary a new Security in global form of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of certificated Securities delivered to Holders thereof.

         Upon the exchange of a Security in global form for Securities in  certificated form, such Security in global form shall be canceled by the  Trustee. Securities issued in exchange for a Security in global form pursuant to  this Section shall be registered in such names and in such authorized  denominations as the Depositary for such Security in global form, pursuant to  instructions from its direct or indirect participants or otherwise, shall  instruct the Trustee. The Trustee shall deliver such Securities to the
Persons  in whose names such Securities are so registered.

         Whenever any Securities are surrendered for exchange, the Company shall  execute, and the Trustee shall authenticate and deliver, the Securities which  the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of  Securities shall be the valid obligations of the
Company, evidencing the same  debt, and entitled to the same benefits under this Indenture, as the Securities  surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for  exchange shall (if so required by the Company or the Trustee) be duly endorsed,  or be accompanied by a written instrument of transfer in form satisfactory to  the Company and the
Security Registrar duly executed by the Holder thereof or  his attorney duly authorized in writing.

         Unless otherwise provided in the Securities to be transferred or exchanged,  no service charge shall be made for any registration of transfer or exchange of  Securities, but the Company may require payment of a sum sufficient to cover any  tax or other governmental charge that may be imposed in connection with any  registration of transfer or exchange of Securities, other than exchanges  pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

         If the Securities of any series (or of any series and specified tenor) are  to be redeemed in part, the Company shall not be required (i) to issue, register  the transfer of or exchange Securities of such series during a period beginning  at the opening of business 15 days before the day of the mailing of a notice of  redemption of Securities of that series selected for redemption under
Section  11.03 and ending at the close of business on the day of such mailing, or (ii) to  register the transfer of or exchange any
Security so selected for redemption, in  whole or in part, except the unredeemed portion of any Security being redeemed in part.

         The foregoing provisions relating to registration, transfer and exchange  may be modified, supplemented or superseded with respect to any series of  Securities by a Board Resolution or in one or more indentures supplemental  hereto.

         Section 3.06  Mutilated, Destroyed, Lost and Stolen Securities.  If any  mutilated Security is surrendered to the Trustee, the Company shall execute and  the Trustee shall authenticate and deliver in exchange therefor a new Security  of the same series and of like tenor and principal amount and bearing a number  not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to  their satisfaction of the destruction, loss or theft of any Security and (ii)  such security or indemnity as may be required by them to save each of them and  any agent of either of them harmless, then, in the absence of notice to the  Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall  authenticate and deliver, in lieu of any such destroyed, lost or stolen  Security, a new Security of the same series and of like tenor and principal  amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become  or is about to become due and payable, the
Company in its discretion may,  instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may  require the payment of a sum sufficient to cover any tax or other governmental  charge that may be imposed in relation thereto and any other expenses (including  the fees and expenses of the Trustee) connected therewith.

         Every new Security of any series issued pursuant to this Section in lieu of  any destroyed, lost or stolen Security shall constitute an original additional  contractual obligation of the Company, whether or not the destroyed, lost or  stolen Security shall be at any time enforceable by anyone, and shall be  entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the  extent lawful) all other rights and remedies with respect to the replacement or  payment of mutilated, destroyed, lost or stolen Securities.

         Section 3.07  Payment of Interest; Interest Rights Preserved.   Interest on any Security which is payable, and is punctually paid or duly provided for, on  any Interest Payment Date shall be paid to the Person in whose name that  Security (or one or more
Predecessor Securities) is registered at the close of  business on the Regular Record Date for such interest.

         Any interest on any Security of any series which is payable, but is not  punctually paid or duly provided for, on any
Interest Payment Date (herein  called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder  on the relevant
Regular Record Date by virtue of having been such Holder, and  such Defaulted Interest may be paid by the Company, at its election in each  case, as provided in Clause (1) or (2) below:

                  (1)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the
         Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless such Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably  satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.
         Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the reasonable expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted
         Interest shall be paid to the Persons in whose names the Securities of such series (or their respective
         Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2)  The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (2), such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security  delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued  and unpaid, and to accrue, which were carried by such other Security.

         Section 3.08  Persons Deemed Owners.  Prior to due presentment of a Security  for registration of transfer, the Company, the
Trustee and any agent of the  Company or the Trustee may treat the Person in whose name such Security is  registered as the owner of such Security for the purpose of receiving payment of  principal of, premium, if any, and (subject to Sections 3.05 and 3.07)
interest  on such Security and for all other purposes whatsoever, whether or not such  Security be overdue, and neither the Company, the Trustee nor any agent of the  Company or the Trustee shall be affected by notice to the contrary.

         None of the Company, the Trustee or any agent of the Company or the Trustee  shall have any responsibility or liability for any aspect of the records  relating to or payments made on account of beneficial ownership interest of a  Security in global form, or for maintaining, supervising or reviewing any  records relating to such beneficial ownership interest. Notwithstanding the foregoing, with respect to any Security in global form, nothing herein shall  prevent the Company or the Trustee or any agent of the
Company or the Trustee,  from giving effect to any written certification, proxy or other authorization  furnished by any Depositary
(or its nominee), as a Holder, with respect to such  Security in global form or impair, as between such Depositary and owners of beneficial interests in such Security in global form, the operation of customary  practices governing the exercise of the right of such Depositary (or its  nominee) as holder of such Security in global form.

         Section 3.09  Cancellation.  All Securities surrendered for payment,  redemption, registration of transfer or exchange or for credit against any  sinking fund payment shall, if surrendered to any Person other than the Trustee,  be delivered to the Trustee and shall be promptly canceled by it. The Company  may at any time deliver to the Trustee for cancellation any Securities  previously authenticated and delivered hereunder which the Company may have  acquired in any manner whatsoever, and all Securities so delivered shall be  promptly canceled by the Trustee. No Securities shall be authenticated in lieu  of or in exchange for any Securities canceled as provided in this Section,  except as expressly permitted by this Indenture. All canceled Securities shall  be held by the
Trustee and may be destroyed (and, if so destroyed, certification  of their destruction shall be delivered to the Company, unless, by a Company  Order, the Company shall direct that canceled Securities be returned to it).

         Section 3.10  Computation of Interest.  Except as otherwise specified as  contemplated by Section 3.01 for Securities of any series, interest on the  Securities of each series shall be computed on the basis of a year of twelve  30-day months.

          Section 3.11  CUSIP Number.  The Company in issuing Securities of any series  may use a "CUSIP" number, and if so, the
Trustee may use the CUSIP number in  notices of redemption or exchange as a convenience to Holders of such series;  provided, that any such notice may state that no representation is made as to  the correctness or accuracy of the CUSIP number printed on the notice or on the  Securities of such series, and that reliance may be placed only on the other  identification numbers printed on the
Securities, and any such redemption shall  not be affected by any defect in or omission of such numbers. The Company will  promptly notify the Trustee of any change in the CUSIP number of any series of  Securities.

         Section 3.12  Wire Transfers.  Notwithstanding any other provision to the  contrary in this Indenture, the Company may make any payment of moneys required  to be deposited with the Trustee on account of principal of, or premium, if any, or interest on the
Securities (whether pursuant to optional or mandatory  redemption payments, interest payments or otherwise) by wire transfer of immediately available funds to an account designated by the Trustee on or before  the date and time such moneys are to be paid to the
Holders of the Securities in  accordance with the terms hereof.

                                                               ARTICLE 4
                                                       SATISFACTION AND DISCHARGE

         Section 4.01  Satisfaction and Discharge of Indenture.  This Indenture shall  cease to be of further effect (except as to any surviving rights of registration  of transfer or exchange of Securities and replacement of such Securities which  may have been lost, stolen or mutilated as herein expressly provided for or in  the form of Security for such series), when the Trustee, upon
Company Request  and at the expense of the Company, shall execute proper instruments  acknowledging satisfaction and discharge of this Indenture, when

                  (1)  either (a) all Securities theretofore authenticated and delivered  (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and
         (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the  Company or discharged from such trust, as provided in Section
         10.05) have been delivered to the Trustee for cancellation; or (b) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Company, and the Company, in the case of (b)(i), (ii) or (iii)
         above, has deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency or currencies or currency unit or units in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;

                  (2)  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3)  the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent  provided for herein relating to the satisfaction and discharge of this
         Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the  obligations of the Company to the Trustee under
Section 6.07, the obligations of  the Company to any Authenticating Agent under Section 6.14 and, if money shall  have been deposited with the Trustee pursuant to subclause (b) of clause (1) of  this Section, the obligations of the Trustee under Section 4.02 and the last  paragraph of Section 10.05 shall survive.

         Section 4.02  Application of Trust Money.  Subject to the provisions of the  last paragraph of Section 10.05, all money deposited with the Trustee pursuant  to Section 4.01 shall be held in trust and applied by it, in accordance with the  provisions of the Securities and this Indenture, to the payment, either directly  or through any Paying Agent (including the Company acting as its own Paying  Agent) as the Trustee may determine, to the Persons entitled thereto, of the  principal (and premium, if any) and interest for whose payment such money has  been deposited with or received by the Trustee, but such money need not be  segregated from other funds except to the extent required by law.

         Section 4.03  Application to a Specific Series of Securities.  The Company  may elect to satisfy and discharge its obligations with respect to a specific  series of Securities under the Indenture by complying with the terms of Article  4. If the
Company makes such election, (a) the terms of Section 4.01 and 4.02  shall apply only to the specific series of Securities and the terms of the  Indenture as it relates to such series of Securities and (b) the other  Securities issued hereunder and the Indenture as it relates to such other  Securities shall remain in full force and effect.

                                                               ARTICLE 5
                                                               REMEDIES

         Section 5.01  Events of Default. Except as otherwise specified as  contemplated by Section 3.01 for Securities of a series,
"EVENT OF DEFAULT,"  wherever used herein with respect to Securities of any series, means any one of  the following events (whatever the reason for such Event of Default and whether  it shall be voluntary or involuntary or to be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or  regulation of any administrative or governmental body):

                  (1)  the Company defaults in the payment of interest on any Security of that series when such interest becomes due and payable and the default continues for a period of 30 days; or

                  (2)  the Company defaults in the payment of the principal of, or premium, if any, on any Security of that series when the same becomes due and payable at Maturity or on redemption or otherwise; or

                  (3)  the Company fails to deposit any sinking fund payment, for five days after it becomes due by the terms of a Security of that series; or

                  (4)  the Company fails to observe or perform in any material respect any  of its other covenants, agreements or warranties in the Securities of that series or this Indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere in this Section  specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and the failure to observe or perform continues for the period and after the notice specified in the last paragraph of this Section; or

                  (5)  an event of default, as defined in any mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company (including Securities of another series) (other than the Securities of such series) (whether such Indebtedness now exists or shall hereafter be created or incurred) shall occur, which event of default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity after the expiration of the grace period provided in such Indebtedness on the date of such event of default, and (ii) results in
         Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured or such acceleration shall not be rescinded or annulled within 30 days after written notice to the Company from the Trustee or to the Company and to the
         Trustee from the Holders of at least twenty-five percent in  aggregate principal amount of the Outstanding
         Securities of that series specifying such event of default and requiring the Company to cure such default in payment or cause such acceleration to be rescinded or annulled and stating that such notice is a "NOTICE OF
         DEFAULT" hereunder; provided, however, that it shall not be an Event of Default if the principal amount of
         Indebtedness which is not paid at maturity or the maturity of which is accelerated is equal to or less than
         $20,000,000; provided further that if,  prior to a declaration of acceleration of the maturity of the
         Securities of that series or the entry of judgment in favor of the Trustee in a suit pursuant to Section 5.03, such default shall be remedied or cured by the Company or waived by the holders of such Indebtedness, then the
         Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Securities of
         that series; or

                  (6)  the Company or any of its Significant Subsidiaries pursuant to or  within the meaning of any
         Bankruptcy Law (a) commences a voluntary case or  proceeding under any Bankruptcy Law with respect to itself,
         (b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (c) consents to or  acquiesces in the institution of bankruptcy or insolvency proceedings against it, (d) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of it or for all or substantially all of its property, (e) makes a general assignment for the benefit of its creditors or (f) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

                  (7)  (i)  a court of competent jurisdiction enters a judgment, decree or order for relief in an involuntary case or proceeding under any Bankruptcy Law which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its
         Significant Subsidiaries, (b) appoint a Custodian of  the Company or any of its Significant Subsidiaries or for
         all or  substantially all of its property or (c) order the winding-up or liquidation of affairs of the Company or any of its Significant Subsidiaries, and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or  insolvency proceeding is commenced, against the Company or any of its Significant
         Subsidiaries and such petition, application or proceeding is not dismissed within 60 days; or (iii) a warrant of attachment is issued against any material portion of the property of the Company or any of its Significant
         Subsidiaries which is not released within 60 days of service; or

                  (8)  any other Event of Default provided with respect to Securities of  that series.

         A Default under clause (4) above is not an Event of Default until the  Trustee or the Holders of at least twenty-five percent in aggregate principal  amount of the Outstanding Securities of that series notify the Company of the  Default and the
Company does not cure the Default within 60 days after receipt  of the notice. The notice must specify the Default, demand that it be remedied  and state that the notice is a "NOTICE OF DEFAULT." When a Default under clause  (4) above is cured within such 60-day period, it ceases to be a Default.

         Section 5.02  Acceleration of Maturity; Rescission and Annulment.  If an  Event of Default with respect to Securities of any series (other than an Event  of Default specified in clause (6) or (7) of Section 5.01) occurs and is  continuing, the Trustee by notice in writing to the Company, or the Holders of  at least twenty-five percent in aggregate principal amount of the Outstanding
Securities of that series by notice in writing to the Company and the Trustee,  may declare the unpaid principal of and accrued interest to the date of  acceleration (or, if the Securities of that series are Original Issue Discount  Securities, such portion of the principal amount as may be specified in the  terms of that series) on all the Outstanding Securities of that series to be due and payable immediately and, upon any such declaration, the Outstanding  Securities of that series (or specified principal amount)
shall become and be  immediately due and payable.

         If an Event of Default specified in clause (6) or (7) of Section 5.01  occurs, all unpaid principal of and accrued interest on the Outstanding  Securities of that series (or specified principal amount) shall ipso facto  become and be immediately due and payable without any declaration or other act  on the part of the Trustee or any Holder of any Security of that series.

         Upon payment of all such principal and interest, all of the Company's  obligations under the Securities of that series and
(upon payment of the  Securities of all series) this Indenture shall terminate, except obligations  under Section 6.07.

         At any time after a declaration of acceleration of Maturity with respect to  Securities of any series has been made and before a judgment or decree for  payment of the money due has been obtained by the Trustee as hereinafter in this  Article provided, the Holders of a majority in principal amount of the  Outstanding Securities of that series by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other  than the nonpayment of the principal of and interest on the Securities of that  series that has become due solely by such declaration of acceleration, have been  cured or waived, (ii) to the extent the payment of such interest is lawful,  interest on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration have been paid,(iii) the rescission would not conflict with any judgment or decree of a court  of competent jurisdiction and (iv) all payments due to the Trustee and any  predecessor Trustee under
Section 6.07 have been made.

         Section 5.03  Collection of Indebtedness and Suits for Enforcement by  Trustee.  The Company covenants that if:

                  (1)  default is made in the payment of any interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2)  default is made in the payment of the principal of (or premium, if any, on any Security of any series at the Maturity thereof, or

                  (3)  default is made in the payment of any sinking or analogous obligation when the same becomes due by the terms of the Securities of any  series, and any such default continues for any period of grace provided with respect to the Securities of such series,

 the Company will, upon demand of the Trustee, pay to it, for the benefit of the  Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent  that payment of such interest shall be legally enforceable, interest on any  overdue principal (and premium, if any) and on any overdue interest, at the rate  or rates prescribed therefor in such Securities, and, in addition thereto, such  further amount as shall be sufficient to cover the costs and expenses of  collection, including the reasonable compensation, expenses, disbursements and  advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the  Trustee, in its own name and as trustee of an express trust, may institute a  judicial proceeding for the collection of the sums so due and unpaid, may  prosecute such proceeding to judgment or final decree and may enforce the same  against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of  the property of the Company or any other obligor upon such Securities, wherever  situated.

         If an Event of Default with respect to Securities of any series occurs and  is continuing, the Trustee may in its discretion proceed to protect and enforce  its rights and the rights of the Holders of Securities of such series by such  appropriate judicial proceedings as the Trustee shall deem most effectual to  protect and enforce any such rights, whether for the specific enforcement of any  covenant or agreement in this Indenture or in aid of the exercise of any power  granted herein, or to secure any other proper remedy.

         Section 5.04  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization,  arrangement, adjustment, composition or other judicial proceeding relative to  the Company or any other obligor upon the Securities or the property of the  Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as  therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue  principal or interest)
shall be entitled and empowered, by intervention in such  proceeding or otherwise,

                  (i)  to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceedings, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the
         Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

         Nothing herein contained shall be deemed to authorize the Trustee to  authorize or consent to or accept or adopt on behalf of any Holder any plan of  reorganization, arrangement, adjustment or composition affecting the Securities  or the rights of any
Holder thereof or to authorize the Trustee to vote in  respect of the claim of any Holder in any such proceeding.

         Section 5.05  Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this
Indenture or the Securities may be  prosecuted and enforced by the Trustee without the possession of any of the  Securities or the production thereof in any proceeding relating thereto, and any  such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any  recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents  and counsel, be for the ratable benefit of the Holders of the Securities in  respect of which such judgment has been recovered.

         Section 5.06   Application of Money Collected.  Any money collected by the Trustee pursuant to this Article in respect of the Securities of any series  shall be applied in the following order, at the date or dates fixed by the  Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities in respect of which moneys have been collected and the notation thereon of the payment if only  partially paid and upon surrender thereof if fully paid:

                  First:  To the payment of all amounts due the Trustee under Section 6.07 applicable to such series;

                  Second:  To the payment of the amounts then due and unpaid for principal of, and premium, if any, and interest on the Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities of such series for principal, and premium, if any, and interest, respectively; and

                  Third:  To the Company.

         The Trustee may fix a record date and payment date for any payment to  Holders pursuant to this Section 5.06. At least ten
(10) days before such record  date, the Trustee shall mail to each Holder and the Company a notice that states  the record date, the payment date and the amount to be paid.

         Section 5.07  Limitation on Suits.  No Holder of any Security of any series  shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or  for any other remedy hereunder, unless:

                  (1)  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                  (2)  the Holders of at least twenty-five percent in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of
         Default in its own name as Trustee hereunder;

                  (3)  such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5)  no direction inconsistent with such written request has been given to the Trustee during such
         60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of Holders of Securities of  any series shall have any right in any manner whatever by virtue of, or by  availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority  or preference over any other of such
Holders or to enforce any right under this  Indenture, except in the manner herein provided and for the equal and ratable  benefit of all Holders of Securities of the affected series.

         Section 5.08  Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder  of any Security shall have the right, which is absolute and unconditional, to  receive payment of the principal of, premium, if any, and (subject to Section  3.07) interest on such Security on the Stated Maturity or
Maturities expressed  in such Security (or, in the case of redemption, on the Redemption Date) and  to institute suit for the enforcement of any such payment, and such rights shall  not be impaired without the consent of such Holder.

         Section 5.09  Restoration of Rights and Remedies.  If the Trustee or any  Holder has instituted any proceeding to enforce any right or remedy under this  Indenture and such proceeding has been discontinued or abandoned for any reason,  or has been determined adversely to the Trustee or to such Holder, then and in  every such case, subject to any determination in such proceeding, the Company,  the Trustee and the Holders shall be restored severally and respectively to  their former positions hereunder and thereafter all rights and remedies of the  Trustee and the Holders shall continue as though no such proceeding has been  instituted.

         Section 5.10  Rights and Remedies Cumulative.  Except as otherwise provided  with respect to the replacement or payment of mutilated, destroyed, lost or  stolen Securities in the last paragraph of Section 3.06, no right or remedy  herein conferred upon or reserved to the Trustee or to the Holders is intended  to be exclusive of any other right or remedy, and every right and remedy shall,  to the extent permitted by law, be cumulative and in addition to every other  right and remedy given hereunder or now or hereafter existing at law or in  equity or otherwise. The assertion or employment of any right or remedy  hereunder, or otherwise, shall not prevent the concurrent assertion or  employment of any other appropriate right or remedy.

         Section 5.11  Delay or Omission Not Waiver.  No delay or omission of the  Trustee or of any Holder of any Securities to
exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or  constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the
Holders may be exercised from time to time, and as often as may be deemed  expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.12 Control by Holders. The Holders of a majority in principal  amount of the Outstanding Securities of any series shall have the right to  direct the time, method and place of conducting any proceeding for any remedy  available to the Trustee, or exercising any trust or power conferred on the  Trustee, with respect to the Securities of such series, provided that:

                  (1)  such direction shall not be in conflict with any rule of law or with this Indenture;

                  (2)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

                  (3)  subject to Section 6.01, the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders not joining therein.

         Section 5.13 Waiver of Past Defaults.  The Holders of not less than a  majority in principal amount of the Outstanding
Securities of any series may by  written notice to the Trustee on behalf of the Holders of all the Securities of  such series waive any Default or Event of Default with respect to such series  and its consequences, except a Default or Event of Default:

                  (1)  in respect of the payment of the principal of or premium, if any, or interest on any Security of such series, or

                  (2)  in respect of a covenant or other provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

         Upon any such waiver, such Default or Event of Default shall cease to exist  and shall be deemed to have been cured, for every purpose of this Indenture and  the Securities of such series; but no such waiver shall extend to any subsequent  or other
Default or Event of Default or impair any right consequent thereon.

         Section 5.14  Undertaking for Costs.  All parties to this Indenture agree,  and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against  the Trustee for any action taken, suffered or omitted by it as
Trustee, the  filing by any party litigant in such suit of an undertaking to pay the costs of  such suit, and that such court may in its discretion assess reasonable costs,  including reasonable attorneys' fees, against any party litigant in such suit,  having due regard to the merits and good faith of the claims or defenses made by  such party litigant; but the provisions of this Section shall not apply to any  suit instituted by the Company, to any suit instituted by the Trustee, to any  suit instituted by any Holder, or group of Holders, holding in the aggregate  more than ten percent in principal amount of the Outstanding Securities of any  series, or to any suit instituted by any Holder for the enforcement of the  payment of the principal of or premium, if any, or interest on any Security on  or after the Stated Maturity or Maturities expressed in such Security (or, in  the case of redemption, on or after the Redemption Date).

                                                               ARTICLE 6
                                                              THE TRUSTEE

         Section 6.01  Certain Duties and Responsibilities of the Trustee.

         (a)      Except during the continuance of an Event of Default, the  Trustee's duties and responsibilities under this
Indenture shall be governed by  Section 315(a) of the Trust Indenture Act.

         (b)      In case an Event of Default has occurred and is continuing, and is  known to the Trustee, the Trustee shall exercise the rights and powers vested in  it by this Indenture, and shall use the same degree of care and skill in their  exercise, as a prudent man would exercise or use under the circumstances in the  conduct of his own affairs.

         (c)      None of the provisions of Section 315(d) of the Trust Indenture Act  shall be excluded from this Indenture.

         (d)      Every provision of this Indenture which pertains to the Trustee  shall be subject to this Section 6.01.

         Section 6.02  Notice of Defaults.  Within 90 days after the occurrence of any  Default or Event of Default with respect to the Securities of any series, the  Trustee shall give to all Holders of Securities of such series, as their names  and addresses appear in the Security Register, notice of such Default or Event  of Default known to the Trustee, unless such Default or Event of
Default shall  have been cured or waived; provided, however, that, except in the case of a  Default or Event of Default in the payment of the principal of or premium, if  any, or interest on any Security of such series, the Trustee shall be protected  in withholding such notice if and so long as the board of directors, the  executive committee or a trust committee of directors and/or
Responsible  Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of
Securities of such series. The  Trustee shall not be charged with knowledge of any Default unless a Responsible Officer assigned to the Corporate Trust Office of the Trustee shall have actual  knowledge of the Default. The second sentence of this Section shall be in lieu  of the proviso to Trust Indenture Act Section 315(b). Said proviso is hereby  expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

         Section 6.03  Certain Rights of Trustee.  Subject to the provisions of the  Trust Indenture Act:

         (a)      the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b)      any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or
Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c)      whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d)      the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e)      the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f)      prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events  of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, or the books and records of the Company, unless requested in writing to do so by the
Holders of a majority in principal amount of the Outstanding Securities of any series; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

         (g)      the Trustee may execute any of the trusts or powers hereunder or  perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (h)      the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (i)      the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         Section 6.04  Not Responsible for Recitals or Issuance of Securities.  The  recitals herein and in the Securities, except the Trustee's certificates of  authentication, shall be taken as the statements of the Company, and neither the  Trustee nor any
Authenticating Agent assumes any responsibility for their  correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee  represents that it is duly authorized to execute and deliver this Indenture,  authenticate the Securities and perform its obligations hereunder, and that the  statements made by it or to be made by it in a Statement of Eligibility and  Qualification on Form T-1 supplied to the Company are true and accurate. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or  application by the Company of Securities or the proceeds thereof.

         Section 6.05  May Hold Securities.  The Trustee, any Authenticating Agent,  any Paying Agent, any Security Registrar or any
other agent of the Company, in  its individual or any other capacity, may become the owner or pledgee of  Securities and, subject to
Sections 6.08 and 6.13, may otherwise deal with the  Company with the same rights it would have if it were not Trustee,
Authenticating Agent, Paying Agent, Security Registrar or such other agent.

         Section 6.06  Money Held in Trust.  Money held by the Trustee in trust  hereunder (including amounts held by the Trustee as
Paying Agent) need not be  segregated from other funds except to the extent required by law. The Trustee  shall be under no liability for interest on any money received by it hereunder  except as otherwise agreed upon in writing with the Company.

         Section 6.07  Compensation and Reimbursement.  The Company agrees:

         (1)      to pay to the Trustee from time to time reasonable compensation as negotiated between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2)      except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3)      to indemnify the Trustee, its officers, employees, directors and shareholders for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based upon or determined or measured by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         When the Trustee incurs expenses or renders services in connection with an  Event of Default specified in Section 5.01(6) or
Section 5.01(7), the expenses  (including the reasonable charges and expenses of its counsel) and the  compensation for the services are intended to constitute expenses of  administration under any applicable Bankruptcy Law.

         The provisions of this Section 6.07 shall survive this Indenture and the  resignation or removal of the Trustee.

         Section 6.08  Disqualification; Conflicting Interests.  The Trustee shall be disqualified only where such disqualification is required by Section 310(b) of the Trust Indenture Act. Nothing shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of  Section 310(b) of the Trust Indenture Act.

         Section 6.09  Corporate Trustee Required; Eligibility.  There shall at all  times be a Trustee hereunder which shall be eligible to act as Trustee under  Section 310(a)(1) of the Trust Indenture Act having a combined capital and  surplus (together with its parent) of at least $50,000,000 and subject to  supervision or examination by federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the  requirements of said supervising or examining authority, then for the purposes  of this Section, the combined capital and surplus of such corporation shall be  deemed to be its combined capital and surplus as set forth in its most recent  report of condition so published. Neither the Company nor any Person directly or  indirectly controlling, controlled by, or under common control with the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in  accordance with the provisions of this Section, it shall resign immediately in  the manner and with the effect hereinafter specified in this Article.

         Section 6.10  Resignation and Removal; Appointment of Successor.

         (a)      No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the  acceptance of appointment by the successor Trustee in accordance with the  applicable requirements of
Section 6.11.

         (b)      The Trustee may resign at any time with respect to the Securities  of one or more series by giving written notice thereof to the Company. If the  instrument of acceptance by a successor Trustee required by Section 6.11 shall  not have been delivered to the Trustee within 30 days after the giving of such  notice of resignation, the resigning Trustee may petition any court of competent  jurisdiction for the appointment of a successor Trustee with respect to the  Securities of such series.

         (c)      The Trustee may be removed at any time with respect to the  Securities of any series by Act of the Holders of a majority in principal amount  of the Outstanding Securities of such series, delivered to the Trustee and to  the Company.

         (d)      If at any time:

                  (i)  the Trustee shall fail to comply with Section 310(b) of the  Trust Indenture Act after written request therefor by the Company or by any  Holder who has been a bona fide Holder of a Security for at least six months; or

                  (ii)  the Trustee shall cease to be eligible under Section 6.09 and  shall fail to resign after written request therefor by the Company or by any  such Holder of a Security who has been a bona fide Holder of a Security for at  least six months; or

                  (iii)  the Trustee shall become incapable of acting or shall be  adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property  shall be appointed or any public officer shall take charge or control of the  Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;  then, in any such case, (i) the Company by a Board Resolution may remove the  Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has
         been a bona fide Holder of a Security  for at least six months may, on behalf of himself and all others similarly  situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor  Trustee or Trustees.

         (e)      If the Trustee shall resign, be removed or become incapable of  acting, or if a vacancy shall occur in the office of
Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board  Resolution, shall promptly appoint a successor Trustee or Trustees with respect  to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more  or all of such series and that at any time there shall be only one Trustee with  respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.  If, within one year after such  resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring  Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance  of such appointment in accordance with the applicable requirements of Section  6.11, become the successor Trustee with respect to the Securities of such series  and to that extent supersede the successor Trustee appointed by the Company with respect to such Securities. If no successor Trustee with respect to the  Securities of any series shall have been so appointed by the Company or the  Holders and accepted appointment in the manner required by Section 6.11, any  Holder who has been a bona fide Holder of a Security of such series for at least  six months may, on behalf of himself and all others similarly situated, petition  any court of competent jurisdiction for the appointment of a successor Trustee with respect to the
Securities of such series.

         (f)      The Company shall give notice of each resignation and each removal  of the Trustee with respect to the Securities of any series and each appointment  of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all  Holders of Securities of such series as their names and addresses appear in the  Security Register. Each notice shall include the name of the successor Trustee  with respect to the Securities of such series and the address of its Corporate  Trust Office.

         Section 6.11  Acceptance of Appointment by Successor.

         (a)      In case of the appointment hereunder of a successor Trustee with  respect to all Securities, every such successor
Trustee so appointed shall  execute, acknowledge and deliver to the Company and to the retiring Trustee an  instrument accepting such appointment, and thereupon the resignation or removal  of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the  rights, powers, trusts and duties of the retiring
Trustee; but, on the request  of the Company or the successor Trustee, such retiring Trustee shall, upon  payment of its charges, execute and deliver an instrument transferring to such  successor Trustee all the rights, powers and trusts of the retiring Trustee and  shall duly assign, transfer and deliver to such successor Trustee all property  and money held by such retiring Trustee hereunder.

         (b)      In case of the appointment hereunder of a successor Trustee with  respect to the Securities of some (but not all)
series, the Company, the  retiring Trustee and each successor Trustee with respect to the Securities of  such series shall execute and deliver an indenture supplemental hereto wherein  each successor Trustee shall accept such appointment and which (1) shall contain  such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties  of the retiring Trustee with respect to the Securities of that or those series  to which the appointment of such successor Trustee relates, (2) if the retiring  Trustee is not retiring with respect to all Securities, shall contain such  provisions as shall be deemed necessary or desirable to confirm that all the  rights, powers, trusts and duties of the retiring Trustee with respect to the  Securities of that or those series as to which the retiring Trustee is not  retiring shall continue to be vested in the retiring Trustee, and (3) shall add  to or change any of the provisions of this Indenture as shall be necessary to  provide for or facilitate the administration of the trusts hereunder by more  than one Trustee, it being understood that nothing herein or in such  supplemental indenture shall constitute such Trustees co-trustees of the same  trust and that each such Trustee shall be trustee of a trust or trusts hereunder  separate and apart from any trust or trusts hereunder administered by any other  such Trustee; and upon the execution and delivery of such supplemental indenture  the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further  act, deed or conveyance, shall become vested with all the rights, powers, trusts  and duties of the retiring Trustee with respect to the
Securities of that or  those series to which the appointment of such successor Trustee relates; but, on  request of the Company or any successor Trustee, such retiring Trustee shall  duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of  that or those series to which the appointment of such successor Trustee relates.

         (c)      Upon request of any such successor Trustee, the Company shall  execute any and all instruments for more fully and certainly vesting in and  confirming to such successor Trustee all such rights, powers and trusts referred  to in paragraph (a) or
(b) of this Section, as the case may be.

         (d)      No successor Trustee shall accept its appointment unless at the  time of such acceptance such successor Trustee shall be qualified and eligible  under the Trust Indenture Act.

         Section 6.12  Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which  it may be consolidated, or any corporation resulting from any merger, conversion  or consolidation to which the Trustee shall be a party, or any corporation  succeeding to all or substantially all the corporate trust business of the  Trustee, shall be the successor of the Trustee hereunder, provided such  corporation shall be otherwise qualified and eligible under this Article,  without the execution or filing of any paper or any further act on the part of  any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor (by merger, conversion, consolidation or otherwise as permitted hereunder) to such  authenticating Trustee may adopt such authentication and deliver the Securities  so authenticated with the same effect as if such successor Trustee had itself  authenticated such Securities.

         Section 6.13  Preferential Collection of Claims Against Company.  The Trustee shall comply with Section 311(a) of the Trust
Indenture Act, excluding any  creditor relationship listed in Section 311(b) of the Trust Indenture Act. A  Trustee who has resigned or been removed shall be subject to Section 311(a) of  the Trust Indenture Act to the extent indicated therein.

         Section 6.14  Appointment of Authenticating Agent.  At any time when any of  the Securities remain Outstanding the Trustee may appoint an Authenticating  Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of, and subject to the direction of, the Trustee to authenticate Securities of such series issued upon exchange, registration of  transfer or partial redemption thereof or pursuant to Section 3.06, and  Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the  authentication and delivery of Securities by the Trustee or the Trustee's  certificate of authentication, such reference shall be deemed to include  authentication and delivery on behalf of the Trustee by an Authenticating
Agent and a certificate of authentication executed on behalf of the Trustee by an  Authenticating Agent. Each Authenticating Agent
shall be acceptable to the  Company and shall at all times be a corporation organized and doing business  under the laws of the
United States of America, any State thereof or the  District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus (together with its  parent) of not less than $100,000,000 and subject to supervision or examination  by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said  supervising or examining authority, then for the purposes of this Section, the  combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of  condition so published. If at any time an Authenticating Agent shall cease to be  eligible in accordance with the provisions of this Section, such Authenticating  Agent shall resign immediately in the manner and with the effect specified in  this
Section.

         Any corporation into which an Authenticating Agent may be merged or  converted or with which it may be consolidated, or any corporation resulting  from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or  corporate trust business of an Authenticating Agent, shall continue to be an
Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further  act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice  thereof to the Trustee and to the Company.  The
Trustee may at any time terminate  the agency of an Authenticating Agent by giving written notice  thereof to such Authenticating
Agent and to the Company. Upon receiving such a notice of  resignation or upon such a termination, or in case at any time such
Authenticating Agent shall cease to be eligible in accordance with the  provisions of this Section, the Trustee may appoint a successor Authenticating  Agent which shall be acceptable to the Company and shall mail written notice of  such appointment by first-class mail, postage prepaid, to all Holders of  Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any  successor Authenticating Agent upon acceptance of its appointment hereunder  shall become vested with all the rights, powers and duties of its predecessor  hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time  reasonable compensation as negotiated between the
Company and such  Authenticating Agent for its services under this Section. If an appointment with respect to one or more series is made pursuant to  this Section, the Securities of such series may have endorsed thereon, in  addition to the Trustee's certificate of authentication, an alternate  certificate of authentication in the following form:

                                     Form of Authenticating Agent's Certificate of Authentication

Dated:______________________________

         This is one of the Securities of the series designated therein referred to  in the within-mentioned Indenture.

                                                         THE BANK OF NEW YORK
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - --
                                                     As Trustee

By  __________________________________________________________________________________________
                                    As Authenticating Agent

By  __________________________________________________________________________________________
                                    Authorized Signatory

         Section 6.15  Compliance with Tax Laws.  The Trustee hereby agrees to comply  with all U.S. Federal income tax information reporting and withholding  requirements applicable to it with respect to payments of premium (if any) and  interest on the Securities of any series, whether acting as Trustee, Security  Registrar, Paying Agent or otherwise with respect to the Securities of any series.

                                                               ARTICLE 7
                                           HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         Section 7.01  Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

                  (a)  semi-annually, not later than 15 days after the Regular Record Date for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular
         Record Date (unless the Trustee has such information), or if there is no Regular Record Date for interest for such series of
         Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

                  (b)  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar, no  such list shall be required to be furnished.

         Section 7.02  Preservation of Information; Communications to Holders.

         (a)      The Trustee shall preserve, in as current a form as is reasonably  practicable, the names and addresses of Holders contained in the most recent  list furnished to the Trustee as provided in Section 7.01 and the names and  addresses of Holders received by the Trustee in its capacity as Security  Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

         (b)      If three or more Holders (herein referred to as "APPLICANTS") apply  in writing to the Trustee, and furnish to the
Trustee reasonable proof that each  such applicant has owned a Security for a period of at least six months  preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights  under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit,  then the Trustee shall, within five Business Days after the receipt of such  application, at its election, either:

                  (i)  afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a); or

                  (ii)  inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such  information, the Trustee shall, upon the written request of such applicants,  mail to each Holder whose name and address appears in the information preserved at the time by the
Trustee in accordance with Section 7.02(a) a copy of the form  of proxy or other communication which is specified in such request, with  reasonable promptness after a tender to the Trustee of the material to be mailed  and of payment, or provision for the payment, of the reasonable expenses of  mailing, unless within five days after such tender the Trustee shall mail to  such applicants and file with the Commission, together with a copy of the  material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders  or would be in violation of applicable law. Such written statement shall specify  the basis of such opinion. If the Commission, after opportunity for a hearing  upon the objections specified in the written statement so filed, shall enter an  order refusing to sustain any of such objections or if, after the entry of an  order sustaining one or more of such objections, the Commission shall find,  after notice and opportunity for hearing, that all objections so sustained have  been met and shall enter an order so declaring, the Trustee shall mail copies of  such material to all such Holders with reasonable promptness after the entry of  such order and the renewal of such tender; otherwise the Trustee shall be  relieved of any obligation or duty to such applicants respecting their  application.

         (c)      Every Holder of Securities, by receiving and holding the same,  agrees with the Company and the Trustee that neither the Company nor the Trustee  nor any agent of either of them shall be held accountable by reason of the  disclosure of any such information as to the names and addresses of the Holders  in accordance with Section 7.02(b), regardless of the source from which such  information was derived, and that the Trustee shall not be held accountable by  reason of mailing any material pursuant to a request made under Section 7.02(b). Section

         7.03  Reports by Trustee.

         (a)      Within 60 days after ______ of each year commencing with the year  200_, the Trustee shall transmit by mail to all
Holders of Securities as  provided in Section 313(c) of the Trust Indenture Act, a brief report dated as  of ______, if required by and in compliance with Section 313(a) of the Trust  Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust
Indenture Act.

         (b)      A copy of each such report shall, at the time of such transmission  to Holders, be filed by the Trustee with each stock exchange or inter-dealer  quotation system upon which any Securities are listed, with the Commission and  with the Company. The
Company will notify the Trustee when any Securities are  listed on any stock exchange or any inter-dealer quotation system.

         Section 7.04  Reports by Company.  The Company shall:

         (1)      file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the
Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from  time to time in such rules and regulations;

         (2)      file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

         (3)      transmit or cause to be transmitted by mail to all Holders, as  their names and addresses appear in the Security
Register, (a) as promptly as reasonably practicable following the furnishing of the same to its stockholders, the Company's annual report to stockholders, containing certified financial statements, and any other financial reports which the Company generally furnishes to its stockholders, and (b) within 30 days after the filing thereof with the Trustee, such summaries of any other information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

         (4)      furnish to the Trustee, on ___________ of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.  For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.  Such certificate need not comply with  Section
1.02.

                                                               ARTICLE 8
                                            CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

         Section 8.01  When Company May Merge, Etc.  Except as may be otherwise  provided as contemplated by Section 3.01 relating to
Securities of a series, the Company shall not consolidate with, or merge with or into, any other Person  (whether or not the Company shall be the surviving corporation or entity), or  convey, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction  or a series of related transactions, unless:

                  (1)  either the Company shall be the continuing Person or the Person (if other than the Company)
         formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company as an entirety or substantially as an entirety are conveyed, transferred or leased shall be a corporation or other entity
         (group of affiliated corporations or entities) organized and existing under the laws of the United States of
         America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; and

                  (2)  immediately after giving effect to such transaction or series of related transactions, no Event of Default, and no Default, shall have occurred and be continuing.

         Notwithstanding the foregoing, the Company may (a) consolidate with, or  merge with or into, an Affiliate incorporated for the purpose incorporating the  Company in another jurisdiction and/or (b) convey, transfer or lease all or  substantially all of its properties and assets as an entirety or substantially as an entirety to any Subsidiary or Subsidiaries, in one transaction or a series  of related transactions.

         Section 8.02  Opinion of Counsel.  The Company shall deliver to the Trustee  prior to the proposed transaction(s) covered by
Section 8.01 an Officers'  Certificate and an Opinion of Counsel stating that the transaction(s) and such supplemental indenture comply with this Indenture and that all conditions  precedent to the consummation of the transaction(s) under this Indenture have been met.

         Section 8.03  Successor Corporation Substituted.  Upon any consolidation by  the Company with or merger by the Company into any other corporation or other  entity or any conveyance, transfer or lease all or substantially all of the  property and assets of the Company in accordance with Section 8.01, the  successor corporation or other entity formed by such consolidation or into which the Company is merged or the successor corporation or entity or affiliated group  of corporations or entities to which such lease, sale, assignment or transfer is  made shall succeed to, and be substituted for, and may exercise every right and  power of, the
Company under this Indenture with the same effect as if such  successor corporation or corporations or entity or entities had been named as  the Company herein, and thereafter, except in the case of a lease, the predecessor corporation or corporations or entity or entities shall be relieved  of all obligations and covenants under this Indenture and the Securities and in  the event of such conveyance or transfer, except in the case of a lease, any  such predecessor corporation may be dissolved and liquidated.

                                                               ARTICLE 9
                                                        SUPPLEMENTAL INDENTURES

         Section 9.01  Supplemental Indentures Without Consent of Holders.  Without  notice to or the consent of any Holders, the
Company, when authorized by a Board  Resolution, and the Trustee, at any time and from time to time, may enter into  one or more indentures supplemental hereto, in form reasonably satisfactory to  the Trustee, for any of the following purposes:

         (1)  to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

         (2)  to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

         (3)  to add any additional Events of Default with respect to all or any  series of Securities; or

         (4)  to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

         (5)  to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

         (6)  to secure the Securities; or

         (7)  to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

         (8)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the
Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of  the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);
or

         (9)  to cure any ambiguity, defect or inconsistency or to correct or  supplement any provision herein which may be inconsistent with any other provision herein; or

         (10)  to make any change that does not materially adversely affect the interests of the Holders of Securities of any series then Outstanding; or

         (11)  to add Guarantees with respect to any or all of the Securities; or

         (12)  to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated  Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of such Code).

         Upon request of the Company, accompanied by a Board Resolution authorizing  the execution of any such supplemental indenture, and upon receipt by the  Trustee of the documents described in (and subject to the last sentence of)  Section 9.03, the
Trustee shall join with the Company in the execution of any  supplemental indenture authorized or permitted by the terms of this
Indenture.

         Section 9.02  Supplemental Indentures with Consent of Holders.  With the  written consent of the Holders of a majority in aggregate principal amount of  the Outstanding Securities of each series affected by such supplemental  indenture (with the
Securities of each series voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized  by a Board Resolution, and the Trustee shall, subject to Section 9.03, enter  into an indenture or indentures supplemental hereto for the purpose of adding  any provisions to or changing in any manner or eliminating any of the provisions  of this Indenture or of modifying in any manner the rights of the Holders of  Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each  Outstanding Security affected thereby,

                  (1)  change the Stated Maturity of the principal of, or premium, if any, or any installment of principal of or premium, if any, or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption, repurchase or repayment thereof, or change the manner in which the amount of any principal thereof or premium, if any, or interest thereon is determined, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of
         Payment where, or the coin or currency or currency unit in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (2)  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or Defaults or Events of
         Default hereunder and their consequences provided for in this Indenture; or

                  (3)  modify any of the provisions of this Section, Section 5.13 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to
         "the Trustee" and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(8).

         A supplemental indenture which changes or eliminates any covenant or other  provisions of this Indenture which has expressly been included solely for the  benefit of one or more particular series of Securities, or which modifies the rights of the Holders of
Securities of such series with respect to such covenant  or other provision, shall be deemed not to affect the rights under this
Indenture of the Holders of Securities of any other series.

         It shall not be necessary for any Act of Holders under this Section to  approve the particular form of any proposed supplemental indenture, but it shall  be sufficient if such Act shall approve the substance thereof.

         Section 9.03  Execution of Supplemental Indentures.  The Trustee shall sign  any supplemental indenture authorized pursuant to this Article, subject to the last sentence of this Section 9.03.  In executing, or accepting the additional  trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the
Trustee shall  be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers'
Certificate and an Opinion of Counsel stating that  the execution of such supplemental indenture is authorized or permitted by this
Indenture. The Trustee may, but shall not be obligated to, enter into any such  supplemental indenture which affects the Trustee's own rights, duties or  immunities under this Indenture or otherwise.

         Section 9.04  Effect of Supplemental Indentures.  Upon the execution of any  supplemental indenture under this Article, this
Indenture shall be modified in  accordance therewith, and such supplemental indenture shall form a part of this  Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.05  Conformity with Trust Indenture Act.  Every supplemental  indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 9.06  Reference in Securities to Supplemental Indentures.  Securities  of any series authenticated and delivered after the execution of any  supplemental indenture pursuant to this Article may, and shall if required by  the Trustee, bear a notation in form approved by the Trustee as to any matter  provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the  Trustee and the Company, to any such supplemental indenture may be prepared and  executed by the Company and authenticated and delivered by the Trustee in exchange for
Outstanding Securities of such series.

                                                              ARTICLE 10
                                                               COVENANTS

         Section 10.01  Payments of Securities.  With respect to each series of Securities, the Company will duly and punctually pay the principal of (and  premium, if any) and interest on such Securities in accordance with their terms  and this Indenture, and will duly comply with all the other terms, agreements  and conditions contained in, or made in the Indenture for the benefit of, the
Securities of such series.

         Section 10.02  Maintenance of Office or Agency.  The Company will maintain an  office or agency in each Place of Payment where Securities may be surrendered  for registration of transfer or exchange or for presentation for payment, where  notices and demands to or upon the Company in respect of the Securities and this  Indenture may be served.  The  Company will give prompt written notice to the Trustee of the location, and any  change in location, of such office or agency. If at any time the Company shall  fail to maintain any such required office or agency or shall fail to furnish the  Trustee with the address thereof, such presentations, surrenders, notices and  demands may be made or served at the address of the Trustee as set forth in  Section 1.05 hereof.

         The Company may also from time to time designate one or more other offices  or agencies where the Securities may be presented or surrendered for any or all  such purposes and may from time to time rescind such designations. The Company  will give prompt written notice to the Trustee of any such designation or  rescission and of any change in the location of any such other office or agency.

         Section 10.03  Compliance Certificates.

         (a)      The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, an
Officers' Certificate stating whether or not the signer  knows of any Default or Event of Default by the Company that occurred prior to  the end of the fiscal year and is then continuing. If the signer does know of  such a Default or Event of Default, the certificate shall describe each such  Default or Event of Default and its status and the specific section or sections  of this
Indenture in connection with which such Default or Event of Default has occurred.  The Company shall also promptly notify the Trustee in writing should the Company's fiscal year be changed so that the end thereof is on any date  other than the date on which the
Company's fiscal year currently ends.  The certificate need not comply with Section 1.02 hereof, but shall comply with  Section
314(a)(4) of the Trust Indenture Act.

         (b)      The Company shall deliver to the Trustee, within 10 days after the  occurrence thereof, notice of any acceleration which with the giving of notice and the lapse of time would be an Event of Default within the meaning of Section  5.01(5) hereof.

         (c)      The Company shall deliver to the Trustee forthwith upon becoming  aware of a Default or Event of Default (but in no event later than 10 days after  the occurrence of each Default or Event of Default that is continuing), an Officers' Certificate setting forth the details of such Default or Event of  Default and the action that the Company proposes to take with respect thereto and the specific section or sections of this Indenture in connection with which  such Default or Event of Default has occurred.

         Section 10.04  Waiver of Stay, Extension or Usury Laws.  The Company  covenants (to the extent that it may lawfully do so)
that it will not at any  time insist upon, or plead, or in any manner whatsoever claim, and will actively  resist any and all efforts to be compelled to take the benefit or advantage of,  any stay or extension law or any usury law or other law, which would prohibit or  forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at  any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and
(to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law,  and covenants that it will not hinder, delay or impede the execution of any  power herein granted to the Trustee, but will suffer and permit the execution of  every such power as though no such law had been enacted.

         Section 10.05  Money for Securities Payments to Be Held in Trust.  If the Company shall at any time act as its own Paying
Agent with respect to any series  of Securities, it will, on or before each due date of the principal of (and  premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming  due until such sums shall be paid to such Persons or otherwise disposed of as  herein provided and will promptly notify the Trustee of its action or failure so  to act. Whenever the
Company shall have one or more Paying Agents for any series of  Securities, it will, on or prior to each due date of the principal of
(and  premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or  interest so becoming due, such sum to be held in trust for the benefit of the  Persons entitled to such principal, premium or interest, and (unless such Paying  Agent is the Trustee) the Company will promptly notify the Trustee of its action  or failure to so act.

         The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the
Trustee an instrument in  which such Paying Agent shall agree with the Trustee, subject to the provisions  of this Section, that such
Paying Agent will:

                  (1)  hold all sums held by it for the payment of the principal of (and premium, if any) or interest on
         Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2)  give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

                  (3)  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction  and discharge of this Indenture or for any other purpose, pay, or by Company  Order direct any Paying Agent to pay, to the Trustee all sums held in trust by  the Company or such
Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such
Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such  Paying Agent shall be released from all further liability with respect to such  money.

         Any money deposited with the Trustee or any Paying Agent, or then held by  the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for one year  after such principal (and premium, if any) or interest has become due and  payable shall, subject to any applicable escheat laws, be paid to the
Company on Company Request, or (if then held by the Company) shall be discharged from such  trust; and the Holder of such Security shall thereafter, as an unsecured general  creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability  of the Company as trustee thereof, shall thereupon cease;
provided, however,  that the Trustee of such Paying Agent, before being required to make any such  repayment, may at the expense of the Company cause to be published once, in a  newspaper published in the English language, customarily published on each  Business
Day and of general circulation in New York, New York, notice that such  money remains unclaimed and that, after a date specified therein, which shall  not be less than 30 days from the date of such publication, any unclaimed  balance of such money then remaining will be repaid to the Company.

         Section 10.06  Waiver of Certain Covenants.  The Company may omit in any  particular instance to comply with any term, provision or condition set forth in  Article 8, Article 10 (other than Sections __ or __) or any covenant specified  as contemplated under Section 3.01 with respect to the Securities of any series  if before the time for such compliance the Holders of not less than a majority  in principal amount of the Outstanding Securities of such series shall, by Act  of such Holders, either waive such compliance in such instance or generally  waive compliance with such term, provision or condition, but no such waiver  shall extend to or affect such term, provision or condition except to the extent  so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such  term, provision or condition shall remain in full force and effect.

                                                              ARTICLE 11
                                                       REDEMPTION OF SECURITIES

         Section 11.01  Applicability of Article.  Securities of any series which are  redeemable before their Stated Maturity shall be redeemable in accordance with  their terms and (except as otherwise specified as contemplated by Section 3.01  for Securities of any series) in accordance with this Article.

         Section 11.02  Election to Redeem; Notice to Trustee.  The election of the  Company to redeem any Securities shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company of less than all the  Securities of any series, the Company shall, at least 30 and not more than 60  days prior to the Redemption Date fixed by the Company (unless a shorter notice  shall be satisfactory to the Trustee), notify the Trustee of such Redemption  Date and of the principal amount of Securities of such series to be redeemed. In  the case of any redemption of Securities prior to the expiration of any  restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an
Officers' Certificate evidencing compliance with such restriction.

         Section 11.03  Selection by Trustee of Securities to Be Redeemed.  If less  than all the Securities of any series are to be redeemed, the particular  Securities to be redeemed shall be selected prior to the giving of the  applicable notice of redemption to
Holders by the Trustee, from the Outstanding  Securities of such series not previously called for redemption, substantially  pro rata, by lot or by any other method as the Trustee considers fair and  appropriate and that complies with the requirements of the principal national  securities exchange, if any, on which such Securities are listed, and which may  provide for the selection for redemption of portions (equal to the minimum  authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination  larger than the minimum authorized denomination for
Securities of that series; provided that in case the Securities of such series have different terms and  maturities, the Securities to be redeemed shall be selected by the Company and  the Company shall give notice thereof to the Trustee.

         The Trustee shall promptly notify the Company in writing of the Securities  selected for redemption and, in the case of any
Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities shall relate, in the case of any
Securities redeemed or to be redeemed only in part, to the portion  of the principal amount of such Securities which has been or is to be redeemed.

         Section 11.04  Notice of Redemption.  Notice of redemption shall be given by  first-class mail, postage prepaid, mailed not less than 30 nor more than 45 days  prior to the Redemption Date, to each Holder of Securities to be redeemed, at  his address appearing in the Security Register. All notices of redemption shall state:

                  (1)  the Redemption Date;

                  (2)  the Redemption Price;

                  (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification
         (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                  (4)  that on the Redemption Date the Redemption Price will become due and payable upon each such
         Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

                  (5)  the place or places where such Securities are to be surrendered for payment of the Redemption
         Price;

                  (6)  that the redemption is for a sinking fund, if such is the case; and

                  (7)  the CUSIP number, if any, of the Securities to be redeemed. Notice of redemption of Securities to be redeemed at the election of the  Company shall be given by the Company or, at the Company's request, by the
         Trustee in the name and at the expense of the Company.

         Section 11.05  Deposit of Redemption Price.  On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as  provided in Section
10.05) an amount of money sufficient to pay the Redemption  Price of, and (except if the Redemption Date shall be an Interest Payment
Date) accrued interest on, all the Securities which are to be redeemed on that date.

         Unless any Security by its terms prohibits any sinking fund payment  obligation from being satisfied by delivering and crediting Securities  (including Securities redeemed otherwise than through a sinking fund), the  Company may deliver such Securities to the Trustee for crediting against such  payment obligation in accordance with the terms of such Securities and this  Indenture.

         Section 11.06  Securities Payable on Redemption Date.  Notice of redemption  having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein  specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in  accordance with said notice, such Security shall be paid by the Company at the  Redemption Price, together with accrued interest to the Redemption Date;  provided, however, that installments of interest whose Stated Maturity is on or  prior to the Redemption Date shall be payable to the Holders of such
Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular or Special
Record Dates according to their  terms and the provisions of Section 3.07.

         If any Security called for redemption shall not be so paid upon surrender  thereof for redemption, the principal (and premium, if any) shall, until paid,  bear interest from the Redemption Date at the rate prescribed therefor in the Security.

         Section 11.07  Securities Redeemed in Part.  Any Security which is to be  redeemed only in part shall be surrendered at an office or agency of the Company  at a Place of Payment therefor (with, if the Company or the Trustee so requires,  due endorsement by, or a written instrument of transfer in form satisfactory to  the Company and the Trustee duly executed by, the Holder thereof or his attorney  duly authorized in writing), and the Company shall execute, and the Trustee  shall authenticate and deliver to the
Holder of such Security without service  charge, a new Security or Securities of the same series and Stated Maturity, of  any authorized denomination as requested by such Holder, in aggregate principal  amount equal to and in exchange for the unredeemed portion of the principal of  the Security so surrendered.

                                                              ARTICLE 12
                                                             SINKING FUNDS

         Section 12.01  Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a  series, except as otherwise specified as contemplated by Section 3.01 for  Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of  Securities of any series is herein referred to as a "MANDATORY SINKING FUND  PAYMENT," and any payment in excess of such minimum amount provided for by the  terms of Securities of any series is herein referred to as an "OPTIONAL SINKING  FUND PAYMENT."  If provided for by the terms of Securities of any series, the  cash amount of any sinking fund payment may be subject to reduction as provided  in Section 12.02.  Each sinking fund payment shall be applied to the redemption  of Securities of any series as provided for by the terms of Securities of such  series.

         Section 12.02 Satisfaction of Sinking Fund Payments with Securities.  The Company (1) may deliver Securities of a series
(other than any Securities  previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant  to the terms of such Securities or through the application of permitted optional  sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such  Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking  fund and the amount of such sinking fund payment shall be reduced accordingly.

         Section 12.03  Redemption of Securities for Sinking Fund.  Not less than 45  days (or such shorter period reasonably acceptable to the Trustee) prior to each sinking fund payment date for any series of Securities, the Company will deliver to the
Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any,  which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series  pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered (which have not been previously delivered).  Not less than 30  days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner  specified in
Section 11.03 and cause notice of the redemption thereof to be  given in the name of and at the expense of the Company in the manner provided in  Section 11.04. Such notice having been duly given, the redemption of such  Securities shall be made upon the terms and in the manner stated in Sections  11.06 and 11.07.

                                                              ARTICLE 13
                                                  DEFEASANCE AND COVENANT DEFEASANCE

         Section 13.01  Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance.  Unless as otherwise specified as contemplated  by Section 3.01 for Securities of such series, provision is made for the inapplicability of, in whole or in part, or any modification to, either or both of (a) defeasance of the Securities of a series under Section 13.02 or (b) covenant defeasance of the Securities of a series under Section 13.03, then the  provisions of such Section or Sections, as the case may be, together with the  other provisions of this Article, shall be applicable to the Securities of such  series and the Company may at its option by Board Resolution, at any time, with  respect to the Securities of such series elect to have either Section 13.02  (unless inapplicable) or Section 13.03 (unless inapplicable) be applied to the Outstanding Securities of such series upon compliance with the applicable  conditions set forth below in this Article.

         Section 13.02  Defeasance and Discharge.  Upon the Company's exercise of the option provided in Section 13.01 to defease the
Outstanding Securities of a  particular series, the Company shall be discharged from its obligations with respect to the Outstanding
Securities of such series on the date the applicable  conditions set forth in Section 13.04 are satisfied (hereinafter,
"DEFEASANCE").  Defeasance shall mean that the Company shall be deemed to have paid and  discharged the entire indebtedness represented by the Outstanding Securities of  such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments  acknowledging the same); provided, however, that the following rights,  obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding  Securities of such series to receive, solely from the trust fund provided for in  Section 13.04, payments in respect of the principal of (and premium, if any) and  interest on such Securities when such payments are due, (B) the Company's obligations with respect to such
Securities under Sections 3.04, 3.05, 3.06,  10.02 and 10.05, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Company may exercise its option with respect to defeasance under this  Section 13.02 notwithstanding the prior exercise of its option with respect to covenant defeasance under
Section 13.03 in regard to the Securities of such  series.

         Section 13.03  Covenant Defeasance.  Upon the Company's exercise of the option provided in Section 13.01 to obtain a covenant defeasance with respect to the Outstanding Securities of a particular series, the Company shall be released from its obligations under this Indenture and any applicable supplemental  indenture (except its obligations under Sections 3.04, 3.05, 3.06,
5.06, 5.09,  6.10, 10.01, 10.02, 10.03, 10.04 and 10.05) with respect to the Outstanding Securities of such series on and after the date the applicable conditions set  forth in Section 13.04 are satisfied (hereinafter, "COVENANT DEFEASANCE").  Covenant defeasance shall mean that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability  in respect of any term, condition or limitation set forth in this Indenture and  any applicable supplemental indenture
(except its obligations under Sections  3.04, 3.05, 3.06, 5.06, 5.09, 6.10, 10.01, 10.02, 10.03, 10.04 and 10.05),  whether directly or indirectly by reason of any reference elsewhere herein or by  reason of any reference to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under  Section 5.01(4) or any such supplemental indenture with respect to Outstanding Securities of such series, and the remainder of this Indenture and of the  Securities of such series shall be unaffected thereby.

         Section 13.04  Conditions to Defeasance or Covenant Defeasance.  The  following shall be the conditions to defeasance under
Section 13.02 and covenant  defeasance under Section 13.03 with respect to the Outstanding Securities of a  particular series:

                (1)  The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this
         Article applicable to it), under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to such Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
         (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee
         (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

                (2)  No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit.

                (3)  Such deposit, defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material debt agreement or instrument to which the Company is a party or by which it is bound.

                (4)  In the case of an election with respect to Section 13.02, the Company shall have delivered to the
         Trustee either (a) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred or (B) an Opinion of Counsel, based on such ruling or on a change in the applicable federal income tax law since the date of this Indenture, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                (5)  In the case of an election with respect to Section 13.03, the Company shall have delivered to the
         Trustee an Opinion of Counsel or a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                (6)  Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section
         3.01.

                (7)  The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel,
         each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

         Section 13.05  Deposited Money and Government Obligations To Be Held in Trust.   Subject to the provisions of the last
paragraph of Section 10.05, all  money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this  Section 13.05, the "TRUSTEE") pursuant to Section 13.04 in respect of the  Outstanding Securities of a particular series shall be held in trust and applied  by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent  (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by  law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S.
Government Obligations  deposited pursuant to Section 13.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is  for the account of the Holders of the Outstanding Securities of such series.

         Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 13.04 with respect to Securities of any series which, in the opinion of a nationally recognized  firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which  would then be required to be deposited for the purpose for which such money or  Government Obligations were deposited.

         Section 13.06  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or U.S. Government
Obligations, as the case may be, in accordance with this Article with respect to any Securities by reason of any  order or judgment of any court or governmental authority enjoining, restraining  or otherwise prohibiting such application, then the obligations under this  Indenture and such Securities from which the Company has been discharged or  released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as  though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply  all money or U.S. Government Obligations, as the case may be, held in trust  pursuant to Section 13.05 with respect to such Securities in accordance with  this Article; provided, however, that if the
Company makes any payment of  principal of or any premium or interest on any such Security following such  reinstatement of its obligations, the Company shall be subrogated to the rights  (if any) of the Holders of such Securities to receive such payment from the  money or U.S. Government Obligations, as the case may be, so held in trust.

                                                              ARTICLE 14
                                                              GUARANTEES

         Section 14.01  Guarantee.  Any series of Securities may be guaranteed by one or more of the Guarantors. The terms and the form of any such Guarantee will be established in the manner contemplated by Section 3.01 for that particular  series of Securities.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be  duly executed, all as of the day and year first above written.

                                            SALEM COMMUNICATIONS HOLDING CORPORATION

                                            By:      ___________________________________________
                                                     Name:    ____________________________________
                                                     Title:   ____________________________________

Attest:

__________________________________
Name:  ____________________________
Title:    ____________________________

                                            THE BANK OF NEW YORK,
                                            as Trustee

                                            By:      ___________________________________________
                                                     Name:    ____________________________________
                                                     Title:   ____________________________________

Attest:

________________________________________
Name:  __________________________________
Title:    __________________________________

                                                     (GUARANTOR)

                                                     By:__________________________________________
                                                     Name:    ______________________________________
                                                     Title:   ______________________________________

Attest:

________________________________________
Name:  __________________________________
Title:    __________________________________

EXHIBIT 4.33

                                     SALEM COMMUNICATIONS HOLDING CORPORATION

                                                        AND

                                               THE BANK OF NEW YORK,
                                                      TRUSTEE

                                        FORM OF SUBORDINATED DEBT INDENTURE

                                     GUARANTEED TO THE EXTENT SET FORTH HEREIN
                                          BY THE GUARANTORS NAMED HEREIN

                                       DATED AS OF ________________, 200___

                                     SALEM COMMUNICATIONS HOLDING CORPORATION

                            Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of ________________, 200__

                                                                            INDENTURE
           TRUST INDENTURE ACT SECTION                                       SECTION
 - - - - - - - - - - - - - - - - - - - - - - - - - - - --         - - - - - - - - - - - - - - - --

ss.310 (a) (1)                                                                6.09
ss.310 (a) (2)                                                                6.09
ss.310 (a) (3)                                                           Not Applicable
ss.310 (a) (4)                                                           Not Applicable
ss.310 (b)                                                                 6.08; 6.10
ss.311 (a)                                                                    6.13
ss.311 (b)                                                                    6.13
ss.311 (b) (2)                                                         7.03 (a) ; 7.03 (b)
ss.312 (a)                                                               7.01, 7.02 (b)
ss.312 (b)                                                                  7.02 (b)
ss.312 (c)                                                                  7.02 (c)
ss.313 (a)                                                                  7.03 (a)
ss.313 (b)                                                                  7.03 (a)
ss.313 (c)                                                             7.03 (a); 7.03 (b)
ss.313 (d)                                                                  7.03 (b)
ss.314 (a)                                                                    7.04
ss.314 (b)                                                               Not Applicable
ss.314 (c) (1)                                                                1.02
ss.314 (c) (2)                                                                1.02
ss.314 (c) (3)                                                           Not Applicable
ss.314 (d)                                                               Not Applicable
ss.314 (e)                                                                    1.02
ss.315 (a)                                                                  6.01 (a)
ss.315 (b)                                                               6.02; 7.03 (a)
ss.315 (c)                                                                  6.01 (b)
ss.315 (d)                                                                  6.01 (c)
ss.315 (d) (1)                                                         6.01 (a); 6.01 (b)
ss.315 (d) (2)                                                              6.01 (c)
ss.315 (d) (3)                                                              6.01 (c)
ss.315 (e)                                                                    5.14
ss.316 (a) (1) (A)                                                            5.12
ss.316 (a) (1) (B)                                                         5.02; 5.13
ss.316 (a) (2)                                                           Not Applicable
ss.316 (b)                                                                    5.08
ss.316 (c)                                                                  1.04 (e)
ss.317 (a) (1)                                                                5.03
ss.317 (a) (2)                                                                5.04
ss.317 (b)                                                                    10.05
ss.318 (a)                                                                    1.07

                                                        iii
                                                                                                               Page
                                                                                                             - - --

ARTICLE 1

ARTICLE 2

ARTICLE 3

ARTICLE 4

ARTICLE 5
         REMEDIES 26

ARTICLE 6

ARTICLE 7

ARTICLE 8
         CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER.........................................................39
         Section 8.01  When Company May Merge, Etc..............................................................39
         Section 8.02  Opinion of Counsel.......................................................................39
         Section 8.03  Successor Corporation Substituted........................................................39

ARTICLE 9

ARTICLE 10

ARTICLE 11

ARTICLE 12
         SINKING FUNDS..........................................................................................46
         Section 12.01  Applicability of Article................................................................46
         Section 12.02  Satisfaction of Sinking Fund Payments with Securities...................................46
         Section 12.03  Redemption of Securities for Sinking Fund...............................................46

ARTICLE 13
         DEFEASANCE AND COVENANT DEFEASANCE.....................................................................46
         Section 13.01  Applicability of Article; Company's  Option to Effect Defeasance or

ARTICLE 14

ARTICLE 15
         GUARANTEES.............................................................................................52
         Section 15.01  Guarantee...............................................................................52

         INDENTURE, dated as of ______________, 200__ , between SALEM COMMUNICATIONS HOLDING CORPORATION, a
Delaware corporation (herein called the “COMPANY”), the GUARANTORS listed on Schedule 1 hereto (herein called the
“GUARANTORS”) and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the “TRUSTEE”).

                                              RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated debentures, notes or other evidences of indebtedness (herein called the
“Securities”), to be issued in one or more series as in this Indenture provided.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                                    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities, as follows:

                                                     ARTICLE 1
                              DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.01  Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1)      the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2)      all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein, have the meanings assigned to them therein;

         (3)      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (4)      the word “INCLUDING” (and with correlative meaning “INCLUDE”) means including, without limiting the generality of, any description preceding such term; and

         (5)      the words “HEREIN,” “HEREOF “ and “HEREUNDER” and other words of similar import refer to this
Indenture as a whole and not to any particular Article, Section or other subdivision.

         “ACT,” when used with respect to any Holder, has the meaning specified in Section 1.04.

         “AFFILIATE” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “CONTROL” (including, with correlative meanings, the terms “CONTROLLING,” “CONTROLLED BY” and “UNDER
COMMON CONTROL with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms
“controlling,” “controlled by” and “under common control with” shall have correlative meanings.

         “AUTHENTICATING AGENT” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

         “BANKING DAY” has the meaning specified in Section 1.15.

         “BANKRUPTCY LAW” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         “BOARD OF DIRECTORS” means the board of directors of the Company; provided, however, that when the context refers to actions or resolutions of the Board of Directors, then the term “BOARD OF DIRECTORS” shall also mean any duly authorized committee of the Board of Directors of the Company authorized to act with respect to any particular matter to exercise the power of the Board of Directors of the Company.

         “BOARD RESOLUTION” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         “BUSINESS DAY,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities of any series, means each Monday, Tuesday, Wednesday, Thursday and
Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or regulation to close.

         “CAPITAL STOCK” means, with respect to any Person, any and all shares, interests, participations, warrants, rights, options or other equivalents (however designated) of capital stock or any other equity interest of such Person, including each class of common stock and preferred stock.

         “COMMISSION” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         “COMPANY” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation or other entity shall have become such pursuant to the applicable provisions of this
Indenture, and thereafter “Company” shall mean such successor corporation.

         “COMPANY REQUEST” or “COMPANY ORDER” means a written request or order signed in the name of the Company by any two Officers, at least one of whom must be its Chairman of the Board, its Chief Executive Officer, its
President, its Chief Financial Officer, its Chief Accounting Officer, its Treasurer, an Assistant Treasurer or
its Controller, and delivered to the Trustee.

         “CORPORATE TRUST OFFICE” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New
York, 101 Barclay Street, 21 W., New York, New York, 10286, Attn: Corporate Trust Administration.

         “COVENANT DEFEASANCE” has the meaning specified in Section 13.03.

         “CURRENCY UNIT” or “CURRENCY UNITS” shall mean any composite currency.

         “CUSTODIAN” means any receiver, custodian, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         “DEFAULT” means any event which is, or after notice or passage of time or both would be, an Event of
Default.

         “DEFAULTED INTEREST” has the meaning specified in Section 3.07.

         “DEFEASANCE” has the meaning specified in Section 13.02.

         “DEPOSITARY” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more global Securities, the Person designated as Depositary by the Company pursuant to
Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this
Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” shall mean the Depositary with respect to the
Securities of that series.

         “DOLLARS” and “$” means lawful money of the United States of America.

         “EVENT OF DEFAULT” has the meaning specified in Section 5.01.

         “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         “GAAP” means such accounting principles as are generally accepted in the United States of America which are in effect on the date hereof.

         “GUARANTEE” means the guarantee by any Guarantor of the obligations under this Indenture.

         “HOLDER” or “SECURITYHOLDER” means a Person in whose name a Security is registered in the Security
Register.

         “INDEBTEDNESS” means, with respect to any Person (without duplication for indebtedness or other obligations of such Person) , any indebtedness of such Person for money borrowed, whether incurred, assumed or guaranteed, and including obligations under capitalized leases.

         “INDENTURE” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated hereunder.

         “INTEREST,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

         “INTEREST PAYMENT DATE,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         “JUDGMENT CURRENCY” has the meaning specified in Section 1.15.

         “MATURITY,” when used with respect to any Security, means the date on which the principal of such
Security or an installment of principal becomes due and payable as therein or herein provided, whether at the
Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         “OFFICER” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the
President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Chief Accounting
Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any
Assistant Secretary of such Person.

         “OFFICERS' CERTIFICATE” means a certificate signed by any two Officers of the Company, at least one of whom must be its Chief Executive Officer, its President, its Chief Financial Officer, its Chief Accounting
Officer, its Treasurer or its Controller, and delivered to the Trustee.

         “OPINION OF COUNSEL” means a written opinion of counsel, who may be an employee of or counsel for the
Company, and who shall be reasonably acceptable to the Trustee.

         “ORIGINAL ISSUE DISCOUNT SECURITY” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

         “OUTSTANDING,” when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

         (i)      Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii)     Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

         (iii)    Securities which have been paid as provided herein or in exchange for or in lieu of which other
Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such
Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
and

         (iv)     Securities which have been defeased pursuant to Section 13.02;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding
Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, (a) the principal amount of any Original Issue
Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon the occurrence of an Event of Default and the continuation thereof pursuant to the terms of such Original Issue Discount Security as of the date of such determination, (b) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the dollar equivalent, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue
Discount Security, the dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (a) above) of such Security, and (c) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the
Securities or any Affiliate of the Company or of such other obligor.

         “PAYING AGENT” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.  The Company may act as Paying Agent with respect to any
Securities issued hereunder.

         “PERSON” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         “PLACE OF PAYMENT,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

         “PREDECESSOR SECURITY” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen
Security.

         “PROCEEDING” has the meaning specified in Section 14.02.

         “REDEMPTION DATE,” when used with respect to any Security of any series to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         “REDEMPTION PRICE,” when used with respect to any Security of any series to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         “REGISTERED SECURITY” means any Security issued hereunder and registered in the Security Register.

         “REGULAR RECORD DATE” for the interest payable on any Interest Payment Date on the Securities of any
series means the date specified for that purpose as contemplated by Section 3.01.

         “REQUIRED CURRENCY” has the meaning specified in Section 1.15.

         “RESPONSIBLE OFFICER,” when used with respect to the Trustee, means any officer of the Trustee assigned to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         “SECURITIES” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         “SECURITIES PAYMENT” has the meaning specified in Section 14.02.

         “SECURITY REGISTER” and “SECURITY REGISTRAR” have the respective meanings specified in Section 3.05.

         “SENIOR DEBT” means the principal of and premium, if any and interest on the following, whether outstanding at the date of execution of this Indenture or thereafter incurred or created:

         (a)      indebtedness of a Person for money borrowed, or evidenced by a note or similar instrument or written agreement given in connection with the acquisition of any businesses, properties or assets, including securities,

         (b)      indebtedness of a Person to banks or financial institutions evidenced by notes or other written obligations,

         (c)      indebtedness of a Person evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument,

         (d)      indebtedness of others of the kinds described in the preceding clauses (a), (b) and (c) that such Person has assumed, guaranteed or otherwise assured the payment thereof, directly or indirectly, and

         (e)      deferrals, renewals, extensions and refundings of, or bonds, debentures, notes or other evidences of indebtedness issued in exchange for, the indebtedness described in the preceding clauses (a) through
(d) whether or not there is any notice to or consent of the holders of Securities; except (i) indebtedness and advances among the Company and its direct and indirect subsidiaries and (ii) any particular indebtedness, deferral, renewal, extension or refunding, if it is expressly stated in the governing terms, or in the assumption or guarantee, thereof that the indebtedness involved is not Senior Debt.

This definition may be modified or superseded in a manner as contemplated by Section 3.01.

         “SIGNIFICANT SUBSIDIARY” of a Person has the meaning ascribed to such term in Rule 1.02(w) of Regulation
S-X under the Securities Act of 1933, as amended.

         “SPECIAL RECORD DATE” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

         “STATED MATURITY,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such
Security or such installment of principal or interest is due and payable.

         “SUBSIDIARY” means, with respect to any Person:

         (1)      any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) ;
and

         (2)      any partnership (a) the sole general partner or the managing general partner of which is such
Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more
Subsidiaries of such Person (or any combination thereof)

         “TRUSTEE” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
“Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         “TRUST INDENTURE ACT” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event that such Act is amended after such date,
“Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         “U.S. GOVERNMENT OBLIGATIONS” means securities which are (i) direct obligations of the United States of
America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the full faith and credit of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment, and shall also include a depository receipt issued by a New York Clearing House bank or trust company as custodian with respect to any such U.S. Government Obligation, or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount held by the custodian in respect of the U.S.
Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         “VICE PRESIDENT,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

         “VOTING STOCK” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         Section 1.02  Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an
Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this
Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a)      a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c)      a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d)      a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.03  Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer actually knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel actually knows that the certificate or opinion or representations with respect to such matters are erroneous.

         Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, actually knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion is based are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.04  Acts of Holders.

         (a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “ACT”
of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01)
conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b)      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c)      The ownership of Registered Securities shall be proved by the Security Register.

         (d)      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the
Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e)      If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the immediately following paragraph. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the
Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         (f)      The Trustee shall set a record date, which shall not be more than 15 days prior to the date of commencement of solicitation of such action contemplated by this section 1.04(f), for the purpose of determining the Holders of Securities of any series entitled to join in the giving or making of (i) any Notice of Default,
(ii) any declaration of acceleration referred to in Section 5.02, (iii) any direction referred to in Section
5.12, (iv) any request to institute proceedings referred to in Section 5.07(2) or (v) any waiver of past defaults pursuant to Section 5.13, in each case with respect to Securities of such series.  If such a record date is fixed pursuant to this paragraph, the relevant action may be taken or given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be holders of Securities of a series for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding
Securities of such series shall be computed as of such record date; provided that no such action by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this
Indenture not later than six months after the record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the
Company's reasonable expense, shall cause notice of such record date and the proposed action by Holders to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

         Section 1.05  Notices, Etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (a)      the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class postage prepaid, to or with the Trustee at The
Bank of New York, 101 Barclay Street, 21 W., New York, New York, 10286, Attention: Corporate Trust
Administration; or

         (b)      the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder
(unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the
Company addressed to it at Salem Communications Holding Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo,
California, 93012, Attention:  General Counsel, or at any other address previously furnished in writing to the
Trustee by the Company.

         Section 1.06  Notice to Holders; Waiver.  Where this Indenture or any Security provides for notice to
Holders of any event, such notice shall be deemed sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders or the validity of the proceedings to which such notice relates.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, them such notification as shall be made with the approval of the
Trustee shall constitute a sufficient notification for every purpose hereunder.

         Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

         Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         Section 1.07  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included or deemed included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

         Section 1.08  Effect of Headings and Table of Contents.  The Article and Section headings herein and the
Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.09  Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.10  Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.11  Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders and to the extent specifically set forth herein the holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.12  Governing Law.  This Indenture and the Securities shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

         Section 1.13  Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of
Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this
Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day or on such other day as may be set out in the Officers'
Certificate pursuant to Section 3.01 at such Place of Payment with the same force and effect as if made on the
Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, provided that no interest shall accrue on the amount so payable for the period from and after such Interest
Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, if payment is made on such next succeeding Business Day or other day set out in such Officers' Certificate.

         Section 1.14  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the
Company or any Guarantor (other than a stockholder which itself is the Company or a Guarantor of the Securities)
shall not have any liability for any obligations of the Company or any Guarantor under the Securities or this
Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each
Securityholder, by accepting a Security, waives and releases all such liability.  Such waivers and releases are part of the consideration for the issuance of the Securities.

         Section 1.15  Judgment Currency.  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series (the “REQUIRED CURRENCY”) into a currency in which a judgment will be rendered (the “JUDGMENT CURRENCY”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in New York, New York the Required Currency with the Judgment Currency on the Banking Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii)
shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the
Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the
Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “BANKING DAY” means any day except a
Saturday, Sunday or a legal holiday in New York, New York or a day on which banking institutions in Wilmington,
Delaware are authorized or required by law or executive order to close.

         Section 1.16  Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                     ARTICLE 2
                                                  SECURITY FORMS

         Section 2.01  Forms Generally.  The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution of the Securities.  If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

         The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         Section 2.02  Form of Face of Security.

                                     SALEM COMMUNICATIONS HOLDING CORPORATION

No. ________               .................                                                     ($) _________

         Salem Communications Holding Corporation, a corporation duly organized and existing under the laws of
Delaware (herein called the “COMPANY,” which term includes any successor corporation under the Indenture hereinafter referred to) , for value received, hereby promises to pay to _______________ , or registered assigns, the principal sum of _______________ (Dollars) on _______________ (if the Security is to bear interest prior to
Maturity, insert - and to pay interest thereon from or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ________________ and ________________ in each year
(if other than semi-annual payments, insert frequency of payments and payment dates), commencing
____________________ , at (if the Security is to bear interest at a fixed rate, insert - the rate of _____% per annum), (if the Security is to bear interest at a variable or floating rate and if determined with reference to an index, refer to description of index below) until the principal hereof is paid or made available for payment
(if applicable insert -, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of _____% per annum on any overdue principal and premium and on any overdue installment of interest).
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the
______________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest
Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of
Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture).

         (If the Securities are floating or adjustable rate securities with respect to which the principal of or any premium or interest may be determined with reference to an index, insert the text of the floating or adjustable rate provision.)

         (If the Security is not to bear interest prior to Maturity, insert - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for.  Interest on any overdue principal shall be payable on demand.  Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.)

         (If the Securities are to be Payment-in-Kind Securities, insert the text of the P1K provision.)

         Payment of the principal of (and premium, if any) and (if applicable, insert -any such) interest on this
Security will be made at the office or agency of the Company maintained for that purpose in _______________, in dollars (if applicable, insert -; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the
Security Register).

         (If applicable, insert - So long as all of the Securities of this series are represented by Securities in global form, the principal of, premium, if any, and interest, if any, on this global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.  If at any time the Securities of this series are no longer represented by global Securities and are issued in definitive certificated form, then the principal of, premium, if any, and interest, if any, on each certificated Security at Maturity shall be paid in same day funds to the Holder upon surrender of such certificated Security at the Corporate Trust Office of the Trustee, or at such other place or places as may be designated in or pursuant to the Indenture, provided that such certificated Security is surrendered to the
Trustee, or at such other place or places as may be designated in or pursuant to the Indenture, provided that such certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.  Payments of interest with respect to such certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or
Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record
Date.)

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                     SALEM COMMUNICATIONS HOLDING CORPORATION

                                                     By: ____________________________

Attest:

_____________________________

                                                           (SEAL)

                                                           200__

         Section 2.03  Form of Reverse of Security.

         This Security is one of a duly authorized issue of securities of the Company (herein called the
“SECURITIES”), issued and to be issued in one or more series under an Indenture, dated as of _______________ ,
200__ (herein called the “INDENTURE”), between the Company and The Bank of New York, as Trustee (herein called the “TRUSTEE,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the
terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the
series designated on the face hereof {, limited in aggregate principal amount to $                        .}

         {The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days'
notice by first class mail, (if applicable, insert -(1) on __________ in any year commencing with the year
__________ and ending with the year __________ through operation of the sinking fund for this series at a
Redemption Price equal to 100% of the principal amount, and (2)) at any time (on or after _________ , _____ }, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

         If redeemed (on or before _______________ , _____%, and if redeemed) during the 12-month period beginning _______________ of the years indicated,

                                             REDEMPTION
            YEAR                               PRICE

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - --

and thereafter at a Redemption Price equal to _____% of the principal amount, together in the case of any such redemption (if applicable, insert - (whether through operation of the sinking fund or otherwise)) with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.)

         (If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by first class mail, (1) on _______________ in any year commencing with the year
__________ and ending with the year __________ through operation of the sinking fund for this series at the
Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time (on or after _________ ), as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:

         If redeemed during a 12-month period beginning _________________ of the years indicated,

         Redemption Price          Redemption Price For Redemption Otherwise Than
          For Redemption          Through Operation of The Through Operation of The
           Sinking Fund                             Sinking Fund                                Year

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - --
and thereafter at a Redemption Price equal to _____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued and unpaid interest to the
Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.)

         Notwithstanding the foregoing, the Company may not, prior to __________, redeem any Securities of this series as contemplated by (clause (2) of) the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the
Company (calculated in accordance with generally accepted financial practice) of less than % per annum.)

         (The sinking fund for this series provides for the redemption on __________ in each year beginning with the year _____ and ending with the year _____ of (not less than) $____________ (“MANDATORY SINKING FUND”) and not more than $___________ ) aggregate principal amount of Securities of this series.) (Securities of this series acquired or redeemed by the Company otherwise than through (mandatory) sinking fund payments may be credited against subsequent (mandatory) sinking fund payments otherwise required to be made -in the inverse order in which they become due.)

         (In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.)

         (If the Security is not an Original Issue Discount Security, insert - If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.)

         (If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect to
Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Such amount shall be equal  -insert formula for determining the amount.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable) all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.)

         (This Security is subject to defeasance and covenant defeasance as described in the Indenture (if applicable, insert  - and the supplemental indenture).

         (This Security is subject to satisfaction and discharge as provided in the Indenture (if applicable, insert  - and the supplemental indenture).

         (This Security is subject to subordination as provided in the Indenture (if applicable, insert  - and the supplemental indenture).

         The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture.  In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the
Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the
Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the
Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this
Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of
($1,000) and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets {If other covenants are applicable pursuant to the provisions of Section 3.01, insert here).  All such covenants and limitations are subject to a number of important qualifications and exceptions.  The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Security.

         (If applicable, insert  - A director, officer, employee or stockholder, as such, of the Guarantor shall not have any liability for any obligations of the Company or such Guarantor under this Security or the Indenture
(if applicable, insert  - or the supplemental indenture) or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Security.)

         (If applicable, insert  - This Security will be entitled to the benefits of certain Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture and the supplemental indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, if any, the Trustee and the Holders.)

         (If applicable, insert - Pursuant to a recommendation promulgated by the Committee on Uniform Security
Identification Procedures (“CUSIP”), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series.  No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.)

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                                  ASSIGNMENT FORM

         To assign this Security, fill in the form below:  (I) or (we) assign and transfer this Security to

         ______________________________________________________________________________________
                           .........(Insert assignee's social security or tax I.D. number)

         ______________________________________________________________________________________

         ______________________________________________________________________________________

         ______________________________________________________________________________________
                           .........(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated:________________________________......Your signature: _____________________________________
                           .................                           (Sign exactly as you name appears on the
other side of this Security)

Signature Guaranty:_____________________________________________________________________________
                  (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

                  Social Security Number or Taxpayer Identification Number

______________________________________________________________________________

         Section 2.04  Form of Trustee's Certificate of Authentication.  The Trustee's certificate of authentication shall be in substantially the following form:

Dated: ________________

         This is one of the Securities of the series designated therein referred to in the within-mentioned
Indenture.

                                                     THE BANK OF NEW YORK,
                                                     As Trustee

                                                     By _______________________________________________
                                                     Authorized Signatory

         Section 2.05  Securities in Global Form.  If Securities of or within a series are issuable in whole or in part in global form, then any such Security of such series may provide that it shall represent the aggregate or a specified amount of the Outstanding Securities of such series from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be reduced or increased to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding
Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or
Section 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the
Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section
3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with
Section 1.02 and need not be accompanied by an Opinion of Counsel.

         The provisions of the last paragraph of Section 3.03 shall apply to any Security represented by a
Security in global form if such Security was never issued and sold by the Company and the Company delivers to the
Trustee the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of
Securities represented thereby.

         Notwithstanding the provisions of Sections 2.01 and 3.07, unless otherwise specified as contemplated by
Section 3.01, payment of principal of and premium, if any, and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

         Section 2.06  Form of Legend for the Securities in Global Form.  Any Security in global form authenticated and delivered hereunder shall bear a legend in substantially the following form, or in such other form as may be necessary or appropriate to reflect the arrangements with or to comply with the requirements of any Depositary:

                  “THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO
                  AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  UNLESS AND UNTIL
                  IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED
                  CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A
                  WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE
                  DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
                  SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

                                                     ARTICLE 3
                                                  THE SECURITIES

         Section 3.01  Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued from time to time in one or more series.  Prior to the issuance of
Securities of any series, there shall be established in or pursuant to (i) a Board Resolution, (ii) action taken pursuant to a Board Resolution and (subject to Section 3.03) set forth, or determined in the manner provided, in an Officers' Certificate, or (iii) one or more indentures supplemental hereto:

         (1)      the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities)

         (2)      the purchase price, denomination and any limit upon the aggregate principal amount of the
Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07);

         (3)      the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof;

         (4)      the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, whether the interest on the Securities will be paid in the form of additional Securities and if so, the terms and provisions for the payment of such additional Securities, including, without limitation, the method for calculating the amount of additional Securities so payable, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

         (5)      the place or places where the principal of, premium, if any, and interest, if any, on
Securities of the series shall be payable;

         (6)      the place or places where the Securities may be exchanged or transferred;

         (7)      the period or periods within which, the price or prices at which, the currency or currencies
(including currency unit or units) in which, and the other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, and, if other than as provided in
Section 11.03, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

         (8)      the obligation, if any, of the Company to redeem or purchase Securities of the series in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

         (9)      if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

         (10)     if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of, premium, if any, and interest on the Securities of the series shall or may by payable, or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto;

         (11)     if the payments of principal of, premium, if any, or interest on the Securities of the series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

         (12)     if the amount of payments of principal of, premium, if any, and interest on the Securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

         (13)     if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section
5.02 or the method by which such portion shall be determined;

         (14)     any modifications of or additions to the Events of Default or the covenants of the Company set forth herein with respect to Securities of the series and whether and the conditions under which the Holders of the Securities of the series may waive any such Event of Default or compliance with any such covenant relating to the Securities of such series;

         (15)     if either or both of Section 13.02 and Section 13.03 shall be inapplicable, in whole or in part, to the Securities of the series (provided that if no such inapplicability shall be specified, then both
Section 13.02 and Section 13.03 shall be applicable to the Securities of the series) and any modification to either such section as it relates to such series of Securities;

         (16)     if other than the Trustee, the identity of the Registrar and any Paying Agent;

         (17)     if the Securities of the series shall be issued in whole or in part in global form, (i) the
Depositary for such global Securities, (ii) the form of any legend in addition to or in lieu of that in Section
2.06 which shall be borne by such global Security, (iii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination, and (iv) if other than as provided in Section 3.05, the circumstances under which any such exchange may occur;

         (18)     if the Holders of the Securities of the series may convert or exchange the Securities of the series into or for securities of the Company or of other entities or other property (or the cash value thereof) , the specific terms of and period during which such conversion or exchange may be made;

         (19)     if the Securities of the series shall have the benefits of any Guarantee and, if so, the identity of the Guarantor or Guarantors and the terms and provisions applicable to any such Guarantee;

         (20)     any provisions for the satisfaction and discharge of the Securities of the series, including provisions in addition to or modifying the provisions of Article 4 as they pertain to Securities of the series;

         (21)     any addition to or change in the covenants set forth in Article 10 which applies to Securities of the series;

         (22)     the subordination of the Securities of such series to other Indebtedness of the Company, including without limitation, the Securities of any other series; and

         (23)     any other terms of the series, including any terms which may be required by or advisable under the laws of the United States of America or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and
(subject to Section 3.03) set forth, or determined in the manner provided, in an Officers' Certificate or (iii)
in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

         If any of the terms of the Securities of any series are established by action taken pursuant to a Board
Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant
Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

         Section 3.02  Denominations.  The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01.  In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

         Section 3.03  Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief
Financial Officer, or its Chief Accounting Officer attested by its Secretary or one of its Assistant
Secretaries.  The signature of any of these officers on the Securities may be manual or facsimile.  Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a
Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the
Company Order shall authenticate and make such Securities available for delivery.  If the form or terms of the
Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by
Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections
315(a) through (d) of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating (subject to customary assumptions, conditions and exceptions)

         (a)      if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this
Indenture; and

         (b)      that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         If such terms have been so established, the Trustee shall not be required to authenticate such
Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee, or in the written opinion of counsel to the Trustee (which counsel may be an employee of the Trustee) such authentication may not lawfully be made or would involve the Trustee in personal liability.

         Notwithstanding the provisions of Section 3.01 and of the immediately preceding paragraph, if all
Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the
Board Resolution and the Officers' Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to the second preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

         If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to the authentication and delivery of such series, authenticate and deliver one or more Securities of such series in global form that (i) shall be in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Security or Securities in global form, (ii) shall be registered in the name of the Depositary for such Security or Securities in global form or its nominee, and (iii) shall be made available for delivery by the Trustee to such Depositary or pursuant to such Depositary's instruction.

         The Trustee shall have no responsibility to determine if the Depositary is so registered.  Each
Depositary shall enter into an agreement with the Trustee and the Company governing the respective duties and rights of such Depositary, the Company and the Trustee with regard to Securities issued in global form.

         Unless otherwise provided for in the form of Security, each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any
Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the
Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

         Section 3.04  Temporary Securities.  Pending the preparation of definitive Securities of any series, the
Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         In the case of Securities of any series, such temporary Securities may be in global form, representing all or a portion of the Outstanding Securities of such series.

         Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions thereof), if temporary Securities of any series are issued, the Company will cause definitive
Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive
Securities of such series, the temporary Securities of such series shall be exchangeable for definitive
Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive
Securities of the same series of authorized denominations and of like tenor.  Until so exchanged, the temporary
Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

         Section 3.05  Registration, Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Company in accordance with Section 10.02 in a Place of Payment a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “SECURITY REGISTER”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of registration of transfers of Securities.  The Trustee is hereby appointed “SECURITY REGISTRAR” for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security of any series at the office or agency of the
Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity.

         At the option of the Holder, Securities of any series (except a Security in global form) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency.
Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

         Each Security issued in global form authenticated under this Indenture shall be registered in the name of the Depositary designated for such series or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Security issued in global form shall constitute a single Security for all purposes of this Indenture.

         Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in certificated form in the circumstances described below, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the
Depositary such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

         If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or defaults in the performance of its duties as Depositary or it at any time the Depositary for the Securities of such series shall no longer be eligible to perform such duties, the Company shall appoint a successor Depositary with respect to the Securities of such series.  If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's selection pursuant to Section 3.01(b)(17) shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

         The Company may at any time in its sole discretion determine that Securities issued in global form shall no longer be represented by such a Security or Securities in global form.  In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated
Securities of such series of like tenor, shall authenticate and deliver, Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or
Securities in global form.

         If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the
Depositary for such series may surrender a Security in global form of such series in exchange in whole or in part for Securities of such series in certificated form on such terms as are acceptable to the Company and such
Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

                  (i)      to each Person specified by such Depositary a new certified Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Security in global form; and

                  (ii)     to such Depositary a new Security in global form of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of certificated Securities delivered to Holders thereof.

         Upon the exchange of a Security in global form for Securities in certificated form, such Security in global form shall be canceled by the Trustee.  Securities issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such
Securities are so registered.

         Whenever any Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         Unless otherwise provided in the Securities to be transferred or exchanged, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

         If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the
Company shall not be required (i) to issue, register the transfer of or exchange Securities of such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of
Securities of that series selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         The foregoing provisions relating to registration, transfer and exchange may be modified, supplemented or superseded with respect to any series of Securities by a Board Resolution or in one or more indentures supplemental hereto.

         Section 3.06  Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the
Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new
Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 3.07  Payment of Interest; Interest Rights Preserved.  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the
Regular Record Date for such interest.

         Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “DEFAULTED INTEREST”) shall forthwith cease to be payable to the
Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

         (1)      The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless such Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the reasonable expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security
Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such
Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

         (2)      The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (2), such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Section 3.08  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Sections 3.05 and 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the
Company or the Trustee shall be affected by notice to the contrary.

         None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of a Security in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.  Notwithstanding the foregoing, with respect to any Security in global form, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Security in global form or impair, as between such Depositary and owners of beneficial interests in such Security in global form, the operation of customary practices governing the exercise of the right of such Depositary (or its nominee) as holder of such Security in global form.

         Section 3.09  Cancellation.  All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the
Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Securities shall be held by the Trustee and may be destroyed (and, if so destroyed, certification of their destruction shall be delivered to the Company, unless, by a Company Order, the Company shall direct that canceled Securities be returned to it)

         Section 3.10  Computation of Interest.  Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.

         Section 3.11  CUSIP Number.  The Company in issuing Securities of any series may use a “CUSIP” number, and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Holders of such series; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed on the notice or on the Securities of such series, and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP number of any series of Securities.

         Section 3.12  Wire Transfers.  Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of moneys required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on the Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer of immediately available funds to an account designated by the
Trustee on or before the date and time such moneys are to be paid to the Holders of the Securities in accordance with the terms hereof.

                                                     ARTICLE 4
                                            SATISFACTION AND DISCHARGE

         Section 4.01  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities and replacement of such Securities which may have been lost, stolen or mutilated as herein expressly provided for or in the form of Security for such series), when the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1)      either (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and
(ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.05)
have been delivered to the Trustee for cancellation; or (b) all such Securities not theretofore delivered to the
Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated
Maturity within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Company, and the Company, in the case of (b) (i), (ii) or (iii) above, has deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency or currencies or currency unit or units in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;

         (2)      the Company has paid or caused to be paid all other sums payable hereunder by the Company;

         (3)      the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel,
each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this
Indenture have been complied with; and

         (4)      no event or condition shall exist on the date of such deposit that, pursuant to the provisions of Section 14.02 or 14.03, would prevent the Company from making payments of the principal of or interest on the
Securities of such series on the date of such deposit.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the
Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.05 shall survive.

         Section 4.02  Application of Trust Money.  Subject to the provisions of the last paragraph of Section
10.05, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the
Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

         Section 4.03  Application to a Specific Series of Securities.  The Company may elect to satisfy and discharge its obligations with respect to a specific series of Securities under the Indenture by complying with the terms of Article 4.  If the Company makes such election, (a) the terms of Section 4.01 and 4.02 shall apply only to the specific series of Securities and the terms of the Indenture as it relates to such series of
Securities and (b) the other Securities issued hereunder and the Indenture as it relates to such other Securities shall remain in full force and effect.

                                                     ARTICLE 5
                                                     REMEDIES

         Section 5.01  Events of Default.  Except as otherwise specified as contemplated by Section 3.01 for
Securities of a series, “EVENT OF DEFAULT,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or to be effected by reason of Article 14 hereof or by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1)      the Company defaults in the payment of interest on any Security of that series when such interest becomes due and payable and the default continues for a period of 30 days; or

         (2)      the Company defaults in the payment of the principal of, or premium, if any, on any Security of that series when the same becomes due and payable at Maturity or on redemption or otherwise; or

         (3)      the Company fails to deposit any sinking fund payment, for five days after it becomes due by the terms of a Security of that series; or

         (4)      the Company fails to observe or perform in any material respect any of its other covenants, agreements or warranties in the Securities of that series or this Indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and the failure to observe or perform continues for the period and after the notice specified in the last paragraph of this Section; or

         (5)      an event of default, as defined in any mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company (including Securities of another series) (other than the Securities of such series) (whether such Indebtedness now exists or shall hereafter be created or incurred) shall occur, which event of default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity after the expiration of the grace period provided in such Indebtedness on the date of such event of default, and (ii) results in Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured or such acceleration shall not be rescinded or annulled within 30 days after written notice to the Company from the Trustee or to the Company and to the Trustee from the Holders of at least twenty-five percent in aggregate principal amount of the Outstanding Securities of that series specifying such event of default and requiring the Company to cure such default in payment or cause such acceleration to be rescinded or annulled and stating that such notice is a “NOTICE OF DEFAULT” hereunder; provided, however, that it shall not be an Event of Default if the principal amount of Indebtedness which is not paid at maturity or the maturity of which is accelerated is equal to or less than $20,000,000; provided further that if, prior to a declaration of acceleration of the maturity of the Securities of that series or the entry of judgment in favor of the Trustee in a suit pursuant to Section 5.03, such default shall be remedied or cured by the Company or waived by the holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the
Trustee or any of the Holders of the Securities of that series; or

         (6)      the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any
Bankruptcy Law (a) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (b)
consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (c) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (d) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of it or for all or substantially all of its property, (e) makes a general assignment for the benefit of its creditors or (f) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

         (7)      (i) a court of competent jurisdiction enters a judgment, decree or order for relief in an involuntary case or proceeding under any Bankruptcy Law which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its
Significant Subsidiaries, (b) appoint a Custodian of the Company or any of its Significant Subsidiaries or for
all or substantially all of its property or (c) order the winding-up or liquidation of affairs of the Company or any of its Significant Subsidiaries, and such judgment, decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company or any of its Significant Subsidiaries and
such petition, application or proceeding is not dismissed within 60 days; or (iii) a warrant of attachment is issued against any material portion of the property of the Company or any of its Significant Subsidiaries which is not released within 60 days of service; or

         (8)      any other Event of Default provided with respect to Securities of that series.

         A Default under clause (4) above is not an Event of Default until the Trustee or the Holders of at least twenty-five percent in aggregate principal amount of the Outstanding Securities of that series notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “NOTICE OF DEFAULT.” When a
Default under clause (4) above is cured within such 60-day period, it ceases to be a Default.

         Section 5.02  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default with respect to Securities of any series (other than an Event of Default specified in clause (6) or (7) of Section 5.01)
occurs and is continuing, the Trustee by notice in writing to the Company, or the Holders of at least twenty-five percent in aggregate principal amount of the Outstanding Securities of that series by notice in writing to the
Company and the Trustee, may declare the unpaid principal of and accrued interest to the date of acceleration
(or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) on all the Outstanding Securities of that series to be due and payable immediately and, upon any such declaration, the Outstanding Securities of that series (or specified principal amount) shall become and be immediately due and payable.

         If an Event of Default specified in clause (6) or (7) of Section 5.01 occurs, all unpaid principal of and accrued interest on the Outstanding Securities of that series (or specified principal amount) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security of that series.

         Upon payment of all such principal and interest, all of the Company's obligations under the Securities of that series and (upon payment of the Securities of all series) this Indenture shall terminate, except obligations under Section 6.07.

         At any time after a declaration of acceleration of Maturity with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing
Events of Default, other than the nonpayment of the principal of and interest on the Securities of that series that has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration have been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) all payments due to the
Trustee and any predecessor Trustee under Section 6.07 have been made.

         Section 5.03  Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

         (1)      default is made in the payment of any interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

         (2)      default is made in the payment of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof, or

         (3)      default is made in the payment of any sinking or analogous obligation when the same becomes due by the terms of the Securities of any series, and any such default continues for any period of grace provided with respect to the Securities of such series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal
(and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to secure any other proper remedy.

         Section 5.04  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the
Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i)      to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceedings, and

                  (ii)     to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each
         Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the
Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any
Holder in any such proceeding.

         Section 5.05  Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         Section 5.06  Application of Money Collected.  Any money collected by the Trustee pursuant to this
Article in respect of the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities in respect of which moneys have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         First:   To the payment of all amounts due the Trustee under Section 6.07 applicable to such series;

         Second:  To the payment of the amounts then due and unpaid for principal of, and premium, if any, and interest on the Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such
Securities of such series for principal, and premium, if any, and interest, respectively; and

         Third:   To the Company

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section
5.06.  At least ten (10) days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

         Section 5.07  Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (1)      such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

         (2)      the Holders of at least twenty-five percent in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3)      such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4)      the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (5)      no direction inconsistent with such written request has been given to the Trustee during such
60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of Holders of Securities of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the affected series.

         Section 5.08  Unconditional Right of Holders to Receive Principal, Premium and Interest.
Notwithstanding any other provision in this Indenture but subject to Article 14, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and
(subject to Section 3.07) interest on such Security on the Stated Maturity or Maturities expressed in such
Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 5.09  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

         Section 5.10  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.11  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any
Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.12  Control by Holders.  The Holders of a majority in principal amount of the Outstanding
Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

         (1)      such direction shall not be in conflict with any rule of law or with this Indenture;

         (2)      the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

         (3)      subject to Section 6.01, the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders not joining therein.

         Section 5.13  Waiver of Past Defaults.  The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may by written notice to the Trustee on behalf of the Holders of all the
Securities of such series waive any Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default:

         (1)      in respect of the payment of the principal of or premium, if any, or interest on any Security of such series, or

         (2)      in respect of a covenant or other provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

         Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture and the Securities of such series; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         Section 5.14  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any
Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the
Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                                     ARTICLE 6
                                                    THE TRUSTEE

         Section 6.01  Certain Duties and Responsibilities of the Trustee.

         (a)      Except during the continuance of an Event of Default, the Trustee's duties and responsibilities under this Indenture shall be governed by Section 315(a) of the Trust Indenture Act.

         (b)      In case an Event of Default has occurred and is continuing, and is known to the Trustee, the
Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c)      None of the provisions of Section 315(d) of the Trust Indenture Act shall be excluded from this
Indenture.

         (d)      Every provision of this Indenture which pertains to the Trustee shall be subject to this
Section 6.01.

         Section 6.02  Notice of Defaults.  Within 90 days after the occurrence of any Default or Event of
Default with respect to the Securities of any series, the Trustee shall give to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such Default or Event of Default known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible
Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the
Holders of Securities of such series. The Trustee shall not be charged with knowledge of any Default unless a
Responsible Officer assigned to the Corporate Trust Office of the Trustee shall have actual knowledge of the
Default. The second sentence of this Section shall be in lieu of the proviso to Trust Indenture Act Section 315
(b) . Said proviso is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

         Section 6.03  Certain Rights of Trustee.  Subject to the provisions of the Trust Indenture Act:

         (a)      the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b)      any request or direction of the Company mentioned herein shall be sufficiently evidenced by a
Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a
Board Resolution;

         (c)      whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an
Officers' Certificate;

         (d)      the Trustee may consult with counsel and the written advice of such counsel or any Opinion of
Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e)      the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such
Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f)      prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, or the books and records of the Company, unless requested in writing to do so by the Holders of a majority in principal amount of the Outstanding Securities of any series; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

         (g)      the Trustee nay execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (h)      the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (i)      the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         Section 6.04  Not Responsible for Recitals or Issuance of Securities.  The recitals herein and in the
Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The
Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the
Securities and perform its obligations hereunder, and that the statements made by it or to be made by it in a
Statement of Eligibility and Qualification on Form T-l supplied to the Company are true and accurate.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of
Securities or the proceeds thereof.

         Section 6.05  May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any
Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or
such other agent.

         Section 6.06  Money Held in Trust.  Money held by the Trustee in trust hereunder (including amounts held by the Trustee as Paying Agent) need not be segregated from other funds except to the extent required by law.
The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Company.

         Section 6.07  Compensation and Reimbursement.  The Company agrees:

         (l)      to pay to the Trustee from time to time reasonable compensation as negotiated between the
Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust)

         (2)      except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as nay be attributable to its negligence or bad faith; and

         (3)      to indemnify the Trustee, its officers, employees, directors and shareholders for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based upon or determined or measured by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in
Section 5.01(6) or Section 5.01(7), the expenses (including the reasonable charges and expenses of its counsel)
and the compensation for the services are intended to constitute expenses of administration under any applicable
Bankruptcy Law.

         The provisions of this Section 6.07 shall survive this Indenture and the resignation or removal of the
Trustee.

         Section 6.08  Disqualification; Conflicting Interests.  The Trustee shall be disqualified only where such disqualification is required by Section 310(b) of the Trust Indenture Act.  Nothing shall prevent the
Trustee from filing with the Commission the application referred to in the second to last paragraph of Section
310(b) of the Trust Indenture Act.

         Section 6.09  Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act having a combined capital and surplus (together with its parent) of at least $50,000,000 and subject to supervision or examination by federal or State authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company may serve as Trustee.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.10  Resignation and Removal; Appointment of Successor.

         (a)      No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

         (b)      The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by
Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (c)      The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the
Trustee and to the Company.

         (d)      If at any time:

                  (i)      the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

                  (ii)     the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder of a Security who has been a bona fide Holder of a Security for at least six months; or

                  (iii)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all
Securities, or (ii) subject to Section 315 (e) of the Trust Indenture Act, any Holder who has been a bona fide
Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

         (e)      If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the
Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the
Securities of such series and to that extent supersede the successor Trustee appointed by the Company with respect to such Securities.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any
Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (f)      The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust
Office.

         Section 6.11  Acceptance of Appointment by Successor.

         (a)      In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring
Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b)      In case of the appointment hereunder of a successor Trustee with respect to the Securities of some (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the
Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor
Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such
Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

         (c)      Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

         (d)      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall he qualified and eligible under the Trust Indenture Act.

         Section 6.12  Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any
Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor (by merger, conversion, consolidation or otherwise as permitted hereunder) to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         Section 6.13  Preferential Collection of Claims Against Company.  The Trustee shall comply with Section
311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust
Indenture Act.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust
Indenture Act to the extent indicated therein.

         Section 6.14  Appointment of Authenticating Agent.  At any time when any of the Securities remain
Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of
Securities which shall be authorized to act on behalf of, and subject to the direction of, the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this
Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.
Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of
America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating
Agent, having a combined capital and surplus (together with its parent) of not less than $100,000,000 and subject to supervision or examination by federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to he its combined capital and surplus as set forth in its most recent report of condition so published.
If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this
Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such
Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation as negotiated between the Company and such Authenticating Agent for its services under this Section.

         If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                                               Form of Authenticating Agent's
                                               Certificate of Authentication

Dated: ____________________

         This is one of the Securities of the series designated therein referred to in the within-mentioned
Indenture.

                                                    THE BANK OF NEW YORK

         ______________________________________________________________________________________
                           .................         As Trustee

         By____________________________________________________________________________________
                           .................As Authenticating Agent

         By____________________________________________________________________________________
                           .................Authorized Signatory

         Section 6.15  Compliance with Tax Laws.  The Trustee hereby agrees to comply with all U.S. Federal income tax information reporting and withholding requirements applicable to it with respect to payments of premium (if any) and interest on the Securities of any series, whether acting as Trustee, Security Registrar,
Paying Agent or otherwise with respect to the Securities of any series.

                                                     ARTICLE 7
                                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         Section 7.01  Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

         (a)      semi-annually, not later than 15 days after the Regular Record Date for each series of
Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date (unless the Trustee has such information) or if there is no Regular
Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the
Board Resolution or indenture supplemental hereto authorizing such series, and

         (b)      at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

         Section 7.02  Preservation of Information; Communications to Holders.

         (a)      The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

         (b)      If three or more Holders (herein referred to as “APPLICANTS”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

                  (i)      afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a); or

                  (ii)     inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section
         7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the
Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the
Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law.  Such written statement shall specify the basis of such opinion.  If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender;
otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c)      Every Holder of Securities, by receiving and holding the same, agrees with the Company and the
Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

         Section 7.03  Reports by Trustee.

         (a)      Within 60 days after ______ of each year commencing with the year 200  , the Trustee shall transmit by mail to all Holders of Securities as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of _____ , if required by and in compliance with Section 313(a) of the Trust Indenture Act.  The
Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

         (b)      A copy of each such report shall, at the time of such transmission to Holders, be filed by the
Trustee with each stock exchange or inter-dealer quotation system upon which any Securities are listed, with the
Commission and with the Company.  The Company will notify the Trustee when any Securities are listed on any stock exchange or inter-dealer quotation system.

         Section 7.04  Reports by Company.  The Company shall:

         (1)      file with the Trustee, within 15 days after the Company is required to file the same with the
Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe)
which the Company may be required to file with the Commission pursuant to Section 13 or Section 15 (d) of the
Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (2)      file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

         (3)      transmit or cause to be transmitted by mail to all Holders, as their names and addresses appear in the Security Register, (a) as promptly as reasonably practicable following the furnishing of the same to its stockholders, the Company's annual report to stockholders, containing certified financial statements, and any other financial reports which the Company generally furnishes to its stockholders, and (b) within 30 days after the filing thereof with the Trustee, such summaries of any other information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

         (4)      furnish to the Trustee, on ___________ of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the
Company's compliance with all conditions and covenants under this Indenture.  For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.  Such certificate need not comply with Section 1.02.

                                                     ARTICLE 8
                                  CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

         Section 8.01  When Company May Merge, Etc.  Except as may be otherwise provided as contemplated by
Section 3.01 relating to Securities of a series, the Company shall not consolidate with, or merge with or into, any other Person (whether or not the Company shall he the surviving corporation or entity), or convey, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless:

         (1)      either the Company shall be the continuing Person or the Person (if other than the Company)
formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company as an entirety or substantially as an entirety are conveyed, transferred or leased shall be a corporation or other entity (group of affiliated corporations or entities) organized and existing under the laws of the United States of America or any
State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the
Company under the Securities and this Indenture; and

         (2)      immediately after giving effect to such transaction or series of related transactions, no Event of Default, and no Default, shall have occurred and be continuing.

         Notwithstanding the foregoing, the Company may (a) consolidate with, or merge with or into, an Affiliate incorporated for the purpose incorporating the Company in another jurisdiction and/or (b) convey, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any
Subsidiary or Subsidiaries, in one transaction or a series of related transactions.

         Section 8.02  Opinion of Counsel.  The Company shall deliver to the Trustee prior to the proposed transaction(s) covered by Section 8.01 an Officers' Certificate and an Opinion of Counsel stating that the transaction(s) and such supplemental indenture comply with this Indenture and that all conditions precedent to the consummation of the transaction(s) under this Indenture have been met.

         Section 8.03  Successor Corporation Substituted.  Upon any consolidation by the Company with or merger by the Company into any other corporation or other entity or any conveyance, transfer or lease all or substantially all of the property and assets of the Company in accordance with Section 8.01, the successor corporation or other entity formed by such consolidation or into which the Company is merged or the successor corporation or entity or affiliated group of corporations or entities to which such lease, sale, assignment or transfer is made shall succeed to, and he substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or corporations or entity or entities had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation or corporations or entity or entities shall be relieved of all obligations and covenants under this Indenture and the Securities and in the event of such conveyance or transfer, except in the case of a lease, any such predecessor corporation may he dissolved and liquidated.

                                                     ARTICLE 9
                                              SUPPLEMENTAL INDENTURES

         Section 9.01  Supplemental Indentures Without Consent of Holders.  Without notice to or the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

         (1)      to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

         (2)      to add to the covenants of the Company for the benefit of the Holders of all or any series of
Securities (and if such covenants are to he for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

         (3)      to add any additional Events of Default with respect to all or any series of Securities; or

         (4)      to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in hearer form, registrable or not registrable as to principal, and with or without interest coupons; or

         (5)      to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

         (6)      to secure the Securities; or

         (7)      to establish the form or terms of Securities of any series as permitted by Sections 2.01 and
3.01; or

         (8)      to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one
Trustee, pursuant to the requirements of Section 6.11(b); or

         (9)      to cure any ambiguity, defect or inconsistency or to correct or supplement any provision herein which may be inconsistent with any other provision herein; or

         (10)     to make any change that does not materially adversely affect the interests of the Holders of
Securities of any series then Outstanding; or

         (11)     to add Guarantees with respect to any or all of the Securities; or

         (12)     to provide for uncertificated Securities in addition to or in place of certificated Securities
(provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the
Internal Revenue Code or in a manner such that the uncertificated Securities are described in Section 163 (f) (2)
(B) of such Code)

         Upon request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in (and subject to the last sentence of) Section 9.03, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture.

         Section 9.02  Supplemental Indentures with Consent of Holders.  With the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (with the Securities of each series voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee shall, subject to Section 9.03, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

         (1)      change the Stated Maturity of the principal of, or premium, if any, or any installment of principal of or premium, if any, or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption, repurchase or repayment thereof, or change the manner in which the amount of any principal thereof or premium, if any, or interest thereon is determined, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the coin or currency or currency unit in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated
Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (2)      reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or Defaults or Events of Default hereunder and their consequences provided for in this Indenture; or

         (3)      modify any of the provisions of this Section, Section 5.13 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the
Trustee” and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(8).

         A supplemental indenture which changes or eliminates any covenant or other provisions of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.03  Execution of Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article, subject to the last sentence of this Section 9.03.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and
(subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of
Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.
The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the
Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 9.04  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.05  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 9.06  Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

         Section 9.07  Subordination Unimpaired.  This Indenture may not be amended to alter the subordination of any of the Outstanding Securities without the written consent of each holder of Senior Debt then outstanding that would be adversely affected thereby.

                                                    ARTICLE 10
                                                     COVENANTS

         Section 10.01  Payments of Securities.  With respect to each series of Securities, the Company will duly and punctually pay the principal of (and premium, if any) and interest on such Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in the Indenture for the benefit of, the Securities of such series.

         Section 10.02  Maintenance of Office or Agency.  The Company will maintain an office or agency in each
Place of Payment where Securities may be surrendered for registration of transfer or exchange or for presentation for payment, where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 1.05 hereof.

         The Company may also from time to time designate one or more other offices or agencies where the
Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 10.03  Compliance Certificates.

         (a)      The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating whether or not the signer knows of any Default or Event of Default by the Company that occurred prior to the end of the fiscal year and is then continuing.  If the signer does know of such a Default or Event of Default, the certificate shall describe each such Default or Event of Default and its status and the specific section or sections of this Indenture in connection with which such Default or Event of Default has occurred.  The Company shall also promptly notify the Trustee in writing should the Company's fiscal year be changed so that the end thereof is on any date other than the date on which the Company's fiscal year currently ends.  The certificate need not comply with Section 1.02 hereof, but shall comply with Section
314(a)(4) of the Trust Indenture Act.

         (b)      The Company shall deliver to the Trustee, within 10 days after the occurrence thereof, notice of any acceleration which with the giving of notice and the lapse of time would be an Event of Default within the meaning of Section 5.01(5) hereof.

         (c)      The Company shall deliver to the Trustee forthwith upon becoming aware of a Default or Event of
Default (but in no event later than 10 days after the occurrence of each Default or Event of Default that is continuing), an Officers' Certificate setting forth the details of such Default or Event of Default and the action that the Company proposes to take with respect thereto and the specific section or sections of this
Indenture in connection with which such Default or Event of Default has occurred.

         Section 10.04  Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will actively resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 10.05  Money for Securities Payments to Be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any)
or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to so act.

         The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1)      hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2)      give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

         (3)      at any time during the continuance of any such default, upon the written request of the
Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this
Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying
Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall, subject to any applicable escheat laws, be paid to the Company on Company Request, or (if then held by the
Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying
Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee of such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will he repaid to the
Company.

         Section 10.06  Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Article 8, Article 10 (other than Sections __ or __) or any covenant specified as contemplated under Section 3.01 with respect to the Securities of any series if before the time for such compliance the Holders of not less than a majority in principal amount of the Outstanding
Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                                    ARTICLE 11
                                             REDEMPTION OF SECURITIES

         Section 11.01  Applicability of Article.  Securities of any series which are redeemable before their
Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

         Section 11.02  Election to Redeem; Notice to Trustee.  The election of the Company to redeem any
Securities shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 30 and not more than 60 days prior to the
Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the
Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an
Officers' Certificate evidencing compliance with such restriction.

         Section 11.03  Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected prior to the giving of the applicable notice of redemption to Holders by the Trustee, from the Outstanding Securities of such series not previously called for redemption, substantially pro rata, by lot or by any other method as the Trustee considers fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which such Securities are listed, and which may provide for the selection for redemption of portions
(equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided that in case the Securities of such series have different terms and maturities, the Securities to be redeemed shall be selected by the Company and the Company shall give notice thereof to the Trustee.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

         Section 11.04  Notice of Redemption.  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 45 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

         All notices of redemption shall state:

         (1)      the Redemption Date;

         (2)      the Redemption Price;

         (3)      if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

         (4)      that on the Redemption Date the Redemption Price will become due and payable upon each such
Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

         (5)      the place or places where such Securities are to be surrendered for payment of the Redemption
Price;

         (6)      that the redemption is for a sinking fund, if such is the case; and

         (7)      the CUSIP number, if any, of the Securities to be redeemed.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the
Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         Section 11.05  Deposit of Redemption Price.  On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.05) an amount of money sufficient to pay the Redemption Price of, and
(except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

         Unless any Security by its terms prohibits any sinking fund payment obligation from being satisfied by delivering and crediting Securities (including Securities redeemed otherwise than through a sinking fund), the
Company may deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.

         Section 11.06  Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the
Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such
Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant
Regular or Special Record Dates according to their terms and the provisions of Section 3.07.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

         Section 11.07  Securities Redeemed in Part.  Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company at a Place of Payment therefor (with, if the Company or the
Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Stated Maturity, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                                    ARTICLE 12
                                                   SINKING FUNDS

         Section 12.01  Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by
Section 3.01 for Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “MANDATORY SINKING FUND PAYMENT,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “OPTIONAL SINKING FUND
PAYMENT.”  If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

         Section 12.02  Satisfaction of Sinking Fund Payments with Securities.  The Company (1) may deliver
Securities of a series (other than any Securities previously called for redemption) and (2) may apply as a credit
Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the
Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited.  Such Securities shall he received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

         Section 12.03  Redemption of Securities for Sinking Fund.  Not less than 45 days (or such shorter period reasonably acceptable to the Trustee) prior to each sinking fund payment date for any series of Securities, the
Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered (which have not been previously delivered).  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to he given in the name of and at the expense of the Company in the manner provided in Section 11.04.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

                                                    ARTICLE 13
                                        DEFEASANCE AND COVENANT DEFEASANCE

         Section 13.01  Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance.
Unless as otherwise specified as contemplated by Section 3.01 for Securities of such series, provision is made for the inapplicability of, in whole or in part, or any modification to, either or both of (a) defeasance of the
Securities of a series under Section 13.02 or (b) covenant defeasance of the Securities of a series under Section
13.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article, shall be applicable to the Securities of such series and the Company may at its option by Board
Resolution, at any time, with respect to the Securities of such series elect to have either Section 13.02 (unless inapplicable) or Section 13.03 (unless inapplicable) be applied to the Outstanding Securities of such series upon compliance with the applicable conditions set forth below in this Article.

         Section 13.02  Defeasance and Discharge.  Upon the Company's exercise of the option provided in Section
13.01 to defease the Outstanding Securities of a particular series, the Company shall be discharged from its obligations with respect to the Outstanding Securities of such series on the date the applicable conditions set forth in Section 13.04 are satisfied (hereinafter, “DEFEASANCE”) Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such
Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same); provided, however, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of
Outstanding Securities of such series to receive, solely from the trust fund provided for in Section 13.04, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and
10.05, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article.
Subject to compliance with this Article, the Company may exercise its option with respect to defeasance under this Section 13.02 notwithstanding the prior exercise of its option with respect to covenant defeasance under
Section 13.03 in regard to the Securities of such series.

         Section 13.03  Covenant Defeasance.  Upon the Company's exercise of the option provided in Section 13.01 to obtain a covenant defeasance with respect to the Outstanding Securities of a particular series, the Company shall be released from its obligations under this Indenture and any applicable supplemental indenture (except its obligations under Sections 3.04, 3.05, 3.06, 5.06, 5.09, 6.10, 10.01, 10.02, 10.03, 10.04 and 10.05) with respect to the Outstanding Securities of such series on and after the date the applicable conditions set forth in Section
13.04 are satisfied (hereinafter, “COVENANT DEFEASANCE”) Covenant defeasance shall mean that, with respect to the
Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in this Indenture and any applicable supplemental indenture
(except its obligations under Sections 3.04, 3.05, 3.06, 5.06, 5.09, 6.10, 10.01, 10.02, 10.03, 10.04 and 10.05),
whether directly or indirectly by reason of any reference elsewhere herein or by reason of any reference to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of
Default under Section 5.01(4) or any such supplemental indenture with respect to Outstanding Securities of such series, and the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

         Section 13.04  Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to defeasance under Section 13.02 and covenant defeasance under Section 13.03 with respect to the Outstanding
Securities of a particular series:

         (l)      The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this
Article applicable to it) , under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to such Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A)
money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

         (2)      No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit.

         (3)      Such deposit, defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material debt agreement or instrument to which the Company is a party or by which it is bound.

         (4)      In the case of an election with respect to Section 13.02, the Company shall have delivered to the Trustee either (a) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred or (B)
an Opinion of Counsel, based on such ruling or on a change in the applicable federal income tax law since the date of this Indenture, in either case to the effect that, and based thereon such opinion shall confirm that, the
Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         (5)      the case of an election with respect to Section 13.03, the Company shall have delivered to the
Trustee an Opinion of Counsel or a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (6)      Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section
3.01.

         (7)      The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of
Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section
13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

         Section 13.05  Deposited Money and Government Obligations To Be Held in Trust.  Subject to the
provisions of the last paragraph of Section 10.05, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section
13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this
Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own
Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

         Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the
Company from time to time upon Company Request any money or Government Obligations held by it as provided in
Section 13.04 with respect to Securities of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or
Government Obligations were deposited.

         Section 13.06  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or U.S.
Government Obligations, as the case may be, in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the
Company has been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the
Trustee or Paying Agent is permitted to apply all money or U.S. Government Obligations, as the case may be, held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the
Holders of such Securities to receive such payment from the money or U.S. Government Obligations, as the case may be, so held in trust.

                                                    ARTICLE 14
                                                   SUBORDINATION

         Section 14.01  Securities Subordinated to Senior Debt.  Except as otherwise specified or contemplated by
Section 3.01 or the other provisions of this Agreement, the Company covenants and agrees, and each holder of a
Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of and premium, if any, and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.  The terms of this Article 14 may be modified or amended for any series of
Securities as contemplated by Section 3.01.

         Section 14.02  Payment over of Proceeds upon Dissolution, Etc.  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, a “PROCEEDING”) the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or premium, if any, or interest on the Securities or on account of any purchase or other acquisition of Securities by the Company, or any Subsidiary of the Company
Call such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a “SECURITIES PAYMENT”), and to that end the holders of all Senior Debt shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the
Securities in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the holder of any Security shall have received any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior
Debt, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the
Trustee or, as the case may be, such holder, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior
Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the
Securities are so subordinated as provided in this Article.  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer, sale or lease of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article 8 shall not be deemed a Proceeding for the purposes of this Section if the
Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer, sale or lease comply with the conditions set forth in Article 8.

         Section 14.03  No Payment When Senior Debt in Default.  In the event that any series of Securities are declared due and payable before their maturity, then and in such event the holders of the Senior Debt outstanding at the time such series of Securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the holders of the Securities of such series are entitled to receive any Securities Payment.

         In the event and during the continuation of any default in the payment of principal or of premium, if any, or interest on any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee, or other representative on behalf of the holders thereof) to declare such
Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and any such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no Securities Payment shall be made.

         In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the
Trustee or any holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such holder, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any Securities Payment with respect to which Section
14.02 would be applicable.

         Section 14.04  Payment Permitted If No Default.  Nothing contained in this Article or elsewhere in this
Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 14.02 or under the conditions described in Section 14.03, from making
Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities
Payments or the retention of such Securities Payment by the holders, if at the time of such application by the
Trustee, it did not have actual knowledge that such Securities Payment would have been prohibited by the provisions of this Article.

         Section 14.05  Subrogation to Rights of Holders of Senior Debt.  Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and premium, if any, and interest on the Securities shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         Section 14.06  Provisions Solely to Define Relative Rights.  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders on the one hand and the holders of
Senior Debt on the other hand.  Nothing contained in this Article or elsewhere in this Indenture or in the
Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior
Debt and the holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the holder of any
Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such holder.

         Section 14.07  Trustee to Effectuate Subordination.  Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         Section 14.08  No Waiver of Subordination Provisions.  No right of any present or future holder of any
Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the
Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner
Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii)
sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;
(iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 14.09  Notice to Trustee.  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the
Securities.  Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor or representative thereof; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least one full Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Security) , then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within one full Business Day prior to such date.

         Subject to the provisions of Section 6.01, the Trustee shall he entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor or representative thereof) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor or representative thereof).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the rights of such Person to receive such payment.

         Section 14.10  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of
Section 6.01, and the holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other
Person making such payment or distribution, delivered to the Trustee or to the holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the
Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 14.11  Trustee Not Fiduciary for Holders of Senior Debt.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.  The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder unless a Responsible Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 1.05.  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

         Section 14.12  Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.  The
Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

         Section 14.13  Article Applicable to Paying Agents.  In case at any time any paying agent other than the
Trustee shall have been appointed by the Company and be then acting hereunder, the term “TRUSTEE” as used in this
Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 14.09 and 14.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                                    ARTICLE 15
                                                    GUARANTEES

         Section 15.01  Guarantee.  Any series of Securities may be guaranteed by one or more of the Guarantors.
The terms and the form of any such Guarantee will be established in the manner contemplated by Section 3.01 for that particular series of Securities.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                                     SALEM COMMUNICATIONS HOLDING CORPORATION

                                                     By:____________________________________________
                                                     Name:
                                                     Title:

Attest:

_______________________________________
Name:
Title:
                                                     THE BANK OF NEW YORK,
                                                     as Trustee

                                                     By:_____________________________________________
                                                     Name:
                                                     Title:

Attest:

_______________________________________
Name:
Title:

Exhibit 23.02

                                          Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement dated April 18, 2002 and related
Prospectus of Salem Communications Corporation and to the incorporation by reference therein of our report dated February 26, 2002, with respect to the consolidated financial statements and schedule of Salem Communications Corporation included in its Annual Report
(Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                        /s/Ernst & Young LLP
                                                        _______________________________________

Woodland Hills, CA
April 15, 2002

EXHIBIT 25.02

                                                     FORM T-1

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                             STATEMENT OF ELIGIBILITY
                                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                       CHECK IF AN APPLICATION TO DETERMINE
                                       ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                         SECTION 305(b)(2)           |__|

                                               THE BANK OF NEW YORK
                                (Exact name of trustee as specified in its charter)

New York                                                                         13-5160382
(State of incorporation                                                          (I.R.S. employer
if not a U.S. national bank)                                                     identification no.)

One Wall Street, New York, N.Y.                                                  10286
(Address of principal executive offices)                                         (Zip code)

                                         SALEM COMMUNICATIONS CORPORATION
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         77-0121400
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                     SALEM COMMUNICATIONS HOLDING CORPORATION
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2253737
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                 ATEP Radio, Inc.
                                (Exact name of obligor as specified in its charter)

California                                                                       77-0132973
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                 Bison Media, Inc.
                                (Exact name of obligor as specified in its charter)

Colorado                                                                         77-0434654
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Caron Broadcasting, Inc.
                                (Exact name of obligor as specified in its charter)

Ohio                                                                             77-0439370
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             CCM Communications, Inc.
                                (Exact name of obligor as specified in its charter)

Tennessee                                                                        95-3394730
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                         Common Ground Broadcasting, Inc.
                                (Exact name of obligor as specified in its charter)

Oregon                                                                           93-1079989
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                      Golden Gate Broadcasting Company, Inc.
                                (Exact name of obligor as specified in its charter)

California                                                                       94-3082936
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                Inland Radio, Inc.
                                (Exact name of obligor as specified in its charter)

California                                                                       77-0114987
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                      Inspiration Media of Pennsylvania, L.P.
                                (Exact name of obligor as specified in its charter)

Pennsylvania                                                                     52-2295353
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                          Inspiration Media of Texas, LLC
                                (Exact name of obligor as specified in its charter)

Texas                                                                            75-2615876
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                              Inspiration Media, Inc.
                                (Exact name of obligor as specified in its charter)

Washington                                                                       77-0132974
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                               Kingdom Direct, Inc.
                                (Exact name of obligor as specified in its charter)

California                                                                       77-0498022
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                        New England Continental Media, Inc.
                                (Exact name of obligor as specified in its charter)

Massachusetts                                                                    04-2625658
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                    New Inspiration Broadcasting Company, Inc.
                                (Exact name of obligor as specified in its charter)

California                                                                       95-3356921
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                   OnePlace, LLC
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2141739
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                        Pennsylvania Media Associates, Inc.
                                (Exact name of obligor as specified in its charter)

Pennsylvania                                                                     94-3134636
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                 Radio 1210, Inc.
                                (Exact name of obligor as specified in its charter)

California                                                                       77-0052616
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Reach Satellite Network, Inc.
                                (Exact name of obligor as specified in its charter)

Tennessee                                                                        62-1499223
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                   Salem Communications Acquisition Corporation
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2251145
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                              Salem Media Corporation
                                (Exact name of obligor as specified in its charter)

New York                                                                         95-3482072
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Media of Colorado, Inc.
                                (Exact name of obligor as specified in its charter)

Colorado                                                                         84-1239646
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Media of Georgia, Inc.
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2194729
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                            Salem Media of Hawaii, Inc.
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         91-1973005
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Media of Illinois, LLC
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2295222
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Media of Kentucky, Inc.
                                (Exact name of obligor as specified in its charter)

Kentucky                                                                         61-1346985
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Media of New York, LLC
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2293254
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Salem Media of Ohio, Inc.
                                (Exact name of obligor as specified in its charter)

Ohio                                                                             95-3690954
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                            Salem Media of Oregon, Inc.
                                (Exact name of obligor as specified in its charter)

Oregon                                                                           77-0114986
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                         Salem Media of Pennsylvania, Inc.
                                (Exact name of obligor as specified in its charter)

Pennsylvania                                                                     77-0237182
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                            Salem Media of Texas, Inc.
                                (Exact name of obligor as specified in its charter)

Texas                                                                            77-0379125
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Media of Virginia, Inc.
                                (Exact name of obligor as specified in its charter)

Virginia                                                                         54-1927897
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Salem Music Network, Inc.
                                (Exact name of obligor as specified in its charter)

Texas                                                                            77-0434655
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                         Salem Radio Network Incorporated
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         77-0305542
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                     Salem Radio Operations-Pennsylvania, Inc.
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2295223
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                            Salem Radio Operations, LLC
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         77-0581097
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)
                                           Salem Radio Properties, Inc.
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2194731
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                         Salem Radio Representatives, Inc.
                                (Exact name of obligor as specified in its charter)

Texas                                                                            77-0281576
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                              SCA License Corporation
                                (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2255733
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                          South Texas Broadcasting, Inc.
                                (Exact name of obligor as specified in its charter)

Texas                                                                            77-0388924
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                              SRN News Network, Inc.
                                (Exact name of obligor as specified in its charter)

Texas                                                                            77-0426090
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Vista Broadcasting, Inc.
                                (Exact name of obligor as specified in its charter)

California                                                                       77-0389639
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

4880 Santa Rosa Road
Suite 300
Camarillo, California                                                            93012
(Address of principal executive offices)                                         (Zip code)
                                                   _____________

                                              Senior Debt Securities
                                        (Title of the indenture securities)
========================================================================

1.                          General information.  Furnish the following information as to the Trustee:

        (a)    Name and address of each examining or supervising authority to which it is subject.

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                  Name                                        Address
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

        Superintendent of Banks of the State of                           2 Rector Street, New York,
        New York                                                          N.Y.  10006, and Albany, N.Y. 12203

        Federal Reserve Bank of New York      33 Liberty Plaza, New York,
                                                                          N.Y.  10045

        Federal Deposit Insurance Corporation Washington, D.C.  20429

        New York Clearing House Association   New York, New York   10005

        (b)    Whether it is authorized to exercise corporate trust powers.

        Yes.

2.      Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.     List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act")
        and 17 C.F.R. 229.10(d).

        1.     A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration
               Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No.
               33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4.     A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration
               Statement No. 33-31019.)

        6.     The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

        7.     A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                                     SIGNATURE

                            Pursuant to the  requirements  of the Act,  the  Trustee,  The Bank of New York, a
         corporation  organized  and  existing  under the laws of the State of New York,  has duly caused this statement of eligibility to be signed on its behalf by the  undersigned,  thereunto duly  authorized, all in The City of New York, and State of New York, on the 1st day of April, 2002.

                                                           THE BANK OF NEW YORK

                                                           By:       /s/  MARY LAGUMINA
                                                               Name:    MARY LAGUMINA
                                                               Title:      VICE PRESIDENT

EXHIBIT 7.0

                                        Consolidated Report of Condition of

                                               THE BANK OF NEW YORK

                                     of One Wall Street, New York, N.Y. 10286
                                      And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business  September 30, 2001,  published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                              Dollar Amounts
ASSETS                                                                                          In Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..                                           $3,238,092
   Interest-bearing balances...........................                                            5,255,952
Securities:
   Held-to-maturity securities.........................                                              127,193
   Available-for-sale securities.......................                                           12,143,488
Federal funds sold and Securities purchased under agreements to resell................               281,677
Loans and lease financing receivables:
   Loans and leases held for sale
   Loans and leases, net of unearned income                                                       46,206,726
   LESS: Allowance for loan and lease losses                                                         607,115
   Loans and leases, net of unearnedincome and allowance..............................            45,599,611
Trading Assets.........................................                                            9,074,924
Premises and fixed assets (including capitalized leases)..............................               783,165
Other real estate owned................................                                                  935
Investments in unconsolidated subsidiaries and associated companies...................               200,944
Customers' liability to this bank on acceptances outstanding..........................               311,521
Intangible assets......................................
   Goodwill............................................                                            1,546,125
   Other intangible assets.............................                                                8,497
Other assets...........................................                                            8,761,129
Total assets...........................................                                          $87,334,039
LIABILITIES
Deposits:
   In domestic offices.................................                                          $28,254,986
   Noninterest-bearing.......................                                                     10,843,829
   Interest-bearing..........................                                                     17,411,157
   In foreign offices, Edge and Agreement subsidiaries, and IBFs......................            31,999,406
   Noninterest-bearing........................                                                     1,006,193
   Interest-bearing..........................                                                     30,993,213
Federal funds purchased and securities sold under agreements to repurchase............             6,004,678
Trading liabilities....................................                                            2,286,940
Other borrowed money:
   (includes mortgage indebtedness and obligations under capitalized leases)                       1,845,865
Bank's liability on acceptances executed and outstanding..............................               440,362
Subordinated notes and debentures......................                                            2,196,000
Other liabilities......................................                                            7,606,565
Total liabilities......................................                                          $80,634,802
EQUITY CAPITAL
Common stock...........................................                                            1,135,284
Surplus................................................                                            1,050,729
Retained earnings......................................                                            4,436,230
Accumulated other comprehensive income                                                                76,292
Other equity capital components                                                                            0
Total equity capital...................................                                            6,698,535
Total liabilities and equity capital...................                                          $87,334,039

         I, Thomas J. Mastro,  Senior Vice  President and  Comptroller  of the  above-named  bank do hereby declare that this  Report of  Condition  has been  prepared in  conformance  with the  instructions  issued by the Board of
Governors of the Federal Reserve System and is true to the best of my knowledge and belief.
===================================================================================================================

                                                                                         Thomas J. Mastro,
                                                                     Senior Vice President and Comptroller

         We, the undersigned  directors,  attest to the correctness of this Report of Condition and declare that it has been  examined by us and to the best of our  knowledge  and belief has been  prepared in  conformance  with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell
Alan R. Griffith                                                  Directors

EXHIBIT 25.03

                                                       FORM T-1

                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                               STATEMENT OF ELIGIBILITY
                                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                         CHECK IF AN APPLICATION TO DETERMINE
                                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                           SECTION 305(b)(2)           |__|

                                                 THE BANK OF NEW YORK
                                  (Exact name of trustee as specified in its charter)

New York                                                                         13-5160382
(State of incorporation                                                          (I.R.S. employer
if not a U.S. national bank)                                                     identification no.)

One Wall Street, New York, N.Y.                                                  10286
(Address of principal executive offices)                                         (Zip code)

                                           SALEM COMMUNICATIONS CORPORATION
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         77-0121400
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                       SALEM COMMUNICATIONS HOLDING CORPORATION
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2253737
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                   ATEP Radio, Inc.
                                  (Exact name of obligor as specified in its charter)

California                                                                       77-0132973
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                   Bison Media, Inc.
                                  (Exact name of obligor as specified in its charter)

Colorado                                                                         77-0434654
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                               Caron Broadcasting, Inc.
                                  (Exact name of obligor as specified in its charter)

Ohio                                                                             77-0439370
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                               CCM Communications, Inc.
                                  (Exact name of obligor as specified in its charter)

Tennessee                                                                        95-3394730
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Common Ground Broadcasting, Inc.
                                  (Exact name of obligor as specified in its charter)

Oregon                                                                           93-1079989
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                        Golden Gate Broadcasting Company, Inc.
                                  (Exact name of obligor as specified in its charter)

California                                                                       94-3082936
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                  Inland Radio, Inc.
                                  (Exact name of obligor as specified in its charter)

California                                                                       77-0114987
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                        Inspiration Media of Pennsylvania, L.P.
                                  (Exact name of obligor as specified in its charter)

Pennsylvania                                                                     52-2295353
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                            Inspiration Media of Texas, LLC
                                  (Exact name of obligor as specified in its charter)

Texas                                                                            75-2615876
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                Inspiration Media, Inc.
                                  (Exact name of obligor as specified in its charter)

Washington                                                                       77-0132974
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                 Kingdom Direct, Inc.
                                  (Exact name of obligor as specified in its charter)

California                                                                       77-0498022
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                          New England Continental Media, Inc.
                                  (Exact name of obligor as specified in its charter)

Massachusetts                                                                    04-2625658
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                      New Inspiration Broadcasting Company, Inc.
                                  (Exact name of obligor as specified in its charter)

California                                                                       95-3356921
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                     OnePlace, LLC
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2141739
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                          Pennsylvania Media Associates, Inc.
                                  (Exact name of obligor as specified in its charter)

Pennsylvania                                                                     94-3134636
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                   Radio 1210, Inc.
                                  (Exact name of obligor as specified in its charter)

California                                                                       77-0052616
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Reach Satellite Network, Inc.
                                  (Exact name of obligor as specified in its charter)

Tennessee                                                                        62-1499223
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                     Salem Communications Acquisition Corporation
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2251145
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                Salem Media Corporation
                                  (Exact name of obligor as specified in its charter)

New York                                                                         95-3482072
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Salem Media of Colorado, Inc.
                                  (Exact name of obligor as specified in its charter)

Colorado                                                                         84-1239646
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Salem Media of Georgia, Inc.
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2194729
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                              Salem Media of Hawaii, Inc.
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         91-1973005
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Salem Media of Illinois, LLC
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2295222
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Salem Media of Kentucky, Inc.
                                  (Exact name of obligor as specified in its charter)

Kentucky                                                                         61-1346985
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Salem Media of New York, LLC
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2293254
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                               Salem Media of Ohio, Inc.
                                  (Exact name of obligor as specified in its charter)

Ohio                                                                             95-3690954
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                              Salem Media of Oregon, Inc.
                                  (Exact name of obligor as specified in its charter)

Oregon                                                                           77-0114986
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Media of Pennsylvania, Inc.
                                  (Exact name of obligor as specified in its charter)

Pennsylvania                                                                     77-0237182
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                              Salem Media of Texas, Inc.
                                  (Exact name of obligor as specified in its charter)

Texas                                                                            77-0379125
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                             Salem Media of Virginia, Inc.
                                  (Exact name of obligor as specified in its charter)

Virginia                                                                         54-1927897
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                               Salem Music Network, Inc.
                                  (Exact name of obligor as specified in its charter)

Texas                                                                            77-0434655
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Radio Network Incorporated
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         77-0305542
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                       Salem Radio Operations-Pennsylvania, Inc.
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2295223
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                              Salem Radio Operations, LLC
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         77-0581097
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)
                                             Salem Radio Properties, Inc.
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2194731
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                           Salem Radio Representatives, Inc.
                                  (Exact name of obligor as specified in its charter)

Texas                                                                            77-0281576
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                SCA License Corporation
                                  (Exact name of obligor as specified in its charter)

Delaware                                                                         52-2255733
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                            South Texas Broadcasting, Inc.
                                  (Exact name of obligor as specified in its charter)

Texas                                                                            77-0388924
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                                SRN News Network, Inc.
                                  (Exact name of obligor as specified in its charter)

Texas                                                                            77-0426090
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

                                               Vista Broadcasting, Inc.
                                  (Exact name of obligor as specified in its charter)

California                                                                       77-0389639
(State or other jurisdiction of                                                  (I.R.S. employer
incorporation or organization)                                                   identification no.)

4880 Santa Rosa Road
Suite 300
Camarillo, California                                                            93012
(Address of principal executive offices)                                         (Zip code)
                                                     _____________

                                             Subordinated Debt Securities
                                          (Title of the indenture securities)
========================================================================

1.                          General information.  Furnish the following information as to the Trustee:

        (a)    Name and address of each examining or supervising authority to which it is subject.

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                  Name                                        Address
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

        Superintendent of Banks of the State of                           2 Rector Street, New York,
        New York                                                          N.Y.  10006, and Albany, N.Y. 12203

        Federal Reserve Bank of New York      33 Liberty Plaza, New York,
                                                                          N.Y.  10045

        Federal Deposit Insurance Corporation Washington, D.C.  20429

        New York Clearing House Association   New York, New York   10005

        (b)    Whether it is authorized to exercise corporate trust powers.

        Yes.

2.      Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.     List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R.
        229.10(d).

        1.     A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement
               No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit
               1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4.     A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration
               Statement No. 33-31019.)

        6.     The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with
               Registration Statement No. 33-44051.)

        7.     A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                                       SIGNATURE

                            Pursuant  to the  requirements  of the  Act,  the  Trustee,  The  Bank of New  York,  a
         corporation  organized  and  existing  under  the laws of the  State of New  York,  has duly  caused  this statement of eligibility to be signed on its behalf by the  undersigned,  thereunto duly  authorized,  all in The City of New York, and State of New York, on the 1st day of April, 2002.

                                                           THE BANK OF NEW YORK

                                                           By:       /s/  MARY LAGUMINA
                                                               Name:    MARY LAGUMINA
                                                               Title:      VICE PRESIDENT

EXHIBIT 7.0

                                        Consolidated Report of Condition of

                                               THE BANK OF NEW YORK

                                     of One Wall Street, New York, N.Y. 10286
                                      And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business  September 30, 2001,  published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                              Dollar Amounts
ASSETS                                                                                          In Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..                                           $3,238,092
   Interest-bearing balances...........................                                            5,255,952
Securities:
   Held-to-maturity securities.........................                                              127,193
   Available-for-sale securities.......................                                           12,143,488
Federal funds sold and Securities purchased under
   agreements to resell................................                                              281,677
Loans and lease financing receivables:
   Loans and leases held for sale                                                                        786
   Loans and leases, net of unearned income                                                       46,206,726
   LESS: Allowance for loan and lease losses                                                         607,115
   Loans and leases, net of unearned income and allowance..............................           45,599,611
Trading Assets.........................................                                            9,074,924
Premises and fixed assets (including capitalized leases).......................................      783,165
Other real estate owned................................                                                  935
Investments in unconsolidated subsidiaries and associated companies............................      200,944
Customers' liability to this bank on acceptances outstanding...................................      311,521
Intangible assets......................................
   Goodwill............................................                                            1,546,125
   Other intangible assets.............................                                                8,497
Other assets...........................................                                            8,761,129
Total assets...........................................                                          $87,334,039
LIABILITIES
Deposits:
   In domestic offices.................................                                          $28,254,986
   Noninterest-bearing.......................                                                     10,843,829
   Interest-bearing..........................                                                     17,411,157
   In foreign offices, Edge and Agreement subsidiaries, and IBFs...........................       31,999,406
   Noninterest-bearing........................                                                     1,006,193
   Interest-bearing..........................                                                     30,993,213
Federal funds purchased and securities sold under agreements to repurchase.................        6,004,678
Trading liabilities....................................                                            2,286,940
Other borrowed money:
   (includes mortgage indebtedness and obligations under capitalized leases)                       1,845,865
Bank's liability on acceptances executed and outstanding...................................          440,362
Subordinated notes and debentures......................                                            2,196,000
Other liabilities......................................                                            7,606,565
Total liabilities......................................                                          $80,634,802
EQUITY CAPITAL
Common stock...........................................                                            1,135,284
Surplus................................................                                            1,050,729
Retained earnings......................................                                            4,436,230
Accumulated other comprehensive income                                                                76,292
Other equity capital components                                                                            0
Total equity capital...................................                                            6,698,535
Total liabilities and equity capital...................                                          $87,334,039

         I, Thomas J. Mastro,  Senior Vice  President and  Comptroller  of the  above-named  bank do hereby declare that this  Report of  Condition  has been  prepared in  conformance  with the  instructions  issued by the Board of
Governors of the Federal Reserve System and is true to the best of my knowledge and belief.
===================================================================================================================

                                                                                         Thomas J. Mastro,
                                                                     Senior Vice President and Comptroller

         We, the undersigned  directors,  attest to the correctness of this Report of Condition and declare that it has been  examined by us and to the best of our  knowledge  and belief has been  prepared in  conformance  with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell
Alan R. Griffith                                                  Directors